                                                                   EXHIBIT 10.12

--------------------------------------------------------------------------------



                         FOURTH AMDENDED AND RESTATED
                               CREDIT AGREEMENT




                    LITIGATION RESOURCES OF AMERICA, INC.,
                        LOONEY & COMPANY, KLEIN, BURY &
                               ASSOCIATES, INC.
                       LITIGATION RESOURCES OF AMERICA-
                               CALIFORNIA, INC.
                            LITIGATION RESOURCES OF
                             AMERICA-MIDWEST, INC.
                       LITIGATION RESOURCES OF AMERICA-
                                NORTHEAST, INC.
                          BLOCK COURT REPORTING, INC.,
                   BLOCK TAPE TRANSCRIPTION SERVICES, INC.,
                                      and
                              BURTON HOUSE, INC.


                                   BORROWERS



                              TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION

                                     BANK

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I     DEFINITIONS..............................................   2
              -----------

   1.1  Definitions....................................................   2
        -----------
   1.2  Other Definitions..............................................  18
        -----------------

ARTICLE II    REVOLVING CREDIT LOANS AND LETTERS OF CREDIT.............  19
              --------------------------------------------

   2.1  Revolving Loan Commitment......................................  19
        -------------------------
   2.2  Letters of Credit..............................................  19
        -----------------
   2.3  Borrowing Base.................................................  20
        --------------
   2.4  Borrowing Procedure............................................  20
        -------------------
   2.5  Use of Proceeds................................................  21
        ---------------
   2.6  Required Payments..............................................  21
        -----------------

ARTICLE III   TERM LOANS...............................................  21
              ----------

   3.1  Term Loans.....................................................  21
        ----------
   3.2  Borrowing Procedure............................................  22
        -------------------
   3.3  Use of Proceeds................................................  22
        ---------------
   3.4  Conditions Precedent...........................................  22
        --------------------

ARTICLE IV    NOTES....................................................  23
              -----

   4.1  Revolving Credit Note..........................................  23
        ---------------------
   4.2  Term Notes.....................................................  23
        ----------
   4.3  Interest Rate Options..........................................  23
        ---------------------
   4.4  Interest Recapture.............................................  26
        ------------------
   4.5  Maximum Interest...............................................  26
        ----------------
   4.6  Payments on the Notes..........................................  27
        ---------------------
   4.7  Calculation of Interest Rates..................................  28
        -----------------------------
   4.8  Prepayments....................................................  29
        -----------
   4.9  Manner and Application of Payments.............................  30
        ----------------------------------
   4.10 Renewals of Notes..............................................  30
        -----------------
   4.11 Taxes..........................................................  30
        -----
   4.12 Facility Fees..................................................  31
        -------------
   4.13 Letters of Credit Fees.........................................  31
        ----------------------

ARTICLE V     SPECIAL PROVISIONS FOR ADJUSTED LIBOR RATE LOANS.........  32
              ------------------------------------------------

   5.1  Inadequacy of Libor Pricing....................................  32
        ---------------------------
   5.2  Illegality.....................................................  32
        ----------
   5.3  Increased Costs for Adjusted Libor Rate Loans..................  33
        ---------------------------------------------
   5.4  Effect on Interest Options.....................................  33
        --------------------------
   5.5  Payments Not At End of Interest Period.........................  34
        --------------------------------------

ARTICLE VI    COLLATERAL FOR LOANS.....................................  34
              --------------------

   6.1  Collateral for Loans...........................................  34
        --------------------
   6.2  Further Assurances.............................................  34
        ------------------

   6.3  Collateral Documents...........................................  35
        --------------------
   6.4  Description of Collateral......................................  35
        -------------------------
   6.5  Other Loans....................................................  35
        -----------

ARTICLE VII   CUSTODY, INSPECTION, COLLECTION
              -------------------------------
               AND MAINTENANCE OF COLLATERAL...........................  35
               -----------------------------

   7.1  Disposition....................................................  35
        -----------
   7.2  Inspection.....................................................  35
        ----------
   7.3  Authorization..................................................  35
        -------------
   7.4  Reports........................................................  36
        -------
   7.5  Compliance with Law............................................  36
        -------------------
   7.6  Protection.....................................................  36
        ----------
   7.7  Collection.....................................................  36
        ----------
   7.8  Creation of Accounts...........................................  36
        --------------------
   7.9  Right to Receive...............................................  36
        ----------------

ARTICLE VIII  COVENANTS................................................  37
              ---------

   8.1  Affirmative Covenants..........................................  37
        ---------------------
   8.2  Financial Covenants............................................  40
        -------------------
   8.3  Other Covenants................................................  41
        -----------------
   8.4  ERISA Compliance...............................................  42
        ------------------
   8.5  Indemnity......................................................  43

ARTICLE IX    CONDITIONS PRECEDENT.....................................  44
              --------------------

   9.1  Initial Advances...............................................  44
        ----------------
   9.2  Subsequent Advances............................................  46
        -------------------
   9.3  Conditions Precedent on Acquisitions...........................  46
        ------------------------------------

ARTICLE X     REPRESENTATIONS AND WARRANTIES...........................  47
              ------------------------------

   10.1  Representations and Warranties Concerning Borrowers...........  47
         ---------------------------------------------------
   10.2  Regulatory Matters............................................  50
         ------------------

   10.3  Representations Regarding Accounts............................  51
         ----------------------------------
   10.4  Survival of Representations and Warranties....................  51
         ------------------------------------------

ARTICLE XI    DEFAULTS AND REMEDIES....................................  52
              ------------------------------------------------------

   11.1  Events of Default.............................................  52
         -----------------
   11.2  Remedies......................................................  54
         --------
   11.3  Material Notices..............................................  54
         ----------------

ARTICLE XII   MISCELLANEOUS............................................  55
              -------------

   12.1  Notices.......................................................  55
         -------
   12.2  Severability..................................................  55
         ------------
   12.3  Captions......................................................  55
         --------
   12.4  Successors and Assigns........................................  55
         ----------------------

   12.5  Participation................................................  55
         -------------
   12.6  Non-liability of Bank........................................  55
         ---------------------
   12.7  Financing Statements.........................................  56
         --------------------
   12.8  List of Exhibits and Schedules...............................  56
         ------------------------------
   12.9  Modification.................................................  56
         ------------
   12.10 Waiver.......................................................  56
          ------
   12.11 Governing Law................................................  56
         -------------
   12.12 Choice of Forum, Service of Process and Jurisdiction.........  56
         ----------------------------------------------------
   12.13 Waiver of Jury Trial.........................................  57
         --------------------
   12.14 Agency.......................................................  57
         ------
   12.15 No Third Party Beneficiary...................................  57
         --------------------------
   12.16 Payment of Expenses..........................................  57
         -------------------
   12.17 Conflicts....................................................  58
         ---------
   12.18 Deceptive Trade Practices Act................................  58
         -----------------------------
   12.19 Entirety.....................................................  58
         --------
   12.20 Multiple Counterparts........................................  58
         ---------------------

                 FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

   This Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") is made and entered into effective September 17, 1997, by and among:

   LITIGATION RESOURCES OF AMERICA, INC. ("LRA"), LOONEY & COMPANY ("Looney"), KLEIN, BURY & ASSOCIATES, INC. ("KBA"), LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC. ("LRA-Cal"), LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., ("LRA-Midwest"), LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC. ("LRA-NE"), BLOCK COURT REPORTING, INC. ("Block"), BLOCK TAPE TRANSCRIPTION SERVICES, INC. ("Transcription"), BURTON HOUSE, INC. ("Burton") and the Consolidated Subsidiaries of LRA which are, from time to time, made a Borrower party hereto (sometimes herein collectively called the "Borrowers," and singly called a "Borrower"); and,

   TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Bank").

                                   RECITALS
                                   --------

   LRA, Looney, KBA and the Bank entered into a Credit Agreement (the "Prior Agreement") dated January 10, 1997, pursuant to the terms of which the Bank agreed to make loans to LRA, Looney and KBA. LRA formed LRA-Cal as a wholly owned Consolidated Subsidiary. LRA, Looney, KBA, LRA-Cal and the Bank modified the terms of the Prior Agreement and entered into an Amended and Restated Credit Agreement dated effective May 14, 1997 (the "Restated Agreement"), and further amended the Prior Agreement and the Restated Agreement in Second Amended and Restated Credit Agreement dated August 18, 1997 (the "Second Restated Agreement"). LRA formed LRA-Midwest as a wholly owned Consolidated Subsidiary. LRA formed LRA-NE as a wholly owned Consolidated Subsidiary. LRA-NE acquired Block which owns all of the outstanding and issued shares of Transcription.
LRA, Looney, KBA, LRA-Cal, LRA-Midwest, LRA-NE, Block, Transcription and the Bank further amended the Prior Agreement, the Restated Agreement and the Second Restated Agreement in a Third Amended and Restated Credit Agreement (the "Third Restated Agreement") dated September 4, 1997, which, with the Prior Agreement, the Restated Agreement and the Second Restated Agreement are sometimes herein collectively, the "Prior Credit Agreements".

   The Borrowers represent to the Bank that LRA-NE has entered into and will, effective contemporaneous with the execution of this Fourth Restated Agreement, consummate the EDP Asset Purchase Agreement. The Borrowers represent to the Bank that LRA-Cal has entered into and will, effective contemporaneous with the execution of this Fourth Restated Agreement, consummate the Burton House Stock Purchase Agreement.

   The Borrowers have requested the Bank to further increase the amount of the Loans to enable the Borrowers to consummate the EDP Asset Purchase Agreement and the Burton House Stock Purchase Agreement. Conditioned on the terms of this Fourth Restated Agreement, the Bank is willing to increase the amount of the Loans and to make the Loans available for the purposes herein set out to the Borrowers.

   In consideration of the premises, for other good, fair and valuable considerations, the receipt, adequacy and reasonable equivalency of which are acknowledged, and for other valuable consideration, the Borrowers and the Bank amend and restate the provisions of the Prior Credit Agreements as set out herein, and the parties agree as set out herein.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

   1.1 Definitions.  For the purposes of this Fourth Restated Agreement, unless
       -----------
the context requires otherwise, the following terms shall have the respective meanings ascribed to them in this Article or in the Sections referred to below:

"Accounts," "Chattel Paper," "Contracts," "Contract Rights," "Documents," "Equipment," "General Intangibles," "Goods," and "Instruments" shall have the meanings ascribed to such terms in the UCC, and shall mean the Accounts, Chattel Paper, Contracts, Contract Rights, Documents, Equipment, General Intangibles, Goods, and Instruments of the Borrowers in which the Bank is granted security interests pursuant to the Loan Documents.

"Adjusted Libor Rate Loans" means all, and "Adjusted Libor Rate Loan" means any, of the Loans, with respect to any Interest Period, which bears interest at a rate of interest determined by reference to the Libor Rate for such Interest Period.

"Adjusted Libor Rate" means, with respect to any Loan based on a Libor Rate for any Interest Period, an interest rate per annum equal to the product of, (i) the Libor Rate in effect for such Interest Period plus the Applicable Margin, and
                                              ----
(ii) Statutory Reserves.

"Advances" means all, and "Advance" means any, of the disbursements by the Bank of the sums loaned to the Borrowers pursuant to this Fourth Restated Agreement.

"Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes, (i) any Person which beneficially owns or holds five per cent or more of any class of Voting Shares of such Person or five per cent or more of the equity interest in such Person,
(ii) any Person of which such Person beneficially owns or holds five per cent or more of any class of Voting Shares or in which such Person beneficially owns or holds five per cent or more of the equity interest in such Person and (iii) any director, officer, member, manager or employee of such Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

"Agreement" means this Fourth Restated Agreement and the Prior Credit Agreements, as amended and restated herein, and as it may, from time to time, be further amended and restated.

"Amicus Asset Purchase Agreement" means the Agreement of Purchase and Sale of Assets among LRA, LRA-NE, Amicus One Legal Support Services, Inc., Richard A. Portas, Joseph N. Spinozzi, Carl Anderson and Howard Breshin, pursuant to the terms of which LRA-NE purchased the assets of Amicus One Legal Support Services, Inc., a New York corporation, as an Approved Asset Purchase Agreement.

"Applicable Margin" means three-fourths (3/4) of one (1) per cent for Base Rate Loans and for two (2) and one-half (1/2) per cent for Adjusted Libor Rate Loans.

"Application for Letter of Credit" shall have the meaning ascribed to such term in Section 2.2.

"Approved Asset Purchase Agreement" means an agreement among LRA or a Consolidated Subsidiary and one or more Sellers in which LRA or the Consolidated Subsidiary shall be entitled to purchase substantially all of the Assets of a Qualified Company, or a combination of the foregoing, and in any event, made pursuant to an Asset Purchase Agreement submitted to and specifically approved in writing by the Bank prior to consummation.

"Approved Merger" means any merger of a Qualified Company into LRA or a Consolidated Subsidiary and in which LRA or the Consolidated Subsidiary shall be the surviving entity, or a combination of the foregoing, and in any event, made pursuant to a proposed plan of merger submitted to and specifically approved in writing by the Bank prior to adoption.

"Approved Preferred Stock" means the, (i) Series A Convertible Preferred Stock of LRA issued to the Investors pursuant to the Securities Purchase Agreement and a Certificate of the Powers, Designations, Preferences and Rights, and which must be issued subject to the Subordination Provisions, (ii) Series B Convertible Preferred Stock of LRA issued pursuant to a Statement of Designation of the Series B Convertible Preferred Stock, and which must be issued subject to the Subordination Provisions and a Seller Debt Subordination Agreement or a Seller Preferred Stock Subordination Agreement, as applicable, (iii) Series C Convertible Preferred Stock of LRA issued pursuant to a Statement of Designation of the Series C Convertible Preferred Stock, and which must be issued subject to the Subordination Provisions and a Seller Debt Subordination Agreement or a Seller Preferred Stock Subordination Agreement, as applicable, and (iv) such other preferred stock issue which, prior to adoption, has been submitted to and approved in writing by the Bank with regard to subordination and containing subordination provisions (in form and substance satisfactory to the Bank) substantially to the effect that the holders of the preferred stock agree that the preferred stock evidenced by any certificate or security rights, any exchanges therefor or in respect thereof, shall at all times and in all respects be subordinate and junior in right of payment, lien, and other rights to the Obligations.

"Asset Purchase Agreements" means all, and "Asset Purchase Agreement" means any, of the agreements with one or more Sellers pursuant to the terms of which, (i) LRA will have the right to purchase Assets of a Qualified Company, (ii) a Consolidated Subsidiary will have the right to purchase Assets of a Qualified Company, or (iii) a combination of (i) and (ii), and in any event pursuant to an Approved Asset Purchase Agreement.

"Assets" means all or substantially all of the assets of a Qualified Company.

"Base Rate Loan" means that portion of any Loan which bears interest at a rate of interest determined by reference to the Base Rate.

"Base Rate" means the variable rate of interest announced from time to time by the Bank as the prime rate, and thereafter entered in the minutes of the Bank's Loan and Discount Committee, and used by the Bank as a general reference rate of interest, but which rate of interest may not be the lowest rate charged by the Bank on similar loans. Each change in the Base Rate shall become effective without prior notice to the Borrowers automatically as of the opening of business on the date of a change in the

Base Rate. If the Bank shall, during the term of this Fourth Restated Agreement, abolish or abandon the practice of announcing or publishing a "prime rate," then the "prime rate" used during the remaining term of this Fourth Restated Agreement shall be that interest rate or other general reference rate then in effect and used by the Bank, which, from time to time, in the judgment of the Bank, most effectively approximates the initial definition of the "prime rate."

"Block Stock Purchase Agreement" means the Stock Purchase Agreement among LRA, LRA-NE and Martin H. Block pursuant to the terms of which LRA-NE purchased all of the outstanding and issued capital stock of Block, as an Approved Stock Purchase Agreement.

"Board" means the Board of Governors of the Federal Reserve System of the U.S.

"Borrowers" means all of, and "Borrower" means any of, LRA, Looney, KBA, LRA-Cal, LRA-Midwest, LRA-NE, Block, Transcription, Burton and any other Consolidated Subsidiary of any of the Borrowers which the Bank may require, at the time of its acquisition or formation by a Borrower, become a Borrower hereunder.

"Borrowing Base Certificate" means any of the certificates delivered by the Borrowers to the Bank calculating the Borrowing Base pursuant to Section 2.3.

"Borrowing Base" means the amount calculated pursuant to Section 2.3 which the Borrowers shall be entitled to borrow as an Advance.

"Borrowing Date" means the Business Day specified in (i) any Notice of Revolving Credit Advance, (ii) a Notice of Term Loan Advance, or (iii) the Application for Letter of Credit, as a date on which the Borrowers request the Bank make an Advance or issue a Letter of Credit.

"Borrowing" means any amount disbursed by the Bank to or on behalf of any of the Borrowers under the Loan Documents, whether such amount advanced constitutes an original disbursement of funds, the continuation of an amount outstanding, amounts advanced and outstanding under a Letter of Credit (until such payment is reimbursed in accordance with the applicable Application for Letter of Credit or the Letter of Credit is returned to the Bank), or a disbursement of funds in accordance with and to satisfy the Obligations.

"Burton House Stock Purchase Agreement" means the Stock Purchase Agreement dated September 17, 1997, among LRA, LRA-Cal, Gregg M. Ziskind and Susan L. Ziskind pursuant to the terms of which LRA-Cal will have the right to purchase all of the outstanding and issued capital stock of Burton, as an Approved Stock Purchase Agreement.

"Business Day" means a day on which the Bank is open for business, except for Saturdays, Sundays and holidays recognized by the Bank.

"Capital Expenditure" means any expenditure by a Person for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as equipment, real property, improvements, fixed assets, or a similar type of capitalized asset in accordance with GAAP.

"Capital Lease" means, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP, together with any other lease by such lessee which is in substance a financing lease, including, without limitation, any lease under which, (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or at an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into, or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

"Cash Flow" means, for any period, annualized EBITDA using no less than the three most current months financial data, actual EBITDA as the annualization basis, less annualized cash income tax expense based on the latest historical
       ----
income tax payment, unless a quarterly income tax payment for a quarterly period is unusually high or low, in which event, income tax payments will be estimated for the Borrower's Fiscal Year.

"Certificate of Compliance" means any of the certificates delivered by the Borrowers pursuant to Section 8.2.C.

"Change of Control" means if any Person, or group of Persons acting together shall acquire sufficient stock ownership of any of the Borrowers to permit such Person or group to elect a majority of the Board of Directors of any Borrower without the express written consent of the Bank.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral Documents" means all security agreements, guaranty agreements and any other agreements or documents executed or delivered to secure the repayment of the Obligations or any part thereof.

"Commitment" means the obligation of the Bank to extend credit to the Borrowers under this Fourth Restated Agreement in an aggregate principal amount not to exceed the Total Commitment.

"Consequential Loss" means, with respect to the Borrowers' payment of all or any portion of an Adjusted Libor Rate Loan on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by the Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of, (i) the interest which, but for such payment, the Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if the Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by the Bank as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by the Bank in redepositing such principal amount.

"Consolidated Subsidiaries" means Looney, KBA, LRA-Cal, LRA-Midwest, LRA-NE, Block, Transcription, Burton and any other Qualified Company, the capital stock of which is owned in its entirety by LRA or a wholly owned direct subsidiary of LRA, and "Consolidated Subsidiary" means any of them.

"Contract Rate" means the applicable rate of interest on the Loans calculated as set out in Section 4.3.A.(1) or Section 4.3.B.(1).

"Controlled Group" means, (i) the controlled group of corporations as defined in
(S)1563 of the Code, or (ii) the group of trades or businesses under common control as defined in (S)414(c) of the Code, of which the Borrowers are or may become a part.

"Conversion Date" shall have the meaning ascribed to such term in Section 4.3.A.(4) or Section 4.3.B.(4), as applicable.

"Debt Service Expense" means, with respect to any Person for any period, the aggregate of regularly scheduled principal payments of all long-term Indebtedness (including, without limitation, Subordinated Indebtedness) made or to be made by such Person during such period in accordance with GAAP.

"Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws, from time to time in effect, affecting the rights of creditors generally.

"Default" shall have the meaning ascribed to such term in Section 11.1.

"Dividends" means in respect of any corporation, including tax-option corporations, (i) cash distributions or any other distributions (or the setting aside of any amounts for any such purpose) on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock and whether by reduction of capital or otherwise, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

"Dollars" and the symbol "$" shall refer to currency of the U.S.

"EBITDA" shall mean for any fiscal period of LRA and the Consolidated Subsidiaries, the sum of the following which would be reflected on the consolidated income statement of LRA and the Consolidated Subsidiaries prepared in accordance with GAAP, (i) earnings before income taxes, extraordinary events, and discontinued operations; plus, (ii) Interest Expense (including non-cash
                             ----
interest expense or non-cash amortization expense from discounted debt; plus,
                                                                        ----
(iii) non-cash charges in respect of depreciation and amortization; (iv) non-cash management compensation related to stock options; and plus, (v) non-
                                                           ----
capitalized transaction costs realized in the merger of LRA, Looney and KBA.

"EDP Asset Purchase Agreement" means the Agreement of Purchase and Sale of Assets dated September 17, 1997, among LRA, LRA-NE, Elaine P. Dine, Inc. ("EDP"), a New York corporation, Elaine P. Dine Temporary Attorneys, L.L.C. ("EDP Temp"), a New York limited liability company, Elaine P. Seigel and Laurie Becker, pursuant to the terms of which LRA-NE will have the right to purchase the assets of EDP and EDP Temp, as an Approved Asset Purchase Agreement.

"Effective Date of the Prior Agreement" shall mean January 10, 1997.

"Effective Date of the Restated Agreement" shall mean May 14, 1997.

"Effective Date of the Second Restated Agreement" shall mean August 18, 1997.

"Effective Date of the Third Restated Agreement" shall mean September 4, 1997.

"Effective Date of this Fourth Restated Agreement" shall mean September 17,
1997.

"Effective Dates of the Prior Credit Agreements" shall mean, respectively, the effective dates of the execution and delivery of the Prior Credit Agreements.

"Eligible Accounts" means, at the time of any determination thereof, each Account of LRA and the Consolidated Subsidiaries as to which the following requirements have been fulfilled to the satisfaction of the Bank.

   A. The Borrowers or a Consolidated Subsidiary have lawful and absolute title to the Account.

   B. The Account is a valid, legally enforceable obligation of a Person (the "Account Debtor") who is obligated under the Ac count for goods or services previously delivered or rendered to the Person for which payment of the Account has not been outstanding for more than one hundred twenty
       (120) days from invoice date.

   C. There has been excluded from the Account any portion that is subject to any dispute, set off, counterclaim or other claim or defense on the part of the Account Debtor or any claim on the part of the Account Debtor denying liability under the Account.

   D. The Borrowers or a Consolidated Subsidiary have the full and unqualified right to assign and grant a security interest in the Account to the Bank as security for the Obligations.

   E. The Account is evidenced by an invoice rendered to the Account Debtor and the Account is not evidenced by any chattel paper, promissory note, or other instrument.

   F. The Account is subject to a fully perfected first priority security interest and Lien in favor of the Bank pursuant to the Loan Documents, prior to the rights of, and enforceable as such, against any other Person.

   G. The Account is not subject to any Lien in favor of any Person other than the Lien of the Bank pursuant to the Loan Documents.

   H. The Account arose from a transaction in the ordinary course of business of the Borrowers or a Consolidated Subsidiary.

   I. An Eligible Account shall not include Accounts from an Account Debtor to the extent the Accounts from that Account Debtor exceeds fifteen (15) per cent or more of the Eligible Accounts.

   J. The Bank shall have the right, in its judgment, to exclude as an Eligible Account any Account from an Account Debtor who is obligated to the Borrowers or a Consolidated Subsidiary if twenty-five (25) per cent or more of the Accounts of that Account Debtor has been due and payable for more than one hundred twenty (120) days from the invoice date.

   K. No Account Debtor in respect of the Account is, (i) primarily conducting business in any jurisdiction located outside the U.S., except those Accounts secured by letters of credit specifically approved by the Bank,
       (ii) an Affiliate of the Borrowers or a Consolidated Subsidiary,

       (iii) any Governmental Authority, domestic or foreign, or (iv) the subject of a proceeding under any Debtor Laws.

   L. An Eligible Account shall not include an Account which arises out of a transaction in which the Borrowers shall have provided any surety or guaranty bond to the Account Debtor or other Person.

"Employee Plan" means any, and "Employee Plans" means all, employee benefit or other plans maintained, in whole or in part, for the employees of LRA, the Consolidated Subsidiaries and/or any ERISA Affiliate, and covered by Title IV of ERISA, or subject to the minimum funding standards under (S)412 of the Code.

"ERISA Affiliate" means any Person which, together with LRA or any Consolidated Subsidiary, would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

"Event of Default" shall have the meaning ascribed to such term in Section 11.1.

"Facility Fees" shall have the meaning ascribed to such term in Section 4.12.

"Financial Officer" means, with respect to any Person, the chief financial officer of such Person.

"Financial Statements" means all, and "Financial Statement" means each, of the balance sheets, income statements and statements of cash flow and contingent liabilities of any of the Borrowers.

"Financing Statement" means each UCC-1 financing statement sufficient for purposes of perfecting the Bank's security interest in the Collateral pursuant to the UCC.

"Fiscal Year" means the fiscal year of LRA for accounting purposes ending each December 31.

"Fixed Charge Coverage Ratio" means Cash Flow divided by Fixed Charges.

"Fixed Charges" means, for any fiscal period of LRA and the Consolidated Subsidiaries, the sum of the following which would be reflected on the consolidated income statement prepared in accordance with GAAP of LRA and the Consolidated Subsidiaries, (i) Interest Expense unless deferred to a subsequent Fiscal Year of the Borrower or converted to equity pursuant to the Securities Purchase Agreement, (ii) Capital Lease payments, (iii) scheduled payments of principal on Indebtedness, (iv) non-financed Capital Expenditures, and (v) cash Dividends or cash disbursements of equity.

"Free Cash Flow" means, with respect to any Person for any period, the amount, if any, by which Funds Flow From Operations of such Person and its Subsidiaries for such period exceeds the sum of (i) non-financed Capital Expenditures, plus
                                                                          ----
(ii) Dividends, plus (iii) the Debt Service Expense of such Persons and its
                ----
Subsidiaries for such period, plus (iv) Capital Lease payments of such Person
                              ----
during such period, plus (v) changes in working capital.
                    ----

"Funded Debt Ratio" means Funded Debt divided by Cash Flow.

"Funded Debt" means all interest bearing or discounted Indebtedness other than accounts payable and other similar obligations incurred in the ordinary course of business by any of the Borrowers and accruals and deferred income tax liability.

"Funding Account" means the non-interest bearing account established pursuant to
Section 2.4.

"Funds Flow From Operations" means Net Income plus depreciation and
                                              ----
amortization.

"G&G Asset Purchase Agreement" means the Approved Asset Purchase Agreement among LRA, LRA-Cal, Peter Giammanco and Leslie Giammanco, pursuant to the terms of which LRA-Cal purchased the Assets of G&G Court Reporters, a proprietorship of Peter Giammanco and Leslie Giammanco.

"GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public
Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods after the Effective Date of the Prior Agreement so as to properly reflect the financial condition, and the consolidated results of operations and cash flows, of the Borrowers, except that any accounting principle or practice required to be changed by the Accounting Principles Board or FASB (or other appropriate board or committee of the boards) in order to continue as a generally accepted accounting principle or practice, may be so changed. In the event of a change in GAAP, the Bank and the Borrowers will thereafter negotiate in good faith to revise any covenants of this Fourth Restated Agreement affected thereby in order to make such covenants consistent with GAAP then in effect. If no agreement is reached, the financial covenants shall be calculated based on GAAP before any change in GAAP.

"Goren Merger Agreement" means the Plan and Agreement of Reorganization and Merger among LRA, LRA-Cal, Goren of Newport, Inc. ("Goren"), a California corporation, and Glory Johnson, pursuant to the terms of which Goren was merged into LRA-Cal and LRA-Cal is the surviving entity in an Approved Merger.

"Governmental Authority" means any government (or any political sub division or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over any of the Borrowers or their respective business or property.

"Guaranty" means any contract, agreement or understanding of any Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, agreements: (i) To purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness; (iii) to purchase property, securities or service primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or, (iv) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof. "Guaranty" shall not include, however, the indorsement of negotiable instruments or documents for deposit or collection by the Borrowers in the ordinary course of business.

"Indebtedness" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including, without limitation: (i) All liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP; (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations, indebtedness and liabilities secured by any Lien or any security interest on any property or assets of such Person; and,
(iv) all preferred stock, which is redeemable by the holder of such stock, of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, unless the Bank specifically agrees in writing that any such preferred stock is Approved Preferred Stock and shall not be categorized as Indebtedness.

"Intangible Assets" means those assets of any Person which would be classified as intangible assets on a balance sheet of such Person prepared in accordance with GAAP.

"Interest Expense" means for any fiscal period of LRA and the Consolidated Subsidiaries, the interest charges paid or accrued during such period (including imputed interest on Capital Lease obligations, but excluding amortization of debt discount and expense) on the Indebtedness of LRA and the Consolidated Subsidiaries.

"Interest Option" shall have the meaning assigned to such term in Section 4.3.

"Interest Payment Date" means, (i) as to any Base Rate Loan, the sixth (6th) day of each month commencing on the first of such days to occur after such Loan is made, and (ii) as to any Adjusted Libor Rate Loan in respect of which the Borrowers have selected an Interest Period of 30, 60, 90 or 180 days, the last day of each month commencing on the first of such days to occur after such Loan is made.

"Interest Period" means, with respect to any Loan, the period commencing on the Borrowing Date and ending on the Term Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be:

   A. In the case of a Base Rate Loan, any period up to the Term Maturity Date; and,

   B.  With respect to any Adjusted Libor Rate Loan requested by LRA;

       (1) Initially, the period commencing on the Borrowing Date or Conversion Date with respect to such Adjusted Libor Rate Loan and ending 30, 60, 90 or 180 days thereafter as selected by LRA in a Notice of Revolving Credit Advance as provided in Section 2.1, an Application for Letter of Credit as provided in Section 2.2, or a Rollover Notice as provided in Section 4.3.A.(3); and,

       (2) Thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Adjusted Libor Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by LRA in a Rollover Notice.

   C. Each Interest Period shall be as selected by LRA, subject to the Bank's consent, at the Bank's sole discretion. LRA's choice of Interest Period is also subject to the following limitations:

       (1) No Interest Period shall end on a date after the Term Maturity Date; and,

       (2) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to an Adjusted Libor Rate Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business
       Day).

"Interest Rate Protection Agreement" means the agreement to be entered into pursuant to Section 8.1.E.

"Inventory" means, as of any date, for LRA and the Consolidated Subsidiaries,
(i) the inventory which would be reflected on the consolidated balance sheet as of such date prepared in accordance with GAAP, and (ii) the assets held for sale or lease, or furnished or to be furnished under service contracts, raw materials and materials used or consumed by the Borrowers in the Borrowers' business, and
(iii) in all instances inventory in which the Bank is granted security interests pursuant to the Loan Documents.

"Investment" means any investment in any period, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to a Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

"Investor" means any, and "Investors" means all, of the holders of Approved Preferred Stock and Subordinated Senior Notes, as defined in and issued pursuant to the terms of the Securities Purchase Agreement, including, but not limited to, Delaware State Employees Retirement Fund, Declaration of Trust for Defined Benefit Plan of Zeneca Holdings Inc., and Declaration of Trust for Defined Benefit Plan of ICI American Holdings, Inc.

"IPO" means the consummation of the sale or issuance in a public offering of any debt or equity securities of the Borrowers.

"IRS" means the Internal Revenue Service, Department of the U.S. Treasury, an agency of the U.S. government.

"KBA Stock Purchase Agreement" means the Stock Purchase Agreement among LRA and Michael Klein pursuant to the terms of which LRA purchased all of the outstanding and issued capital stock of KBA as an Approved Stock Purchase Agreement.

"Legal Enterprise Asset Purchase Agreement" means the Agreement of Purchase and Sale of Assets among LRA, LRA-Cal, Legal Enterprise, Inc., Tony L. Maddocks and Alan Simon, pursuant to the terms of which LRA-Cal purchased the Assets of Legal Enterprise, Inc., a California corporation, as an Approved Asset Purchase Agreement.

"Letters of Credit" means all, and "Letter of Credit" means any, of the letters of credit issued by the Bank for the benefit of the Borrowers pursuant to
Section 2.2.

"Libor Rate" means, for each Adjusted Libor Rate Loan, an interest rate per annum determined by the Bank at or before 10:00 a.m. (Houston, Texas time), or as soon thereafter as practicable, two Business Days before the first day of such Interest Period, which determination shall be based upon, (i) the rate per annum at which deposits of Dollars are offered to the Bank by prime banks in whatever Eurodollar interbank market may be selected by the Bank in its sole discretion, at the time of determination and in accordance with the usual practice in such market, for delivery on the first day of such Interest Period in immediately available funds and for a period equal to such Interest Period and in an amount substantially equal to the amount of the Adjusted Libor Rate Loan during such Interest Period, and (ii) Statutory Reserves.

"Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrange ment, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement, under any statute or law, or otherwise.

"Loan Documents" means the Prior Credit Agreements, this Fourth Restated Agreement, the Notes, including any renewals, extensions and modifications thereof, the Collateral Documents and any agreements or documents executed or delivered pursuant to the terms of the Prior Credit Agreements or this Fourth Restated Agreement, and with respect to the Prior Credit Agreements or this Fourth Restated Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof.

"Loan Parties" means all of the Borrowers, and "Loan Party" means any of them.

"Loans" means the Revolving Credit Loans and the Term Loans, and the term "Loan" means any of them.

"Looney Stock Purchase Agreement" means the Stock Purchase Agreement among LRA and Richard O. Looney pursuant to the terms of which LRA purchased all of the outstanding and issued capital stock of Looney as an Approved Stock Purchase Agreement.

"Mandatory Prepayment" means an amount equal to seventy-five (75) per cent of Free Cash Flow, if any, of LRA and the Consolidated Subsidiaries for each Fiscal Year.

"Material Adverse Effect" means any material adverse effect on, (i) the validity, performance, or enforceability of any of the Loan Documents, (ii) the financial condition or business operations of any of the Borrowers, and/or (iii) the ability of any of the Borrowers to fulfill the Obligations.

"Maximum Rate" and "Maximum Amount" respectively mean the maximum non-usurious rate and the maximum non-usurious amount of interest permitted by applicable laws that, at any time or from time to time, may be contracted for, taken, reserved, charged or received on the Obligations under the laws which are presently in effect of the U.S. and the State of Texas and applicable to the holders of the Notes or, to the extent permitted by law, under such applicable laws of the U.S. and the State of Texas which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"Medtext Merger Agreement" means the Plan and Agreement of Reorganization and Merger among LRA, LRA-Cal, Medtext, Inc. ("Medtext"), a California corporation, and Seaquestor Trust, pursuant to the terms of which Medtext was merged into LRA-Cal and LRA-Cal is surviving entity in an Approved Merger.

"Net Income" or "Net Loss" means, with respect to any Person for any period, the aggregate income (or loss) of such Person for such period which shall be an amount equal to net revenues and other proper items of income for such Person less the aggregate for such Person of any and all expenses, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all of the foregoing being computed and calculated in accordance with GAAP.

"Notes" means the Revolving Credit Note and the Term Notes, together with any renewals, extensions or modifications thereof.

"Notice of Revolving Credit Advance" shall have the meaning ascribed to such term in Section 2.1.

"Notice of Term Loan Advance" shall have the meaning ascribed to such term in
Section 3.1.

"Obligations" mean:

   A. All present and future indebtedness, obligations and liabilities of any of the Loan Parties to the Bank arising pursuant to any of the Loan Documents, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;

   B. All costs incurred by the Bank to obtain, preserve, perfect and enforce the Liens and security interests securing payment of such indebtedness, liabilities and obligations, and to maintain, preserve and collect the property in which the Bank has been granted a Lien to secure payment of the Loans, or any part thereof, including but not limited to, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent, storage charges, advertising costs, brokerage fees and expenses of sale; and,

   C. All other Indebtedness of whatever kind or character owing, or which may hereafter become owing, by any of the Loan Parties to the Bank, whether the Indebtedness is direct or indirect, primary or secondary, fixed or contingent, or arises out of or is evidenced by note, deed of trust, open account, overdraft, indorsement, surety agreement, guaranty, or otherwise, and it is specifically contemplated that the Borrowers may hereafter become indebted to the Bank in further sum or sums; and,

   D. All renewals, extensions and modifications of the Indebtedness referred to in the foregoing clauses, or any part thereof.

"PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

"Pecks" means Pecks Management Partners Ltd., investment advisor to the Investors.

"Pension Plan" means any Employee Plan which is subject to the provisions of Title IV of ERISA.

"Permitted Liens" means: (i) Liens granted to the Bank to secure the Obligations; and, (ii) pledges or deposits made to secure pay ment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; and, (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business securing Indebtedness the payment for which is not yet due, or if same is due, it is being contested in good faith and as to which a bond has been provided; and, (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; and, (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or con tracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appearance or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; and, (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use.

"Person" shall include an individual, a corporation, non-profit corporation, a professional association, a joint venture, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

"Qualified Company" means a corporation whose primary business is to provide support services to the legal profession.

"Rapidtext Merger Agreement" means the Plan and Agreement of Reorganization and Merger among LRA, LRA-Cal, Rapidtext, Inc. ("Rapidtext"), a California corporation, Seaquestor Trust and Glory Johnson, pursuant to the terms of which Rapidtext was merged into LRA-Cal and LRA-Cal is the surviving entity in an Approved Merger.

"Regulation D" means Regulation D of the Board, 12 C.F.R. Part 204, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

"Regulation G", "Regulation U" and "Regulation X" respectively mean Regulation G, Regulation U and Regulation X promulgated by the Board, 12 C.F.R., Parts 207, 221, or 224, as applicable or any suc cessor or other regulation hereafter promulgated by the Board to replace the prior Regulation and having substantially the same function.

"Regulatory Defects" means the failure by any Loan Party to comply with all laws, statutes, orders, rules and regulations of any Govern mental Authority, and such failure to comply has a Material Adverse Effect.

"Reportable Event" shall have the meaning ascribed to such term in Title IV of ERISA.

"Requirements" means, (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, orders, permits, certificates or ordinances of any Governmental Authority in any manner applicable to any of the Loan Parties, and (ii) any and all contracts, written or oral, of any nature to which any of the Loan Parties may be bound.

"Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the controller, of such Person.

"Revolving Credit Commitment Period" means the period beginning on the Effective Date of the Prior Agreement and ending on the earlier of, (i) the Revolving Credit Commitment Termination Date, or (ii) the date on which the obligations of the Bank to fund Advances hereunder terminates after the occurrence of an Event of Default.

"Revolving Credit Commitment Termination Date" means July 10, 1998, or if such date is not a Business Day, then the Business Day preceding such date.

"Revolving Credit Commitment" means $2,000,000.00.

"Revolving Credit Loans" means the aggregate unpaid principal balance of all Borrowing made under Section 2.1.

"Revolving Credit Note" shall have the meaning ascribed to such term in Section 4.1.

"Revolving Loan Contract Rate" means the rates of interest on the Loans calculated as set out in Section 4.3.A.

"Rocca Asset Purchase Agreement" means agreement among LRA-Midwest and Sandra Rocca pursuant to the terms of which LRA-Midwest purchased the assets of Rocca Reporting Service, a proprietorship, as an Approved Asset Purchase Agreement.

"Securities Purchase Agreement" means the agreement dated January 17, 1997, among LRA and the Investors pursuant to the terms of which LRA issued $9,000,000.00 of Indebtedness and $1,000,000.00 of Series A Convertible Stock to the Investors.

"Security Agreement-Pledge" means each the Security Agreement-Pledge Agreements executed and delivered pursuant to Section 6.1.B of the Prior Agreements and each of the Security Agreement-Pledge Agreements executed pursuant to Section 6.1.B of this Fourth Restated Agreement.

"Security Agreement" means each first priority Security Agreement executed and delivered pursuant to Section 6.1.A of the Prior Agreements and first priority Security Agreement executed and delivered pursuant to Section 6.1.A of this Fourth Restated Agreement.

"Seller Debt Subordination Agreement" means each Subordination Agreement which has heretofore been executed and which will be executed in favor of the Bank pursuant to Section 9.1.E.

"Seller Preferred Stock Subordination Agreement" means each Subordination Agreement which has heretofore been executed and which will be executed in favor of the Bank pursuant to Section 9.1.F.

"Seller" means any, and "Sellers" means all, Persons who have sold or will sell Stock to LRA or a Consolidated Subsidiary pursuant to an Approved Stock Purchase Agreement or an Approved Merger or who have sold or will sell Assets to LRA or a Consolidated Subsidiary and are owed any Indebtedness or are issued Approved Preferred Stock.

"SF Asset Purchase Agreement" means the Approved Asset Purchase Agreement among LRA, LRA-Cal, San Francisco Reporting Service, Jay W. Harbidge and Rick Posner pursuant to the terms of which LRA-Cal purchased the Assets of San Francisco Reporting Service, a general partnership composed of Jay W. Harbidge and Rick Posner as an Approved Asset Purchase Agreement.

"Solvent" means, with respect to any Person on a particular date, that on such date, (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities net of cash reserves, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on the Person's Indebtedness as they become absolute and matured, (iii) such Person is able to realize upon the Person's assets and pay the Person's Indebtedness, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Statutory Reserves" shall, on any day, mean the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any basic, marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board (or any successor governmental body) and any other banking authority to which the Bank is subject, however with respect to the Libor Rate for Eurocurrency Liabilities, as defined in Regulation D, such reserve percentages ("Eurodollar Reserve Requirement") shall include, without limitation, those imposed under Regulation D or under any similar or successor regulation with respect to Eurocurrency Liabilities or Eurocurrency funding. Adjusted Libor Rate Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or set offs which may be available from time to time to any bank under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. Each determination by the Bank of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

"Stock Purchase Agreements" means all, and "Stock Purchase Agreement" means any, of the agreements with one or more Sellers pursuant to the terms of which, (i) LRA will have the right to purchase Stock of a Qualified Company, (ii) LRA or a Consolidated Subsidiary will have the right to have a Qualified Company merged into LRA or the Consolidated Subsidiary, or (iii) a combination of (i) and (ii), and in any event pursuant to an Approved Merger.

"Stock" means all, but not less than all, of the outstanding and issued capital stock of each Qualified Company acquired by LRA or a Consolidated Subsidiary pursuant to the terms of an Approved Stock Purchase Agreement.

"Subordinated Indebtedness" means any, (i) (a) Indebtedness which is issued by LRA to one or more Sellers pursuant to and in connection with a Stock Purchase Agreement, a Merger Agreement or an Asset Purchase Agreement, or (b) Approved Preferred Stock issued to a Seller, and in any case, is subject to a Seller Debt Subordination Agreement or a Seller Preferred Stock Subordination Agreement, and
(ii) (a) Indebtedness issued to an Investor in connection with the Securities Purchase Agreement, or

(b) Approved Preferred Stock issued to an Investor in connection with the Securities Purchase Agreement at such times as Dividends accrue thereon or such stock is entitled to be redeemed, and in either case, is subject to the Subordination Provisions.

"Subordination Agreements" means all, and "Subordination Agreement" means any of the Seller Debt Subordination Agreements or Seller Preferred Stock Subordination Agreements.

"Subordination Provisions" means the subordination provisions contained in the Securities Purchase Agreement.

"Term A Committed Sum" means $1,275,000.00.

"Term B Committed Sum" means $475,000.00.

"Term C Committed Sum" means $2,250,000.00.

"Term Commitment Period" means the period beginning on the Effective Date of this Fourth Restated Agreement and ending on the earlier of, (i) the Term Commitment Termination Date, or (ii) the date on which the obligations of the Bank to fund Advances hereunder terminates upon the occurrence of an Event of Default.

"Term Commitment Termination Date" means July 10, 1998, or, if such date is not a Business Day, the Business Day preceding such date.

"Term D Committed Sum" means $2,550,000.00.

"Term E Committed Sum" means $7,450,000.00.

"Term Loan Contract Rate" means the rates of interest on the Term Loans calculated as set out in Section 4.3.B.

"Term Loans" means the aggregate unpaid principal balance of all Borrowing made under Section 3.1.

"Term Maturity Date" means May 14, 2000.

"Term Note A" shall have the meaning ascribed to such term in Section 4.2.

"Term Note B" shall have the meaning ascribed to such term in Section 4.2.

"Term Note C" shall have the meaning ascribed to such term in Section 4.2.

"Term Note D" shall have the meaning ascribed to such term in Section 4.2.

"Term Note E" shall have the meaning ascribed to such term in Section 4.2.

"Term Notes" means Term Note A, Term Note B, Term Note C, Term Note D and Term Note E.

"Title Documents" means any and all warehouse receipts, bills of lading or similar documents of title relating to goods in which the Borrowers at any time have an interest, whether now, or at any time or times hereafter, issued to the Borrowers or the Bank by any Person, and whether covering Inventory or otherwise.

"Total Commitment" means the sum of the Revolving Credit Commitment, the Term A Committed Sum, the Term B Committed Sum, the Term C Committed Sum, the Term D Committed Sum and the Term E Committed Sum.

"Transactions" shall have the meaning ascribed to such term in Section 10.1.J.

"UCC" means the Uniform Commercial Code in effect in the applicable jurisdiction in which any of the Collateral is located and includes the Texas Business and Commerce Code Annotated (S)(S)1.101-11.108 (Vernon Supp. 1992), as amended.

"United States" and "U.S." each means the United States of America.

"Voting Shares" of any corporation or limited liability company means shares, membership certificates or interests of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the members of the Board of Directors, or other governing bodies, of such corporation or limited liability company.

  1.2 Other Definitions.
      -----------------

  A. All terms defined in this Fourth Restated Agreement shall have the above-defined meanings when used in any of the Loan Documents, certificates, reports or other documents made or delivered pursuant to this Fourth Restated Agreement, unless the context therein shall require otherwise.

  B. As appropriate, terms used herein and defined in the Prior Credit Agreements will have the meanings ascribed to them in the Prior Credit Agreements. To the extent required, references to the Effective Dates of the Prior Credit Agreements shall be the appropriate dates for performance of the Transactions. References to Exhibits herein include the Exhibits to the Prior Credit Agreements.

  C. Defined terms used herein in the singular shall import the plural and vice versa.

  D. The words "hereof," "herein," "hereunder" and similar terms when used in this Fourth Restated Agreement shall refer to this Fourth Restated Agreement as a whole and not to any particular provision of this Fourth Restated Agreement.

  E. Unless specifically otherwise noted, references to statutes by Popular Names are reference to the United States Code Annotated, including the regulations promulgated thereunder, and all amendments thereof.

  F. References to any obligations or liabilities of the "Borrowers" or to a "Borrower" shall refer to the joint and several obligations of such Persons.

                                  ARTICLE II
                 REVOLVING CREDIT LOANS AND LETTERS OF CREDIT
                 --------------------------------------------

  2.1 Revolving Loan Commitment.  Subject to the terms and conditions of this
      -------------------------
Fourth Restated Agreement, the Bank agrees to lend to the Borrowers on a revolving basis, in one or more Advances from time to time during the Revolving Credit Commitment Period, an amount equal to the amounts requested by the Borrowers in each Notice of Revolving Credit Advance in the form of Exhibit 2.1 to this Fourth Restated Agreement. The Notice of Revolving Credit Advance shall specify, (i) the aggregate amount of such Borrowing, (ii) the requested Borrowing Date of such Borrowing, and (iii) the initial Interest Option selected in accordance with Section 4.3. If the Borrowers shall specify an Adjusted Libor Rate Loan, the Notice of Revolving Credit Advance shall also specify the length of the initial Interest Period selected by the Borrowers for such Borrowing. The Bank shall not be obligated to make Advances, however, (i) in an amount in excess of the Revolving Credit Commitment, (ii) in an amount of less than $100,000.00, (iii) and/or if an Event of Default shall exist. Within the limits of this Article and during the Revolving Credit Commitment Period, the Borrowers may borrow, repay and re-borrow in accordance with the terms and conditions of this Fourth Restated Agreement.

  2.2 Letters of Credit.  Subject to the terms and conditions of this Agreement,
      -----------------
the Bank agrees to issue, from time to time, during the Revolving Credit Commitment Period, Letters of Credit on behalf of KBA in amounts equal to the amounts requested by LRA in each Application for Letter of Credit. The Bank shall not be obligated to issue Letters of Credit, however, (i) if the aggregate amount of outstanding Letters of Credit and the Advances made on the Revolving Credit Loans are in excess of the lesser of (a) the Borrowing Base, or (b) the Revolving Credit Commitment, and/or, (ii) if the total amounts of outstanding Letters of Credit exceed or would exceed $200,000.00.

  A. LRA and KBA shall execute and deliver the Bank's then current Application for Letter of Credit.

  B. To induce the Bank to issue and maintain Letters of Credit, the Borrowers agree to pay or reimburse the Bank on the date when any draft or draw request is presented under any Letter of Credit, the amount paid or to be paid by the Bank. If the Borrowers have not reimbursed the Bank for any drafts or draws paid or to be paid within twenty-four (24) hours following the Bank's demand for reimbursement, the Bank is irrevocably authorized to fund the Borrowers' reimbursement obligations as an Advance pursuant to
      Section 2.1 if proceeds are available and the proceeds of such Borrowing shall be in payment of the Borrowers' unpaid reimbursement obligations. If an Advance cannot be made, then the Borrowers' reimbursement obligation shall constitute a demand obligation. Borrowers' obligations under this Section are absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim, or defense to payment that the Borrowers may have at any time against the Bank or any other Person. From the date that a draw has occurred to the date paid, unpaid reimbursement amounts shall accrue interest as set out in Section 4.3.A. No Letter of Credit will be issued with a expiry date beyond the Revolving Credit Commitment Termination Date, except that one Letter of Credit in an amount not exceeding $150,000.00 may be issued to KBA's landlord which may be renewed for two (2) successive one (1) year periods on terms and conditions acceptable to the Bank.

  C. Bank shall notify the Borrowers of the date and amount of any draft or draw request presented for honor under any Letter of Credit, but failure to give notice will not affect the Obligations of the Borrowers. The Bank shall pay the requested amount upon presentment of a draft or draw request unless presentment on its face does not comply with the terms of the applicable Letter of Credit. When making payment, the Bank may disregard (i) any Default or Event of Default that has occurred, and (ii) obligations under any other agreement that have or have not been performed by the beneficiary of the Letter of Credit or any other Person. The Bank is not responsible for, and the Borrowers' reimbursement obligations for honored drafts and draws will not be affected by, any matter or event whatsoever, including, without limitation, the validity or genuineness of documents or indorsements, even if the documents should in fact prove to be in any respect invalid, fraudulent, or forged, or any dispute among Borrowers and the beneficiary of any Letter of Credit, or any other Person to whom any Letter of Credit may be transferred, or any claims whatsoever of the Borrowers against any beneficiary of any Letter of Credit or its transferee.

  D. Borrowers acknowledge that each Letter of Credit is deemed issued upon delivery to the beneficiary or a Borrower. If LRA requests any Letter of Credit be delivered to the Borrowers rather than the beneficiary, and the Borrowers subsequently cancel that Letter of Credit, the Borrowers agree to return the Letter of Credit to the Bank together with the Borrowers' certification that the Letter of Credit has never been delivered to its beneficiary. If any Letter of Credit is delivered to its beneficiary under the Borrowers' instructions, the Borrowers' cancellation shall be ineffective without the Bank's receipt of the beneficiary's written consent and the Letter of Credit.

  E. Although this Agreement may be referenced in any Letter of Credit, the terms of an agreement related thereto or other obligation to the beneficiary of the Letter of Credit, such other agreements or obligations are not incorporated into this Agreement in any manner.

  2.3 Borrowing Base.  The aggregate principal amount at any time remaining
      --------------
unpaid on the Revolving Credit Loans will not be in excess of the amount arrived at by the computation provided for in the following borrowing formula (the "Borrowing Base"), which will be calculated in a Borrowing Base Certificate in the form of Exhibit 2.3 to this Fourth Restated Agreement. The Borrowing Base and the computation thereof shall be eighty-five (85) per cent of the aggregate amount of Eligible Accounts.

  2.4 Borrowing Procedure.  The Borrowers will maintain a bank account (the
      -------------------
"Funding Account") with the Bank into which account all Advances on the Revolving Credit Loans will be made.

  A. Advances on the Revolving Credit Loans shall be made pursuant to a Notice of Revolving Credit Advance signed by a Responsible Officer of LRA, which is authorized by all other Borrowers to do so, specifying, (i) the aggregate amount of the Borrowing, and (ii) the requested date of the Borrowing. Each Borrowing shall be made on a Business Day not more often than three (3) times per week and Advances shall be in increments of not less than $50,000.00. The Bank is entitled to rely and act upon requests made or purportedly made by a Responsible Officer of LRA. The Borrowers shall be unconditionally and absolutely estopped from denying, (i) the authenticity and validity of any such transaction so acted upon by the Bank once the Bank has made an Advance and has deposited or transferred such funds as requested in any such Notice of Revolving Credit Advance, and (ii) the Borrowers' liability and responsibility therefor.

  B. Each Notice of Revolving Credit Advance shall be irrevocable and binding on the Borrowers. The Borrowers covenant and agree to assume liability for and to protect, indemnify and save the Bank harmless from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees, which may be imposed upon, incurred by or asserted against the Bank by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with, (i) any action of the Bank pursuant to a Notice of Revolving Credit Advance or any other request for an Advance under the Revolving Credit Loans, (ii) the breach of any provisions of this Fourth Restated Agreement by any Loan Party; or (iii) the transfer of funds pursuant to (i) and/or (ii) above.

  C. If a Notice of Revolving Credit Advance is received by the Bank before 12:00 p.m. (Houston, Texas time) in the manner provided herein, the Bank will deposit the Advance in immediately available funds in the Funding Account on the requested Borrowing Date which shall not be earlier than the Business Day a Borrowing is requested on a Base Rate Loan or the second Business Day after a Borrowing is requested on an Adjusted Libor Rate Loan as specified in a Notice of Revolving Credit Advance. If a Notice of Revolving Credit Advance is received by the Bank after 12:00 p.m. (Houston, Texas time) in the manner provided herein, the Bank will deposit the Advance in immediately available funds in the Funding Account on the requested Borrowing Date which shall not be earlier than the first Business Day after a Borrowing is requested on a Base Rate Loan or the second Business Day after a Borrowing is requested on an Adjusted Libor Rate Loan as specified in a Notice of Revolving Credit Advance.

  D. If the Bank shall receive an Application for Letter of Credit in the manner provided herein before 2:00 p.m. (Houston, Texas time) the Bank shall, on the requested Borrowing Date which shall not be earlier than the second Business Day after receipt, issue the Letter of Credit as specified by LRA and deliver same as directed by LRA.

  2.5 Use of Proceeds.  The proceeds of each Borrowing under the Revolving
      ---------------
Credit Commitment shall be used for the general corporate purposes (including those set out in Section 9.3) and working capital of the Borrowers in the ordinary course of business and for no other purposes.

  2.6 Required Payments.  If at any time during the term of this Fourth Restated
      -----------------
Agreement, the outstanding amount of the Advances made pursuant to Section 2.1 and the amount of Letters of Credit issued pursuant to Section 2.2 shall exceed the Borrowing Base, the Borrowers will immediately pay to the Bank an amount equal to the excess, including any unpaid interest on the principal sum paid.

                                  ARTICLE III
                                  TERM LOANS
                                  ----------

  3.1 Term Loans.  The Bank has, as of the respective dates of the Prior
      ----------
Agreements, advanced to the Borrowers the Term A Committed Sum, the Term B Committed Sum, the Term C Committed Sum and the Term D Committed Sum. Subject to the terms and conditions of this Fourth Restated Agreement, the Bank agrees to lend to the Borrowers, in two (2) Advances during the Term Commitment Period, up to the Term E Committed Sum as requested by the Borrowers in a Notice of Term Loan Advance in the form of Exhibit 3.1 to this Fourth Restated Agreement. Each Notice of Term Loan Advance shall specify, (i) the aggregate amount of such Borrowing, (ii) the requested Borrowing Date of such Borrowing, and (iii) the initial Interest Option selected in accordance with Section 4.3. If the Borrowers shall specify an Adjusted Libor Rate Loan, the Notice of Term Loan Advance shall also specify the length of the initial Interest Period selected by the Borrowers for such Borrowing. The Bank shall not be obligated to make Term E Loan Advances, however, (i) in an amount in excess of the Term E Committed Sum, and/or, (ii) if a Event of Default shall exist.

  3.2 Borrowing Procedure.  It is contemplated that the Borrowers will request,
      -------------------
(i) an Advance of the Term E Committed Sum of up to $6,000,000.00 to pay a portion of the acquisition price for the Assets being purchased pursuant to the EDP Asset Purchase Agreement, (ii) an Advance of the Term E Committed Sum of up to $1,350,000.00 to pay a portion of the acquisition price for the Stock being acquired pursuant to the Burton House Stock Purchase Agreement, and (iii) an Advance of the Term E Committed Sum of up to $100,000.00 to pay the Facility Fees due as of the Effective Date of this Fourth Restated Agreement and transaction costs incurred by the Borrowers in connection with the purchase of the Assets of EDP, the stock of Burton and this Fourth Restated Agreement. Upon the making of a Term Loan Advance, the Borrowers must perfect in the Bank a valid first priority lien on all Collateral, including the Assets being acquired and the Assets of the entities whose stock is being acquired.

  A. Advances on the Term Loans shall be made pursuant to a Notice of Term Loan Advance signed by a Responsible Officer of LRA, which is authorized by all other Borrowers to do so, specifying, (i) the aggregate amount of the Borrowing, and (ii) the requested Borrowing Date of the Borrowing. The Bank is entitled to rely and act upon requests made or purportedly made by a Responsible Officer of the Borrowers. The Borrowers shall be unconditionally and absolutely estopped from denying, (i) the authenticity and validity of any such transaction so acted upon by the Bank once the Bank has made an Advance and has deposited, transferred or paid such funds as requested in any such Notice of Term Loan Advance, and (ii) the Borrowers' liability and responsibility therefor.

  B. Each Notice of Term Loan Advance shall be irrevocable and binding on the Borrowers. The Borrowers covenant and agree to assume liability for and to protect, indemnify and save the Bank harmless from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees, which may be imposed upon, incurred by or asserted against the Bank by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with, (i) any action of the Bank pursuant to a Notice of Term Loan Advance, (ii) the breach of any provisions of this Fourth Restated Agreement by the Borrowers, or (iii) the transfer of funds pursuant to (i) and/or (ii) above.

  3.3 Use of Proceeds.  Borrowing under the Term E Committed Sum will be used
      ---------------
solely in connection with the EDP Asset Purchase Agreement, the Burton House Stock Purchase Agreement, the payment of the Facility Fees to the Bank, for transactional costs incurred in connection with the foregoing and for no other purposes. Of the total proceeds of the Borrowing under the Term E Committed Sum, not more than $6,000,000.00 shall be used to purchase the Assets of EDP and EDP Temp, and not more than $1,350,000.00 shall be used to pay for the stock of Burton.

  3.4 Conditions Precedent.  The Borrowers shall, as conditions precedent to
      --------------------
receiving an Advance under the Term Loan provisions hereof, deliver to the Bank, at the time of any Notice of Term Loan Advance, the following:

  A. True and correct final copies of the EDP Asset Purchase Agreement or the Burton House Stock Purchase Agreement, as applicable, duly executed by each party thereto, together with true and correct final copies of all documents mentioned or described in each of such agreements, duly executed by the appropriate parties thereto.

  B. Duly executed and filed UCC-1 Financing Statements to perfect the Bank's first priority security interest in the Assets, and a search of the Office of the Secretary of States of Texas, New York and California reflecting no other perfected Liens on the Assets.

  C. A landlord's lien waiver on specific Equipment, when same is located on leased real property and when requested by the Bank, and a waiver of lien executed by any mortgagee of the real property, both being in form and content satisfactory to the Bank. The Bank will be provided with such title information as will be reasonably necessary to determine the status of title to any such real property.

                                  ARTICLE IV
                                     NOTES
                                     -----

  4.1 Revolving Credit Note.  The Advances made under Section 2.1 by the Bank
      ---------------------
shall be evidenced by the Revolving Credit Note executed by the Borrowers, which
(i) is dated the Effective Date of this Fourth Restated Agreement, (ii) is in the amount of the Revolving Credit Commitment, (iii) is payable to the order of the Bank at the office of the Bank, (iv) bears interest in accordance with
Section 4.3, and (v) is in the form of Exhibit 4.1 to this Fourth Restated Agreement. Notwithstanding the principal amount of the Revolving Credit Note as stated on the face thereof, the amount of principal actually owing thereon, at any given time, shall be the aggregate of all Advances made to the Borrowers hereunder, less all payments of principal actually received by the Bank. The records of the Bank evidencing the date and amount of each Advance, as well as the amount of each payment made by the Borrowers, shall be rebuttably presumptive evidence of the amounts owing and unpaid on the Revolving Credit Note. The Borrowers shall repay, and shall pay interest on, the unpaid principal amount of the Revolving Credit Loans in accordance with the terms of the Revolving Credit Note and this Fourth Restated Agreement.

  4.2 Term Notes.  The Advances of the Term A Committed Sum are evidenced by
      ----------
Term Note A in the amount of $1,275,000.00, executed by the Borrowers pursuant to this Fourth Restated Agreement. The Advances of the Term B Committed Sum are evidenced by Term Note B in the amount of $475,000.00, executed by the Borrowers pursuant to this Fourth Restated Agreement. Advances of the Term C Committed Sum are evidenced by Term Note C in the amount of $2,250,000.00, executed by the Borrowers pursuant to this Fourth Restated Agreement. The Advances of the Term D Committed Sum are evidenced by Term Note D in the amount of $2,550,000.00, executed by the Borrowers pursuant to this Fourth Restated Agreement. Advances of the Term E Committed Sum to be made under Section 3.1 by the Bank shall be evidenced by the Term Note E executed by the Borrowers pursuant to this Fourth Restated Agreement. The Term Notes shall be in the forms of Exhibit 4.2-a, as to Term Note A, Exhibit 4.2-b, as to Term Note B, Exhibit 4.2-c, as to Term Note C,
Exhibit 4.2-d, as to Term Note D, and Exhibit 4.2-e, as to Term Note E. The Borrowers shall repay, and shall pay interest on, the unpaid principal amount of the Term Loans in accordance with the terms of the Term Notes and Section 4.6.B.

  4.3 Interest Rate Options.  Subject to the provisions of this Section, LRA
      ---------------------
shall for the Borrowers shall elect an option (an "Interest Option") of having all or any portion of the Loans bear interest at rates determined as follows:

   A. LRA shall for the Borrowers elect to have Revolving Credit Loans bear interest as a Base Rate Loan or an Adjusted Libor Rate Loan. Each Adjusted Libor Rate Loan shall, however, be in a minimum amount of $100,000.00, or an integral multiple of $50,000.00 for amounts in excess thereof. Each change in an Interest Option made pursuant to this Section shall be deemed both a payment of the Base Rate Loan or the Adjusted Libor Rate Loan from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not thereby changed) as a Base Rate Loan or an Adjusted Libor Rate Loan into which such change was made on the date of such change.

      (1) Prior to Default, the unpaid principal of the Revolving Credit Loans shall bear interest from the date of Advance as follows:

          (a) If a Base Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of: (i) The Base Rate in effect from day to day, plus the Applicable Margin (a "Contract Rate"); or, (ii) the Maximum Rate; or,

          (b) If an Adjusted Libor Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of: (i) The Adjusted Libor Rate in effect from day to day, plus the Applicable Margin (also a "Contract Rate"); or, (ii) the Maximum Rate.

      (2) LRA shall, for the Borrowers, in each Notice of Revolving Credit Advance in which Borrowers shall choose an Adjusted Libor Rate Loan, give the Bank notice of the Interest Option selected and the Interest Period therefor with respect to each Borrowing made hereunder.

      (3) Prior to the termination of each Interest Period with respect to each Adjusted Libor Rate Loan, LRA for the Borrowers shall give notice (a "Rollover Notice") to the Bank of the Interest Option which shall be applicable to such portion of the Loan upon the expiration of such Interest Period. The Rollover Notice shall be given to the Bank at least one (1) Business Day, in the case of a Base Rate selection, or two (2) Business Days, in the case of an Adjusted Libor Rate selection, prior to the termination of the Interest Period. If the Borrowers shall specify an Adjusted Libor Rate, the Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definition of such term), selected by the Borrowers with respect to such portion of the Loan. Each Rollover Notice shall be irrevocable and effective upon notification thereof to the Bank. If the required Rollover Notice shall not have been timely received by the Bank in accordance with the above provisions of this Section prior to the expiration of the then relevant Interest Period in effect when such Rollover Notice was required to be given, the Borrowers shall be deemed to have selected the rate set forth in Section 4.3.A.(1)(a) to be applicable to such portion of the Loan upon expiration of such Interest Period and the Borrowers shall be deemed to have given the Bank notice of such selection.

      (4) With respect to a Base Rate Loan, the Borrowers shall have the right, on any Business Day (a "Conversion Date"), to convert such Base Rate Loan to an Adjusted Libor Rate Loan by giving the Bank a Rollover Notice of such election at least two (2) Business Days prior to such Conversion Date.

  B. The Borrowers shall elect to have Term Loans bear interest as a Base Rate Loan or an Adjusted Libor Rate Loan. Each change in an Interest Option made pursuant to this Section shall be deemed both a payment of the Base Rate Loan or the Adjusted Libor Rate Loan from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not thereby changed) as a Base Rate Loan or an Adjusted Libor Rate Loan into which such change was made on the date of such change.

      (1) Prior to Default, the unpaid principal of the Term Loans shall bear interest from the date of Advance as follows:

          (a) If a Base Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of: (i) The Base Rate in effect from day to day, plus the Applicable Margin (a "Contract Rate"); or, (ii) the Maximum Rate; or,

          (b) If an Adjusted Libor Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of: (i) The Adjusted Libor Rate in effect from day to day, plus the Applicable Margin (also a "Contract Rate"); or, (ii) the Maximum Rate.

      (2) The Borrowers shall, in each Notice of Term Loan Advance, give the Bank notice of the initial Interest Option selected and the Interest Period therefor with respect to each Borrowing made hereunder.

      (3) Prior to the termination of each Interest Period with respect to each Adjusted Libor Rate Loan, the Borrowers shall give notice, also a "Rollover Notice," to the Bank of the Interest Option which shall be applicable to such portion of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to the Bank at least one (1) Business Day, in the case of a Base Rate selection, or two (2) Business Days, in the case of an Adjusted Libor Rate Loan selection, prior to the termination of such Interest Period. If the Borrowers shall specify an Adjusted Libor Rate Loan, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by the Borrowers with respect to such portion of the Loan. Each rollover notice shall be irrevocable and effective upon notification thereof to the Bank. If the required Rollover Notice shall not have been timely received by the Bank (in accordance with the above provisions of this Section) prior to the expiration of the then relevant Interest Period in effect when such Notice was required to be given, the Borrowers shall be deemed to have selected the rate set forth in Section 4.3.B.(1)(a) to be applicable to such portion of the Loan upon expiration of such Interest Period and the Borrowers shall be deemed to have given the Bank notice of such selection.

      (4) With respect to a Base Rate Loan, the Borrowers shall have the right, on any Business Day, also a "Conversion Date," to convert such Base Rate Loan to an Adjusted Libor Rate Loan by giving the Bank a Rollover Notice of such election at least three (3) Business Days, in the case of an Adjusted Libor Rate Loan selection, prior to such Conversion Date.

  C. Not more than ten (10) Adjusted Libor Rate Loans may be outstanding at any one time.

  D. The Borrower's right to convert all or any portion of the Loans to any Interest Option is subject to the following:

      (1) Accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrowers at the time of conversion or continuation;

      (2) If any Adjusted Libor Rate Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 5.5;

      (3) Any portion of a Loan required to be paid on any date occurring less than thirty (30) days after the end of the then current Interest Period applicable to such Loan, may not be converted into, or continued as, an Adjusted Libor Rate Loan and shall be automatically converted at the end of such Interest Period into a Base Rate Loan; and,

      (4) No Base Rate Loan may be converted to an Adjusted Libor Rate Loan and no Adjusted Libor Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Loan shall be automatically converted to a Base Rate Loan on the last day of each applicable Interest Period.

  4.4 Interest Recapture.  Notwithstanding the terms of Section 4.3.A.(1) or
      ------------------
Section 4.3.B.(1), if on any Interest Payment Date, the Bank does not receive interest on the Loans at the applicable Contract Rate because the applicable Contract Rate exceeds or has exceeded the Maximum Rate, then the Borrowers shall, upon the demand of the Bank, pay to the Bank, in addition to interest otherwise required hereunder, on each Interest Payment Date thereafter, interest at the Maximum Rate until the cumulative interest received by the Bank equals the interest which would have been received at the applicable Contract Rate. However, in no event shall the Borrowers be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period.

  4.5 Maximum Interest.  It is the intention of the parties to comply with all
      ----------------
applicable usury laws. Accordingly, it is agreed that notwithstanding any provision apparently to the contrary in the Loan Documents, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Amount or the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Loan Documents, then in such event the provisions of this Section shall govern and control and, (i) no Loan Party liable for the payment of any sums to become due under the Loan Documents shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount or the Maximum Rate, and (ii) any such excess which may have been collected shall be first applied as a credit against the then unpaid principal amount on any of the Notes and the excess, if any, refunded to the Borrowers or such other Loan Party and the effective rate of interest shall be automatically reduced to the Maximum Rate. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received by the holder or holders of any of the Notes in connection with the Loans. The Bank notifies and discloses to the Borrowers that, for purposes of TEX. REV. CIV. STAT. ANN. Art. 5069-1.04 (Vernon 1989), as it may, from time to time, be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling, from time to time, in effect as limited by

Art. 5069-1.04(b). To the extent provided by applicable law, however, the Bank reserves the right to change the "applicable rate ceiling," from time to time, by further notice and disclosure to the Borrowers. The "highest non-usurious rate of interest permitted by applicable law" for purposes of this Fourth Restated Agreement and the Notes shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Fourth Restated Agreement and the Notes (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest. The Borrowers and the Bank agree that, except for (S)15.10(b), the provisions of TEX. REV. CIV. STA. ANN. Art. 5069-15.01 et.seq. Vernon (1987), as amended (regulating certain revolving
                -- ---
credit loans and revolving tri-party accounts) shall not apply to the Loan Documents.

  4.6 Payments on the Notes.  The Revolving Credit Note and the Term Notes shall
      ---------------------
be payable as set out below.

  A. The unpaid principal amount of the Revolving Credit Note, together with all accrued but unpaid interest thereon, unpaid Facility Fees and unpaid Letters of Credit Fees, shall be due and payable on the Revolving Credit Commitment Termination Date. Interest on the Revolving Credit Note is due and payable monthly as it accrues, which commenced on the Interest Payment Date in June, 1997, and continues on each Interest Payment Date thereafter, and on the Revolving Credit Commitment Termination Date.

  B. The unpaid principal amount of the Term Notes shall be due and payable as follows:

      (1) Term Note A is due and payable in lawful money of the U.S. in consecutive monthly installments. Interest, as it accrues on Term Note A at the applicable Contract Rate, is due and payable monthly, commencing on the Interest Payment Date in September 1997, and continuing on each Interest Payment Date thereafter, and on the Term Maturity Date. The principal of Term Note A shall be due and payable in monthly installments. The first of such installments will be in the amount of $21,250.00, and will commence on the first Interest Payment Date in November 1997, and will continue on the same day of each consecutive calendar month thereafter until the Term Maturity Date. One final installment of the outstanding unpaid principal balance and accrued interest shall be payable on the Term Maturity Date.

      (2) Term Note B is due and payable in lawful money of the U.S. in consecutive monthly installments. Interest, as it accrues on Term Note B at the applicable Contract Rate, is due and payable monthly, which commencing on the Interest Payment Date in September 1997, and continuing on each Interest Payment Date thereafter, and on the Term Maturity Date. The principal of Term Note B shall be due and payable in monthly installments. The first of such principal installments will be in the amount of $7,916.67, and will commence on the first Interest Payment Date in December 1997, and will continue on the same day of each consecutive calendar month thereafter until the Term Maturity Date. One final installment of the outstanding unpaid principal balance and accrued interest shall be payable on the Term Maturity Date.

      (3) Term Note C is due and payable in lawful money of the U.S. in consecutive monthly installments. Interest, as it accrues on Term Note C at the applicable Contract Rate, is due and payable monthly, commencing on the Interest Payment Date in September 1997, and continuing on each Interest Payment Date thereafter, and on the Term Maturity Date. The principal of Term Note C shall be due and payable in monthly installments. The first of such principal installments will be in the amount of $37,500.00, will commence on the first Interest Payment Date in March 1998, and will continue on the same day of each consecutive calendar month thereafter until the Term Maturity Date. One final installment of the outstanding unpaid principal balance and accrued interest shall be payable on the Term Maturity Date.

      (4) Term Note D is due and payable in lawful money of the U.S. in consecutive monthly installments. Interest, as it accrues on Term Note D at the applicable Contract Rate, is due and payable monthly, commencing on the Interest Payment Date in October 1997, and continuing on each Interest Payment Date thereafter, and on the Term Maturity Date. The principal of Term Note D shall be due and payable in monthly installments. The first of such principal installments will be in the amount of $42,500.00, will commence on the first Interest Payment Date in April 1998, and will continue on the same day of each consecutive calendar month thereafter until the Term Maturity Date. One final installment of the outstanding unpaid principal balance and accrued interest shall be payable on the Term Maturity Date.

      (5) Term Note E is due and payable in lawful money of the U.S. in consecutive monthly installments. Interest, as it accrues on Term Note E at the applicable Contract Rate, is due and payable monthly, commencing on the Interest Payment Date in October 1997, and continuing on each Interest Payment Date thereafter, and on the Term Maturity Date. The principal of Term Note E shall be due and payable in monthly installments. The first of such principal installments will be in the amount of $124,166.67, will commence on the first Interest Payment Date in April 1998, and will continue on the same day of each consecutive calendar month thereafter until the Term Maturity Date. One final installment of the outstanding unpaid principal balance and accrued interest shall be payable on the Term Maturity Date.

  C. On the Revolving Credit Commitment Termination Date or upon the occurrence of any Event of Default, the Borrowers shall provide to the Bank cash collateral in an amount equal to the then-existing outstanding amounts of Letters of Credit. The Bank agrees to return the cash collateral to the Borrowers upon the subsequent payment in full of all Obligations or the cure of the applicable Event of Default.

  D.  The Borrowers shall make the below enumerated prepayments on the Loans:

      (1) Within sixty (60) days of the end of each Fiscal Year of LRA, commencing with the Fiscal Year ending December 31, 1997, the Borrowers shall make a prepayment of the Term Loans in an amount equal to the Mandatory Prepayment for the Fiscal Year then ended, such prepayment to be applied as set forth in Section 4.8.D.

      (2) Within three (3) days of the completion of an IPO, the Borrowers shall make a mandatory prepayment of the Loans in an amount up to one hundred
      (100) per cent of the proceeds received or realized (net of taxes due and expenses incurred to Persons which are not Affiliates) by the Borrowers as necessary to pay the Obligations in full.

  4.7 Calculation of Interest Rates.  Interest on the unpaid principal of the
      -----------------------------
Notes shall be calculated on the basis of the actual days elapsed in a year consisting of three hundred sixty (360) days.

  4.8 Prepayments.  Except as specified in this Section, the Borrowers shall
      -----------
have no right to prepay any Loan. The Borrowers may, upon five (5) days' prior notice to the Bank, make prepayments on the Notes in whole at any time or in part, from time to time, however, the following provisions shall be applicable.

  A. The Borrowers may, on any Business Day, prepay the outstanding principal amount of any Base Rate Loan, in whole or in part, without premium or penalty.

  B. Each Contract Rate has been determined, in part, based on the Bank's cost of funds. Therefore, the Borrowers shall pay a prepayment penalty in an amount equal to the Consequential Loss if the Borrowers shall, in any manner, prepay any Adjusted Libor Rate Loan. Additionally, the Borrowers indemnify and agree to hold the Bank harmless against, and reimburse the Bank on demand for, any loss, cost or expense incurred or sustained by the Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain an Adjusted Libor Rate Loan) as a result of: (i) Any payment or prepayment, whether required hereunder or otherwise, of any Adjusted Libor Rate Loan made after the delivery of a Notice of Revolving Credit Advance, Application for Letter of Credit or Notice of Term Loan Advance, as applicable, but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or, (ii) the failure of any Adjusted Libor Rate Loan to be made by the Bank due to any action or inaction of the Borrowers.

  C. A certificate of the Bank setting forth any amount or amounts which the Bank is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive, if made in good faith, absent manifest error. The Borrowers shall pay to the Bank the amount shown as due on any certificate within five (5) days after the receipt of same. Notwithstanding the foregoing, in no event shall the Bank be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate or the Maximum Amount. Without prejudice to the survival of any other obligations of the Borrowers hereunder, the obligations of the Borrowers under this Section shall survive the payment of the Loans.

  D. If no Default shall have occurred, prepayments shall be applied, (i) first to the discharge of any expenses for which the Bank may be entitled to receive reimbursement under any agreement with any of the Borrowers,
      (ii) next, to the Consequential Loss, (iii) next, to accrued interest on the Notes, (iv) next, to the reduction of principal, in the in verse order of maturity, on the portion of the Term Notes which are Base Rate Loans,
      (v) next, to the reduction of installments of principal, in the inverse order of maturity, on the portion of the Term Notes which are Adjusted Libor Rate Loans, (vi) next, to the reduction of principal on the Revolving Credit Loans which are Adjusted Libor Rate Loans, and (vii) the balance remaining, if any, shall be applied to the reduction of principal on the portion of the Revolving Credit Loans which are Adjusted Libor Rate Loans. Prepayments shall be applied to the Adjusted Libor Rate Loans as the Borrowers shall select; provided, however, the Borrowers shall select Adjusted Libor Rate Loans to be prepaid in a manner designed to minimize the Consequential Loss resulting from such prepayments.

  E. If, however, the Borrowers shall fail to select the Adjusted Libor Rate Loan to which such prepayments are to be applied, or an Event of Default has occurred and is continuing at the time of a prepayment, the Bank shall be entitled to apply the prepayment in any manner the Bank shall deem appropriate.

  4.9  Manner and Application of Payments.  All payments and prepayments of
       ----------------------------------
principal of, and interest on, the Notes shall be made by the Borrowers to the Bank before 2:00 p.m. (Houston, Texas time) in immediately available funds at the Bank's office. Any payment or prepayment received by the Bank after 2:00 p.m. (Houston, Texas time), shall be deemed to have been received by the Bank on the next succeeding Business Day.

  4.10 Renewals of Notes.  All renewals and rearrangements, if any, of any of
       -----------------
the Notes shall be deemed to be made pursuant to this Fourth Restated Agreement, and accordingly, shall be subject to the terms and provisions hereof. Each Loan Party shall be deemed to have ratified, as of the date of such renewal or rearrangement, all of the representations, covenants and agreements herein and in the Loan Documents set forth.

  4.11 Taxes.
       -----

  A. Any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"), excluding taxes imposed upon the Bank's income, and franchise taxes imposed upon the Bank by any Governmental Authority. If the Borrowers shall be re quired by law to deduct any Taxes for which the Borrowers are responsible under the preceding sentence from or in respect of any sum payable hereunder or under any of the Notes, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum the Bank would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law.

  B. The Borrowers shall pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Fourth Restated Agreement or the other Loan Documents ("Other Taxes").

  C. Each Loan Party indemnifies and agrees to hold the Bank harmless for the full amount of Taxes and Other Taxes paid by the Bank or any liability, including penalties and interest, arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

  D. Within thirty (30) days after the date of the payment of Taxes, the Borrowers shall furnish to the Bank the original or a certified copy of a receipt evidencing payment therefor.

  E. Without prejudice to the survival of any other agreement, the agreements and obligations of the Loan Parties contained in this Section shall survive the payment in full of the Obligations.

  4.12 Facility Fees.  The Borrowers paid to the Bank a fee in the amount of
       -------------
$65,500.00, for the granting of the Term A Loans, Term B Loans, Term C Loans and Term D Loans. The Borrowers also agree to pay to the Bank a fee in the amount of $74,500.00, for the granting of the Term E Loans which shall be due and payable on the Effective Date of this Fourth Restated Agreement. If the Borrowers shall not have completed the IPO and paid the Loans by December 31, 1997, the Borrowers shall pay to the Bank a fee of $40,000.00 which shall be due and payable on such date. If the Borrowers shall not have completed the IPO and paid the Loans by June 30, 1998, the Borrowers shall pay to the Bank a fee of $40,000.00 which shall be due and payable on such date. The Borrowers also agree to pay to the Bank fees (collectively, with the foregoing fees for the granting of the Term Loans, "Facility Fees") for the granting of the Revolving Credit Loans computed at the following rates (each a "Facility Fee Rate") per annum (based on a 360 day year) on the average daily un-borrowed amount of the Revolving Credit Commitment in effect during the period for which payment is made. Commencing as of September 30, 1997, the Facility Fees will be calculated quarterly, in arrears, on the last day of each March, June, September and December during the Revolving Credit Commitment Period, and on the Revolving Credit Commitment Termination Date, and payable within five (5) days of the Bank's demand therefor on the Borrowers. For the purposes hereof, Facility Fee Rate means the following margins determined on each March 31, June 30, September 30 and December 31 during the term of the Credit Agreement for the preceding quarter of the Borrowers commencing on March 31, 1997. Each Facility Fee Rate is determined as a function of the Funded Debt Ratio of LRA and the Consolidated Subsidiaries.

    Funded Debt Ratio                    Facility Fee Rate
    -----------------                    -----------------
    Less than 3.50:1.00                       0.2500 %

    Equal to or greater than 3.50:1.00
     but less than 4.50:1.00                  0.3750 %

    Equal to or greater than 4.50:1.00        0.5000 %

Until September 30, 1997, the Facility Fee Rate is .5000 % and on such date and on each June 30, September 30, December 31 and March 31 thereafter, the Funded Debt Ratio shall be calculated and the Facility Fee Rate determined for the next ensuing quarter period. Any change in the Facility Fee Rate shall be effective upon the latter of each March 31, June 30, September 30 and December 31 and the delivery of the Financial Statements. Once LRA and the Consolidated Subsidiaries shall have achieved a Funded Debt Ratio less than 4.50:1.00 or equal or less than 3.50:1.00, as applicable, LRA and the Consolidated Subsidiaries must maintain the ratio for the next quarterly period. If LRA and the Consolidated Subsidiaries shall fail to maintain the achieved Funded Debt Ratio as of a March 31, June 30, September 30 and December 31 for the immediately succeeding three months, the Facility Fee Rate shall be the higher applicable Facility Fee Rate, as applicable, calculated for the such quarterly period. If LRA shall fail to deliver any such Financial Statement within the times specified therefor, the Funded Debt Ratio shall be deemed to be greater than 4.50:1.00 until LRA delivers such Financial Statement to the Bank.

  4.13 Letters of Credit Fees.  At the time a Letter of Credit is issued, the
       ----------------------
Borrowers agree to pay to the Bank fees for the issuing of Letters of Credit:

  A. In a sum equal to the greater of one (1) per cent per annum of the face amount of the Letter of Credit, and an annual fee of $350.00 for each year or part year a Letter of Credit is outstanding.

  B. The Borrowers additionally agree to pay promptly upon demand the amount of any customary fees and expenses the Bank charges for amending letters of credit, for honoring drafts and draw requests, and taking similar action in connection with letters of credit.

                                   ARTICLE V
               SPECIAL PROVISIONS FOR ADJUSTED LIBOR RATE LOANS
               ------------------------------------------------

  5.1 Inadequacy of Libor Pricing.  If with respect to any Interest Period for
      ---------------------------
any Adjusted Libor Rate Loan:

  A. The Bank determines (which determination shall be conclusive) that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to Bank in the interbank Eurodollar market for such Interest Period; or,

  B. The Bank determines in good faith (which determination shall be conclusive) that, (i) the Adjusted Libor Rate will not adequately and fairly reflect the cost to the Lender of maintaining or funding such Adjusted Libor Rate Loan for such Interest Period, or (ii) reasonable means do not exist for ascertaining the Libor Rate then the Bank shall give notice thereof to the Borrowers whereupon until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Bank to make Adjusted Libor Rate Loans shall be suspended, and (ii) the Borrowers shall either (a) repay in full the then outstanding principal amount of the Adjusted Libor Rate Loans, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Adjusted Libor Rate Loans, or (b) convert such Adjusted Libor Rate Loans to Base Rate Loans in accordance with Section 4.3.A.(3) or Section 4.3.B.(3) on the last day of the then current Interest Period applicable to each such Adjusted Libor Rate Loan.

  5.2 Illegality.  If with respect to any Interest Period for any Adjusted
      ----------
Libor Rate Loan:

  A. The Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful for the Bank to maintain or fund any Loan by means of Dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "Eurodollar Event"), then, at the option of the Bank, the aggregate principal amount of the Adjusted Libor Rate Loans then outstanding, which Loans are directly affected by such Eurodollar Event, shall be prepaid by the Borrowers. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, the Bank may exercise the aforesaid option by giving notice thereof to the Borrowers.

  B. Any prepayment of any Adjusted Libor Rate Loan which is required under the preceding Section shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Fourth Restated Agreement with respect to such prepaid Ad-justed Libor Rate Loan on the date stated in the notice to the Borrowers referred to above, which date ("required prepayment date") shall be not less than fifteen (15) days from the date of such notice. Upon receipt of such notice, the Borrowers shall either, (i) prepay in full the then outstanding principal amount of the Adjusted Libor Rate Loan, together with accrued interest thereon, or (ii) convert the Adjusted Libor Rate Loan to another Interest Option on either (a) the last day of the then current Interest Period applicable to each affected Adjusted Libor Rate Loan, if the Bank may lawfully continue to maintain and fund such Adjusted Libor Rate Loan to such day, or (b) immediately if the Bank may not lawfully continue to fund and maintain such Adjusted Libor Rate Loan to such day.

  5.3 Increased Costs for Adjusted Libor Rate Loans.
      ---------------------------------------------

  A. If any Governmental Authority, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank (or the interbank Eurodollar market) any other condition affecting the Adjusted Libor Rate Loans; and, if the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Adjusted Libor Rate Loans, or to reduce the amount of any sum received or receivable by the Bank under this Fourth Restated Agreement or under the Notes by an amount deemed by the Bank to be material, then within five (5) days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to the Bank hereunder shall be conclusive in the absence of manifest error. If the Bank demands compensation under this Section, then the Borrowers may at any time, upon at least five (5) Business Days' prior notice to the Bank, either, (i) repay in full the then outstanding affected Adjusted Libor Rate Loans, together with accrued interest thereon to the date of prepayment, or (ii) convert the Adjusted Libor Rate Loans to another applicable Interest Option in accordance with the provisions of this Fourth Restated Agreement; provided, however, that the Borrowers shall be obligated for any Consequential Loss arising pursuant to such actions.

  B. If either, (i) the introduction of, or any change in, or in the interpretation of, any law or regulation, or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of such capital is increased by or based upon the existence of the Advances hereunder or of the Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by the Bank, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank in the light of the circumstances, to the extent that the Bank deter mines such increase in capital to be allocable to the existence of the Advances hereunder or of the Bank's agreement to lend hereunder. A certificate as to such amounts submitted to the Borrowers by the Bank shall be conclusive and binding for all purposes, absent manifest error.

  5.4 Effect on Interest Options.  If notice has been given pursuant to Section
      --------------------------
5.1 or Section 5.2 requiring a type of Adjusted Libor Rate Loan to be repaid or converted, then unless and until the Bank notifies the Borrowers that the circumstances giving rise to such repayment no longer apply requiring such repayment or conversion, Adjusted Libor Rate Loans shall thereafter be Base Rate Loans. If the Bank notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, the Borrowers may thereafter select Loans to be the Adjusted Libor Rate Loans in accordance with
Section 4.3.A or Section 4.3.B.

     5.5  Payments Not At End of Interest Period.  If the Borrowers make any
          --------------------------------------
payment of principal with respect to any Adjusted Libor Rate Loan on any day other than the last day of the Interest Period applicable to such Adjusted Libor Rate Loan, the Borrowers shall reimburse the Bank on demand the Consequential Loss incurred by the Bank as a result of the timing of such payment. A certificate of the Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to the Borrowers and shall, in the absence of manifest error, be conclusive and binding. Any conversion of an Adjusted Libor Rate Loan to a different Interest Option on any day other than the last day of the Interest Period for such Adjusted Libor Rate Loan shall be deemed a payment for purposes of this Section.

                                  ARTICLE VI
                             COLLATERAL FOR LOANS
                             --------------------

     6.1  Collateral for Loans.  The Loans shall be secured by the following
          --------------------
property (collectively, the "Collateral") and Liens in the Collateral shall be created by or in the Collateral Documents, including, but not limited to, those described as follows:

     A. A Security Agreement in the form of Exhibit 6.1.A to this Fourth Restated Agreement, duly executed by each Borrower and each Consolidated Subsidiary which is subsequently made a Loan Party creating a first priority lien, mortgage and security interest in and upon all present and future Accounts, Inventory, Equipment, furniture, Goods, Fixtures, General Intangibles, Instruments, margin accounts, tax refunds, Chattel Paper, drafts, acceptances, Contracts and Contract Rights, Documents, Title Documents, notes, returned and repossessed Goods and all other personal property or interests in personal property, together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing, whether now owned or hereafter acquired, and wherever located.

     B. Security Agreement-Pledge in the form of Exhibit 6.1.B to this Fourth Restated Agreement, creating a first priority lien, mortgage and security interest in and upon all of the outstanding and issued capital stock of Looney, KBA, LRA-Cal, LRA-Midwest, LRA-NE, Block, Transcription and Burton.

     6.2  Further Assurances. Each Loan Party shall make, execute or endorse,
          ------------------
and acknowledge and deliver or file or cause the same to be done, all vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, mortgages, transfers, assignments, Financing Statements or other assurances, and take any and all such other action, as the Bank may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, or for better assuring and confirming unto the Bank all or any part of the security for any of the Obligations, or for granting to the Bank any security for the Obligations which the Bank reasonably may request from time to time.

     6.3  Collateral Documents.  Each of the Collateral Documents will be duly
          --------------------
executed by the parties thereto. Each document, including, without limitation, any Financing Statement, required by the Collateral Documents, under law or requested by the Bank to be filed, registered or recorded in order to create, in favor of and for the benefit of the Bank, a perfected first Lien on the Collateral described therein, shall be properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Bank shall receive an acknowledgment copy, or other evidence satisfactory to the Bank, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

     6.4  Description of Collateral.  The Collateral Documents will contain a
          -------------------------
description of the Collateral sufficient to grant to the Bank for the benefit of the Bank perfected Liens therein pursuant to applicable law. Upon the filing of the UCC-1's, the Bank will have, for the benefit of the Bank, perfected first priority Liens in all Collateral.

     6.5  Other Loans. It is agreed that the Collateral given to secure the
          -----------
Loans shall secure all Obligations, regardless of how same may arise and all collateral given to secure any other obligations of any Loan Party shall additionally secure the Obligations. Any Default shall constitute an event of default in all Obligations and the Liens securing the payment of same.

                                  ARTICLE VII
                        CUSTODY, INSPECTION, COLLECTION
                        -------------------------------
                         AND MAINTENANCE OF COLLATERAL
                         -----------------------------

     7.1  Disposition. The Borrowers will safeguard and protect all Collateral
          -----------
for the Bank's general account and make no disposition thereof except in the ordinary course of business.

     7.2  Inspection.  At all reasonable times during business hours, the Bank
          ----------
shall have full access to, and the right to examine, check, inspect and make abstracts and copies from the books, records, audits, correspondence and all other papers relating to the Collateral. The Bank and the Bank's agents may enter upon any of the premises of the Borrowers at any time during business hours and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto. On an annual basis, the Bank may, at the Borrowers' expense make field examinations of the Borrowers' books, records, Title Documents and Inventory. The reasonable costs of the field examinations will be reimbursed to the Bank on receipt of a statement therefor.

     7.3  Authorization.  The Borrowers irrevocably authorize and direct all
          -------------
accountants and auditors employed by the Borrowers to exhibit and deliver to the Bank, at any time during the term of this Fourth Restated Agreement when an Event of Default shall have occurred, copies of any of the Financial Statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession of the Borrowers, and to disclose to the Bank any information they may have concerning the financial status and business operations. The Borrowers authorize all Governmental Authority to furnish to the Bank copies of reports or examinations relating to the Borrowers, whether made by the Borrowers or otherwise.

     7.4  Reports. The Borrowers will, immediately upon learning thereof, report
          -------
to the Bank all matters affecting the value, enforceability or collectibility of any of the Collateral such as the reclamation, repossession or return to the Borrowers of goods and claims or disputes asserted by any customer or Account Debtor if such matter could have a Material Adverse Effect.

     7.5  Compliance with Law. The Borrowers shall comply with all actions,
          -------------------
rules, regulations and orders of any Governmental Authority applicable to the Collateral or any part thereof or to the operation of the business of the Borrowers. The Borrowers may, however, contest or dispute any actions, rules, regulations, orders and directions of a Governmental Authority in any reasonable manner, provided the Bank is satisfied that the contest or dispute does not affect the Bank's Liens or have a Material Adverse Effect.

     7.6  Protection.  At any time there shall be an Event of Default, the Bank
          ----------
may take such steps as the Bank deems necessary to protect the Bank's interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as the Bank may deem appropriate. The Bank may elect to employ and maintain at any of the Borrowers' premises a custodian who shall have full authority to do all acts necessary to protect the Bank's interest in the Collateral. The Borrowers agree to cooperate fully with all of the Bank's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Bank may direct. All of the Bank's reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrowers' account and added to the Revolving Credit Note.

     7.7  Collection.  Except in the ordinary course of business, the Borrowers
          ----------
shall not, without the Bank's consent which the Bank may withhold in the Bank's reasonable business judgment, compromise or adjust any of the Accounts (or extend the time for payment thereof) or grant any additional discounts, allowances or credits thereon. The Bank shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom. At any time after the occurrence of an Event of Default, the Bank may, without notice to or consent from the Borrowers sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon.

     7.8  Creation of Accounts. Upon the Bank's reasonable request, the
          --------------------
Borrowers will upon the creation of Accounts, or at such intervals as the Bank may require, provide the Bank with, (i) confirmatory assignment schedules, (ii) copies of customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Accounts as the Bank reasonably may require. The Bank shall have the right to confirm and verify all Accounts and do whatever the Bank reasonably may deem necessary to protect the Bank's interests. The items to be provided under this Section are to be in forms satisfactory to the Bank and executed by the Borrowers and delivered to the Bank, from time to time, solely for the Bank's convenience in maintaining records of the Collateral. The failure to deliver any of such items to the Bank shall not affect, terminate, modify or otherwise limit the Bank's Liens.

     7.9  Right to Receive. Upon the occurrence of an Event of Default, the Bank
          ----------------
shall have the right to receive, endorse, assign and/or deliver in the name of the Bank and the Borrowers, any and all checks, drafts and other instruments for the payment of money relating to the Accounts. The Borrow-ers waive notice of presentment, protest and of non-payment of any instrument so endorsed. The Borrowers constitute the Bank or the Bank's designee as the Borrowers' attorney with power to, (i) endorse the Borrowers' names upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into the Bank's possession; (ii) send verifications of Accounts to any customer; (iii) notify the postal authorities to change the address for delivery of mail addressed to the Borrowers to such address as the Bank may designate; and, (iv) sign all Financing Statements or any other documents or instruments deemed necessary or appropriate by the Bank to preserve, collect, or perfect the Bank's interest in the Collateral and file same. All acts of the attorney or designee are hereby ratified and approved, and the attorney or designee shall not be liable for any acts of omission or commission, or for any error of judgment or mistake of fact or law. This power is coupled with an interest and is irrevocable while any of the Obligations remain unpaid.

                                 ARTICLE VIII
                                   COVENANTS
                                   ---------

     8.1  Affirmative Covenants. Until the fulfillment of all Obligations,
          ---------------------
unless the Bank shall otherwise consent in writing, each Loan Party will, as indicated, perform and comply with the following covenants:

     A.   LRA shall furnish to the Bank:

          (1) As soon as possible, but in any event within ninety (90) days after the end of each Fiscal Year, audited, consolidated Financial Statements of LRA and the Consolidated Subsidiaries consisting of statements of income, stockholder's equity and cash flow for such Fiscal Year and a balance sheet as of the end of such Fiscal Year, setting forth, in each case, in comparative form, corresponding figures from the immediately preceding annual audit, accompanied by supporting schedules required by GAAP, all in reasonable detail and satisfactory in scope to the Bank, as fairly presenting the financial position of LRA and the Consolidated Subsidiaries as of the dates indicated in accordance with GAAP, together with an opinion thereon, without material qualifications or exceptions certified by independent certified public accountants selected by LRA and satisfactory to the Bank, and the consolidating Financial Statements of each Consolidated Subsidiary;

          (2)  As soon as possible, but in any event within one hundred twenty
          (120) days after the end of each Fiscal Year, the auditors' management report;

          (3) As soon as possible, but in any event within thirty (30) days after the end of each month, a consolidated aging and listing of all Accounts, Eligible Accounts and accounts payable for such period certified as being true and correct by a Financial Officer of LRA;

          (4) Within thirty (30) days after the end of each month, consolidated and consolidating Financial Statements of LRA and the Consolidated Subsidiaries as of the end of such period and the related statements of income and stockholders' equity, all in reasonable detail and setting forth in comparative form the amounts for such period and, with respect to the statements of income and cash flow, the Fiscal Year to date, and the amounts for the corresponding periods in the prior year, prepared in a manner satisfactory to the Bank and certified by a Financial Officer of LRA as fairly presenting the consolidated financial position of LRA and the Consolidated Subsidiaries as of the dates indicated, subject to changes resulting from audit and normal year-end adjustment;

          (5) On the Effective Date of this Fourth Restated Agreement and within thirty (30) days after the end of each month, the Borrowers will provide the Bank with a Borrowing Base Certificate in the form of
          Exhibit 2.3 to this Fourth Restated Agreement, signed by a Financial Officer of LRA cer tifying that no Events of Default have occurred and LRA and each other Loan Party are in compliance with the covenants set out in Section 8.2, calculating the Borrowing Base, and (ii) together with such payment, if any, as may be necessary to reduce the aggregate principal amount of the Revolving Credit Note to the amount permitted under the Borrowing Base and this Fourth Restated Agreement;

          (6) As soon as possible, a copy of the federal income tax return of LRA for the current Fiscal Year then ended, certified as being true and correct by a Financial Officer of LRA; and,

          (7) From time to time, such further information regarding the business, affairs and financial condition of LRA and the Consolidated Subsidiaries as the Bank reasonably may request.


     B. At such time as LRA shall become a publicly traded company, LRA will furnish to the Bank, within sixty (60) days after the end of the first, second and third fiscal quarter, a copy of the Form 10Q filed with the Securities and Exchange Commission, and within ninety (90) days of the end of each Fiscal Year, a copy of the Form 10K filed with the Securities and Ex change Commission, each certified by a Financial Officer of LRA as being true and correct.

     C. LRA will furnish to the Bank, promptly when same is avail able, a copy of each Financial Statement, report, notice or proxy statement sent by LRA to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by LRA with any securities exchange or the Securities and Exchange Commission, and of any order issued by any Governmental Authority in any proceeding to which LRA is a party. At such time as LRA shall become a publicly traded company, LRA will notify the Bank of changes in the ownership of stock of LRA by any Insider, as defined in the Securities Act of 1934, of any single change or aggregate change of ownership of five (5) or more per cent of the outstanding or issued shares of LRA.

     D. The Borrowers shall, promptly upon learning thereof: (i) inform the Bank, in writing, of any material delay in any Borrower's performance of a Borrower's obligations to any Ac count Debtor if the effect thereof would materially affect the collectibility of the Account, or of any assertion of any claims, set offs or counterclaims by any Account Debtor; and, (ii) furnish to and inform the Bank of all material adverse information relating to the financial condition of any Account Debtor.

     E. The Borrowers will, on before January 15, 1998, enter into an Interest Rate Protection Agreement for no less than $7,000,000.00 for a tenure and at a spread on the Adjusted Libor Rate, on terms and conditions and within a party acceptable to the Bank.

     F. The Borrowers shall comply with all Requirements of any Governmental Authority.

     G. The Borrowers shall act prudently and in accordance with customary industry standards in managing or operating the Borrowers' assets, properties, business and investments. The Borrowers shall keep in good working order and condition, ordinary wear and tear excepted, all of the Borrowers' assets and properties which are necessary to the conduct of the Borrowers' business. The Borrowers shall obtain and maintain at the Borrowers' expense, all governmental licenses, authorizations, consents, permits and approvals as may be required to enable the Borrowers to operate the Borrowers' business and to comply with the Borrowers' obligations hereunder and under the other Loan Documents if the failure to do so would have a Material Adverse Effect.

     H. The Borrowers will maintain with financially sound, responsible and reputable insurance companies, insurance against such risks, and in such amounts (and with co-insurance and deductibles), as are usually carried by owners of similar businesses and properties in the same general areas in which the Borrowers operate, and at least in the amounts and types presently carried by the Borrowers. The Borrowers will specifically maintain (i) all insurance required by state statutes for protection of employees against work-related injuries,
          (ii) comprehensive general liability coverage in the aggregate of $750,000.00, and (iii) all other insurance required by applicable law. All such policies shall be non-cancelable without ten (10) days prior written notice to the Bank. The Borrowers shall cause the insurance policies or proper certificates evidencing the same to be delivered to the Bank. If the Borrowers shall fail to obtain insurance as herein provided, or to keep the same in force, the Bank may obtain such insurance and pay the premiums therefor and charge the Borrowers' account therefor, and such expenses so paid shall be part of the Obligations.

     I. Each of the Borrowers will continue to be a corporation duly incorporated and existing in good standing under the laws of the state of its incorporation, and will continue to be duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by it or the nature of the business transacted by it makes licensing or qualification necessary, and the failure to do so would have a Material Adverse Effect.

     J. Each Loan Party shall pay and discharge all Taxes, assessments and governmental charges or levies including, but expressly not limited to, income, excise and ad valorem Taxes, prior to the date on which penalties or liens attach thereto and become of public record, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     K.   Each Loan Party will promptly give notice in writing to the Bank of
          (i) any IRS audit of the Loan Party, (ii) the filing or commencement of any action, suit, or administrative proceeding against the Loan Party, whether at law or in equity or by or before any Governmental Authority, (iii) violations of any Requirement, or (iv) any Reportable Event, any of which events (a) is material and is brought by or on behalf of any Person, or in which injunctive or other equitable relief is sought, and (b) it is probable (within the meaning of Statement of Financial Accounting Standards No. 5 promulgated by FASB) that there will be an adverse determination and which, if adversely determined, would materially impair the ability of such Person to perform its obligations under any of the Loan Documents to which it is a party.

     L. Each Loan Party will furnish to the Bank immediately upon be coming aware of the existence of any condition or event which constitutes a Default or an Event of Default, or which, with notice or lapse of time, would become a Default or an Event of Default, notice specifying the nature and period of existence thereof and the action which Loan Party is taking or proposes to take with respect thereto.

     M. Each Loan Party will pay in full all reasonable expenses, including reasonable legal expenses and attorney's fees, of the Bank which have been or may be incurred by the Bank in connection with the preparation of the Loan Documents, the lending hereunder, the collection or enforcement of the Obligations and the recording and filing and re-recording and re-filing of any such document.

     N. The Borrowers will make full and timely payment of the Obligations whether now existing or hereafter arising, and duly comply with all the terms and covenants contained in this Fourth Restated Agreement (including, without limitation, the Borrowing limitations and Mandatory Prepayments) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein.

     8.2  Financial Covenants. Until the fulfillment of all Obligations unless
          -------------------
the Bank shall otherwise consent in writing, LRA and the Consolidated Subsidiaries will, on a consolidated basis, maintain the following financial covenants:

     A.   Funded Debt Ratio.  As of the Effective Date of this Fourth Restated
          -----------------
          Agreement, LRA and the Consolidated Subsidiaries shall have and shall maintain for each period consisting of four (4) consecutive fiscal quarters through June 30, 1998, a Funded Debt Ratio not exceeding 6.20:1.00. Thereafter, LRA and the Consolidated Subsidiaries shall maintain for each period consisting of four (4) consecutive fiscal quarters a Funded Debt Ratio not exceeding the amounts set out for such periods:

                    Period                                             Ratios
                    ------                                             ------
          July 1, 1998 through September 30, 1998                     5.50:1.00
          October 1, 1998 through December 31, 1998                   5.00:1.00
          January 1, 1999 through June 30, 1999                       4.50:1.00
          After June 30, 1999                                         4.00:1.00

     B.   Fixed Charge Coverage Ratio.  On the Effective Date of this Fourth
          ---------------------------
          Restated Agreement, and for each period consisting of four (4) consecutive fiscal quarters through June 30, 1998, a Fixed Charge Coverage Ratio of at least 1.00:1.00. Thereafter, LRA and the Consolidated Subsidiaries shall maintain for each period consisting of four (4) consecutive fiscal quarters a Fixed Charge Coverage Ratio of at least the following amounts set out for such periods:

                    Period                                             Ratios
                    ------                                             ------
          July 1, 1998 through December 31, 1998                      1.10:1.00
          January 1, 1999 through June 30, 1999                       1.15:1.00
          July 1, 1999 through December 31, 1999                      1.20:1.00
          After December 31, 1999                                     1.25:1.00

     C.   Certificate of Compliance. On the Effective Date of this Fourth
          -------------------------
          Restated Agreement and thirty (30) days after the end of each month, the Borrowers will provide to the Bank a Certificate of Compliance in the form of Exhibit 8.2.C to this Fourth Restated Agreement, signed by a Financial Officer of the Borrowers, (i) calculating or stating the financial covenants set out in Section 8.2.A and Section 8.2.B, (ii) certifying that no Events of Default have occurred, and (iii) that the Borrowers and the Consolidated Subsidiaries are in compliance with the covenants set out in this Section.

     8.3  Other Covenants.  Until the fulfillment of all Obligations, unless the
          ---------------
Bank shall otherwise consent in writing, LRA and the Consolidated Subsidiaries, respectively as indicated, will perform and comply with the following covenants:

     A. LRA and the Consolidated Subsidiaries will not create, incur, assume or suffer to exist Indebtedness, except (i) the Loans; (ii) current accounts payable and other current obligations (other than for borrowed money) arising out of transactions in the ordinary course of business; (iii) subject to Section 8.3.E, Indebtedness incurred in connection with the acquisi tion of equipment or other assets; (iv) Subordinated Indebtedness; and, (v) long term deferred taxes.

     B. LRA and the Consolidated Subsidiaries will not execute a Guaranty (except in favor of the Bank and the Investors with respect to the Subsidiary Guarantee Agreements as defined in and issued pursuant to the Securities Purchase Agreement), or create, incur, assume or suffer to exist any Lien, except a Permitted Lien.

     C. LRA and the Consolidated Subsidiaries will not assume, guarantee, endorse or otherwise become liable upon, or agree to purchase or otherwise furnish funds for the payment of the obligations of any Person, firm or corporation other than Borrowers hereunder or as permitted under Section 8.3.B, or agree to complete, or make available funds for the completion of, any facility not owned by Borrowers, except endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, except in favor of Bank.

     D. Except as permitted herein or in a Subordination Agreement, LRA and the Consolidated Subsidiaries will not pay any principal or interest on any Subordinated Indebtedness or pay Dividends on any preferred stock, including the Approved Preferred Stock. As long as the Borrowers are in compliance with the Borrowers' covenants set out in
          Section 7.2, no Event of Default shall have occurred under any of the Loan Documents, including any Subordination Agreement and the Securities Purchase Agreement, and any such payment shall not cause a Default, LRA will have the right to pay (i) interest as it accrues on Subordinated Indebtedness, (ii) accrued Dividends on Approved Preferred Stock, and (iii) accruing installments of principal of Subordinated Indebtedness due and owing to a Seller. As long as the Borrowers are in compliance with the Borrowers' covenants set out in
          Section 7.2, no Event of Default shall have occurred under any of the Loan Documents, including any Subordination Agreement and the Securities Purchase Agreement, and any such payment shall not cause a Default, the Consolidated Subsidiaries will have the right to pay Dividends to LRA.

     E. Except pursuant to an Approved Asset Purchase Agreement or an Approved Merger, LRA and the Consolidated Subsidiaries will not expend or enter into the commitment to expend, whether by Capital Lease or Capital Expenditure, an amount in the aggregate exceeding $300,000.00, on a consolidated basis, in any year during the term hereof.

     F. Except as permitted in Section 8.3.D, LRA and the Consolidated Subsidiaries will not pay any Dividends, make any distribution on LRA's or the Consolidated Subsidiaries' capital stock or purchase or retire any capital stock, dissolve or liquidate. Except pursuant to an Approved Merger or an Approved Asset Purchase Agreement, LRA and the Consolidated Subsidiaries will not become a party to any merger or consolidation, or purchase, lease or otherwise ac quire all or substantially all of the assets or capital stock of any Person. LRA and the Consolidated Subsidiaries will not sell, transfer, lease or otherwise dispose of all or any substantial part of LRA's or a Consolidated Subsidiary's respective properties, assets or business.

     G. Neither LRA nor a Consolidated Subsidiary will amend their respective organizational documents, including but not limited to, Articles or Certificate of Incorporation and bylaws.

     H. Neither LRA nor a Consolidated Subsidiary will change its respective name, Fiscal Year or method of accounting except as required by GAAP. A Loan Party may change its name if the Bank has been given sixty (60) days prior notice of such name change and there shall have been taken such action as the Bank deems necessary to continue the perfection of the Liens securing payment of the Obligations.

     I. LRA and the Consolidated Subsidiaries will not enter into any transaction with any Affiliates other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than could be obtained in an arm's-length transaction with a Person that was not an Affiliate.

     J. Neither LRA nor a Consolidated Subsidiary will engage in any other line of business or business venture other than those presently engaged or those which are directly related thereto, or change any method of operation or manner of doing business in any material respect if any such change any method of operation or manner of doing business would have a Material Adverse Effect.

     K. None of the Borrowers will use proceeds of any Loan to acquire any security in any transaction which is subject to (S)13 or (S)14 of the Securities Exchange Act of 1934, including particularly (but without limitation) (S)13(d) and (S)14(d) thereof.

     L. Neither LRA nor a Consolidated Subsidiary will sell, assign, convey, exchange, lease or otherwise dispose of any of its respective properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of business and for a fair consideration.

     8.4  ERISA Compliance. LRA and the Consolidated Subsidiaries shall, and
          ----------------
shall cause each ERISA Affiliate to:

     A. At all times, make prompt payment of all contributions required under all Employee Plans and required to meet the minimum funding standard set forth in ERISA with respect to all Employee Plans;

     B. With respect to any Pension Plan, not permit to exist any material "accumulated funding deficiency" (within the meaning of (S)302 of ERISA and (S)412 of the Code), whether or not waived, with respect thereto;

     C. Not engage in any transaction in connection with which LRA or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of (S)502 of ERISA or a material tax imposed under the provisions of (S)4975 of the Code;

     D.   Not terminate any Pension Plan in a "distress termination" under
          (S)4041 of ERISA, or take any other action which could result in a material liability of LRA or any ERISA Affiliate to the PBGC;

     E. Not adopt an amendment to any Pension Plan requiring the provision of security under (S)307 of ERISA or (S)40(a)(29) of the Code;

     F. Within thirty (30) days after the filing thereof, furnish to the Bank each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the IRS pursuant to ERISA, and the regulations promulgated thereunder, in connection with each Employee Plan for each Employee Plan year;

     G. Notify the Bank immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Employee Plan, which might constitute grounds for termina tion thereof by the PBGC or for the appointment by the appropriate U.S. District Court of a trustee to administer an Employee Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and,

     H. Furnish to the Bank, upon request, such additional information concerning any Employee Plan as may be reasonably requested.

     8.5  Indemnity. EACH LOAN PARTY, JOINTLY AND SEVERALLY, INDEMNIFY AND SHALL
          ---------
SAVE, AND HOLD THE BANK AND THE BANK'S DIRECTORS, OFFICERS, ATTORNEYS, AND EMPLOYEES (INDIVIDUALLY, AN "INDEMNITEE" AND COLLECTIVELY, THE "INDEMNITEES") HARMLESS FROM AND AGAINST THE FOLLOWING (EACH A "CLAIM"): (I) ANY AND ALL CLAIMS, DEMANDS, ACTIONS, OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON IF THE CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO A CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION THAT THE PERSON ASSERTS OR MAY ASSERT AGAINST A LOAN PARTY (II) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE IF THE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO THE COMMITMENT, THE USE OF PROCEEDS OF THE LOANS, OR THE RELATIONSHIP OF A LOAN PARTY AND THE BANK UNDER THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED PURSUANT TO THIS AGREEMENT; (III) ANY ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING BY ANY GOVERNMENTAL AUTHORITY DIRECTLY OR INDIRECTLY RELATED TO A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DESCRIBED IN CLAUSES (I) OR (II) ABOVE; AND, (IV) ANY AND ALL LIABILITIES, LOSSES, REASONABLE COSTS OR EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF ANY OF THE FOREGOING. IF ANY CLAIM IS ASSERTED AGAINST ANY INDEMNITEE, THE INDEMNITEE SHALL PROMPTLY NOTIFY THE BORROWERS, BUT THE FAILURE TO SO PROMPTLY NOTIFY THE BORROWERS SHALL NOT AFFECT THE LOAN PARTIES' OBLIGATIONS UNDER

THIS SECTION UNLESS SUCH FAILURE MATERIALLY PREJUDICES THE LOAN PARTIES' RIGHT TO PARTICIPATE IN THE CONTEST OF THE CLAIM. THE OBLIGATIONS AND LIABILITIES OF THE LOAN PARTIES TO ANY INDEMNITEE UNDER THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE OBLIGATIONS.

                                  ARTICLE IX
                             CONDITIONS PRECEDENT
                             --------------------

     9.1  Initial Advances. The obligation of the Bank to make initial
          ----------------
Advances on the Term C Loans and the continuation of the other Loans is subject to the conditions precedent that, on or before the date of the Advance, the Bank shall have received the following:

     A.   As to the Revolving Credit Loans:

          (1)  The duly executed Revolving Credit Note.

          (2)  A duly executed Notice of Revolving Credit Advance.

          (3) The duly executed Application for Letter of Credit, if the Advance requested is for a Letter of Credit.

     B.   As to the Term Loans:

          (1)  The duly executed Term Notes.

          (2)  A duly executed Notice of Term Loan Advance.

     C. Each of the Collateral Documents duly executed by the parties thereto. Each document, including, without limitation, any Financing Statement, required by the Collateral Documents, under law or requested by the Bank to be filed, registered or recorded in order to create, in favor of the Bank, a perfected first priority Lien on the Collateral described therein shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, the Bank shall have received an acknowledgment copy, or other evidence satisfactory to the Bank, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. The Bank shall have received the possession of any Collateral for which possession is required to perfect a Lien.

     D. A search of uniform commercial code records of each appropriate jurisdiction wherein Burton, EDP or EDP Temp does business, including searches under all assumed or business names under which any of them operates, reflecting that there are no financing statements filed of record.

     E. A Seller Debt Subordination Agreement in the form of Exhibit 9.1.E to the Restated Agreement, duly executed by each Seller who holds Subordinated Indebtedness.

     F.   A Seller Preferred Stock Subordination Agreement in the form of
          Exhibit 9.1.F to the Restated Agreement, duly executed by each Seller who holds Approved Preferred Stock.

     G. A Seller Debt Subordination Agreement in the form of Exhibit 9.1.G to this Fourth Restated Agreement, duly executed by each Seller who holds Subordinated Indebtedness pursuant to the EDP Asset Purchase Agreement.

     H. A true and correct copy of the final, duly executed copy of the EDP Asset Purchase Agreement and true and correct copies of all final documentation with respect thereto, together with evidence satisfactory to the Agent that LRA-NE shall have successfully completed the acquisition of all of the assets of EDP and EDP Temp free and clear of any Liens and that no more than $9,000,000.00 at the closing thereof was paid therefor, subject to such amount being adjusted after the closing thereof based on the Additional Tax Liability and other Earnout provisions contained in the EDP Asset Purchase Agreement.

     I. A true and correct copy of the final, duly executed copy of the Burton House Stock Purchase Agreement and true and correct copies of all final documentation with respect thereto, together with evidence satisfactory to the Agent that LRA-Cal shall have successfully completed the purchase of the Burton Stock, that no Liens are outstanding on any of the Assets of Burton and that no more than $2,800,602.07 was paid for the stock of Burton.

     J. An Officers Certificate in the form of Exhibit 9.1.J certified by a Responsible Officer of each of the Borrowers stating that, (i) no litigation is pending or threatened which would have a Material Adverse Effect; (ii) no investigation or proceeding before any Governmental Authority is continuing or threatened against the Borrowers, or any officer, director or Affiliate of the Borrowers with respect to this Fourth Restated Agreement, the Loan Documents or any of the Transactions which could have a Material Adverse Effect; (iii) the final copy of the EDP Asset Purchase Agreement and the Burton House Stock Purchase Agreement provided to the Bank fully state and are the final agreements among parties thereto, there being no unwritten or other agreements among the parties; and, (iv) to the best knowledge and belief of such Persons, after reasonable and due investigation and re view of matters pertinent to the subject matter of such certificate (a) all of the representations and warranties contained herein and the other Loan Documents are true and correct as of the date of the Advance, and (b) no event has oc curred and is continuing, or would result from the Advance which constitutes a Default or an Event of Default. The Bank shall also receive either a summary and analysis of all litigation in which any of the Borrowers is involved or an opinion of counsel, in form and substance acceptable to the Bank, to the effect that no litigation in which the respective Borrower is involved would, in the event of an adverse determination, have a Material Adverse Effect.

     K. Resolutions of each of the Borrowers approving the execution, delivery and performance of this Fourth Restated Agreement, the other Loan Documents and the transactions contemplated herein and therein, duly adopted by the respective Borrower's board of directors and accompanied by a certificate of the secretary of the respective Borrower stating that the resolutions are true and correct, have not been altered or repealed and are in full force and effect. Each resolution shall certify the name of each officer authorized to sign the Loan Documents to be executed by the respective Borrower and the other documents or certificates to be delivered pursuant to the Loan Documents, together with the true signature of each such officer. The Bank may conclusively rely on the certificates until the Bank receives a further certificate canceling or amending the prior certificate and submitting the name and signature of each officer named in such further certificate.

     L. Evidence satisfactory to the Bank that the insurance policies required by this Fourth Restated Agreement and the Collateral Documents are in force and effect, the originals of all such policies, where required, and receipts showing that the premiums therefor have been paid.

     M. Favorable opinions of legal counsel for each Loan Party in form and substance satisfactory to the Bank.

     N. Such other information and documents as reasonably may be required by the Bank and the Bank's counsel.

     9.2  Subsequent Advances. The obligation of the Bank to make any subsequent
          -------------------
Advance under this Fourth Restated Agreement shall be subject to the following additional conditions precedent:

     A. As of the date of the making of such Advance, there shall not exist any Default or Event of Default.

     B. Each Loan Party shall have performed and complied with all agreements and conditions contained herein and in each of the Loan Documents which are required to be performed or complied with before or on the date of such Advance.

     C. As of the date of making such Advance, no change that would cause a Material Adverse Effect shall have occurred.

     D. In the case of any Borrowing, the Bank shall have received an appropriate Notice of Revolving Credit Advance, Application for Letter of Credit or Notice of Term Loan Advance dated as of the date of a Borrowing signed by LRA.

     E. The representations and warranties contained in each of the Loan Documents shall be true in all respects on the date of making of such Advance, with the same force and effect as though made on and as of that date.

     9.3  Conditions Precedent on Acquisitions.  As conditions precedent to
          ------------------------------------
receiving an Advance under the provisions hereof for the purposes of acquiring a Qualified Company, in addition to the provisions of Section 9.2, Borrowers shall deliver or cause to be delivered to the Bank, the following:

     A. With respect to any company proposed to be acquired, financial statements for three (3) preceding years and the most recent prepared, current to date tax returns, aging of accounts receivable and accounts payable, corporate organization information, audits, if available, and such other documents and information reasonably required by the Bank in connection with its due diligence reviews;

     B. Such other matters as the Bank shall reasonably require in connection with the making of the Loans and the perfection of Liens in favor of the Bank; and,

     C. A Seller Debt Subordination Agreement in the form of Exhibit 9.1.E to the Restated Agreement or a Seller Preferred Stock Subordination Agreement in the form of Exhibit 9.1.F to the Restated Agreement, as applicable, duly executed by each Seller which is issued Indebtedness pursuant to and in connection with a Purchase Agreement entered into subsequent to the Effective Date.

     D. A determination of the Financial Covenants will be made at the time the Bank approves acquisition of an Approved Company.

                                   ARTICLE X
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     10.1 Representations and Warranties Concerning Borrowers.  Each of the Loan
          ---------------------------------------------------
Parties represents and warrants the following matters concerning the Borrowers.

     A. LRA is a corporation duly incorporated and existing in good standing under the laws of the State of Texas. LRA is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by LRA or the nature of the business transacted by LRA makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     B. Looney is a corporation duly incorporated and existing in good standing under the laws of the State of Texas. Looney is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by Looney or the nature of the business transacted by Looney makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     C. KBA is a corporation duly incorporated and existing in good standing under the laws of the State of Florida. KBA is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by KBA or the nature of the business transacted by KBA makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     D. LRA-Cal is a corporation duly incorporated and existing in good standing under the laws of the State of California. LRA-Cal is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by LRA-Cal or the nature of the business transacted by LRA-Cal makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     E. LRA-Midwest is a corporation duly incorporated and existing in good standing under the laws of the State of Illinois. LRA-Midwest is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by LRA-Midwest or the nature of the business transacted by LRA-Midwest makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     F. LRA-NE is a corporation duly incorporated and existing in good standing under the laws of the State of New York. LRA-NE is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by LRA-NE or the nature of the business transacted by LRA-NE makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     G. Block is a corporation duly incorporated and existing in good standing under the laws of the District of Columbia. Block is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by Block or the nature of the business transacted by Block makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     H. Transcription is a corporation duly incorporated and existing in good standing under the laws of the District of Columbia. Transcription is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by Transcription or the nature of the business transacted by Transcription makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     I. Burton is a corporation duly incorporated and existing in good standing under the laws of the State of California. Burton is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by Burton or the nature of the business transacted by Burton makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

     J. The execution of the Loan Documents and the performance of the Obligations thereunder by the Borrowers (collectively, the "Transactions") have been duly authorized by all necessary corporate action. Such actions will not, (i) violate any provision of law, any Borrower's Articles or Certificate of Incorporation or any Borrower's bylaws, or (ii) result in the breach of or constitute a default under any other agreement or instrument to which a Borrower is a party except as set out in Schedule 10.1.J. No consent of any Borrower's shareholders or any holder of Indebtedness of a Borrower is required as a condition to the validity of this Fourth Restated Agreement.

     K. The Loan Documents, when duly executed and delivered in ac cordance with this Fourth Restated Agreement, will constitute legal, valid and binding obligations of the Borrowers in accordance with their respective terms.

     L. LRA has furnished to the Bank a consolidated balance sheet and statements of income as of February 28, 1997. Each of the Consolidated Subsidiaries have furnished to the Bank a current balance sheets, and current statements of income. Each of the Financial Statements are true and correct and, for Looney and KBA, have been prepared in accordance with GAAP throughout the periods involved. There have been no changes in the condition, financial or otherwise, of any Borrower since the date of such Financial Statements which would have a Material Adverse Effect.

     M. Except as disclosed in the Financial Statements referenced in Section 10.1.L, none of the Borrowers has any, (i) Investment in any other Person, or (ii) agreements in effect providing for or relating to extensions of credit in respect of which the respective Borrower is or may become directly or contingently obligated.

     N. There is no material fact that any of the Borrowers have failed to disclose to the Bank which could have a Material Adverse Effect. Neither the Financial Statements referenced in Section 10.1.L, nor any certificate or statement delivered herewith or heretofore by any of the Borrowers to the Bank in connection with negotiations of the Loan Documents, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

     O. Each Borrower has good title to the assets pledged or given as Collateral to secure the Loans as of the date that such pledge or lien is created, free and clear of all Liens except the Permitted Liens.

     P. Set forth in Schedule 10.1.P hereto is a complete and accurate list of all shareholders of LRA as of the Effective Date of this Fourth Restated Agreement and the number of shares of each class of capital stock owned by each. LRA's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.01 par value, of which there are 1,697,231 shares issued and outstanding (including treasury shares) and 10,000,000 shares of preferred stock, $1.00 par value, of which there are 3,277,917 shares issued and outstanding (including treasury shares). Except as set out in Schedule 10.1.P, there are no outstanding warrants or options to purchase any of the capital stock of LRA. All of the outstanding capital stock of LRA has been validly issued, is fully paid and non-assessable and is owned by the shareholders free and clear of all Liens. LRA is the sole shareholder of Looney, KBA and LRA-Cal. There are no outstanding warrants or options to purchase any of the capital stock of Looney, KBA or LRA-Cal. All of the outstanding capital stock of Looney, KBA and LRA-Cal, respectively, has been validly issued, is fully paid and non-assessable and is owned by LRA free and clear of all Liens.

     Q. Each of the Borrowers is and, after consummation of this Fourth Restated Agreement and after giving effect to all Indebtedness incurred and the Liens in connection herewith, will be Solvent.

     R. Except as disclosed in writing to the Bank, none of the Borrowers is a party to a transaction with any Affiliate. All such transactions are in the ordinary course of business and upon fair and reasonable terms not materially less favorable than could be obtained in an arm's-length transaction with a Person that was not an Affiliate.

     S. Except as set out in Schedule 10.1.J, none of the Borrowers is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its property is bound.

     T. Neither the business nor the property of any of the Borrowers are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

     U. The copies of the EDP Asset Purchase Agreement and the Burton House Stock Purchase Agreement provided to the Bank fully state and are the agreements among the parties thereto, there being no unwritten or other agreements among the parties.

     V. During the preceding five (5) years, none of the Borrowers has been known as any other name or used any fictitious, assumed or trade names except as disclosed in writing to the Bank. The principal office, chief executive office and principal place of business of each Borrower are at the address set out in Section 12.1. Each Borrower maintains its principal records and books at such address.

     10.2 Regulatory Matters.  Each of the Loan Parties represents and warrants
          ------------------
that as of the Effective Date of this Fourth Restated Agreement, no Regulatory Defects exist, and specifically the following matters.

     A. The proceeds of the Loans will be used by the Borrowers solely for the purposes herein set out and for no other purpose whatsoever. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U, Regulation X, or Regulation G. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrowers nor any Person acting on behalf of the Borrowers has taken or will take any action which might cause the Notes or any of the other Loan Documents, including this Fourth Restated Agreement, to violate Regulation U, Regulation X, or Regulation G or any other regulations of the board of governors of the Federal Reserve System or to violate (S)8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

     B. None of the Borrowers or any Person having "control" (as that term is defined in 12 U.S.C. (S)375(b)(5) or in regulations promulgated pursuant thereto) of any of the Borrowers, is an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. (S)375(b) or in regula tions promulgated pursuant thereto) of the Bank, of a bank holding company of which the Bank is a subsidiary, or of any subsidiary of a bank holding company of which the Bank is a subsidiary, or of any bank at which the Bank maintains a "correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with the Bank.

     C. There are no suits or proceedings pending, or to the knowledge of any of the Borrowers, threatened, in any court or before any Governmental Authority against or affecting any of the Borrowers which, if adversely determined, would have a Material Adverse Effect.

     D. Each Borrower has filed all U.S. tax returns and all state and foreign tax returns which are required to be filed. The returns properly reflect the U.S. income tax, foreign tax and/or state taxes of the respective Borrower for the period covered thereby. Each Borrower has paid, or made provisions for the payment of, all taxes which have become due pursuant to the returns or pursuant to any assessment received by the respective Borrower, except such taxes, if any, as are being contested in good faith and as to which, adequate reserves have been provided. No Federal income tax returns of any of the Borrowers have been audited by the IRS except for the 1989 income tax return of Looney, the results of which have been disclosed in writing to the Bank. None of the Borrowers has, as of the Effective Date of this Fourth Restated Agreement, requested or been granted any extension of time to file any Federal, state, local or foreign tax return. None of the Borrowers is a party to or has any obligation under any tax sharing agreement.

     E. (i) No Reportable Event has occurred and is continuing with respect to any Employee Plan; (ii) PBGC has not instituted proceedings to terminate any Employee Plan; (iii) neither the Borrowers, any member of the Controlled Group, nor any duly-appointed administrator of an Employee Plan have (a) incurred any liability to PBGC with respect to any Employee Plan other than for premiums not yet due or payable, or (b) instituted or intends to institute proceedings to terminate any Employee Plan under
          (S)4041 or (S)4041A of ERISA or withdraw from any Multi-Employer Plan (as that term is defined in (S)3(37) of ERISA); and, (iv) each Employee Plan has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

     F. None of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by the Borrowers of Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

     G. The Borrowers have complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C.
          (S)(S)200 et.seq., as amended from time to time (the "FLSA"),
                    -- ---
          including specifically, but without limitation, 29 U.S.C. (S)215(a). This representation and warranty, and each reconfirmation thereof, shall constitute assurance from the Borrowers, given as of the Effective Date of this Fourth Restated Agreement and as of the date of each re-confirmation, that the Borrowers have complied with the requirements of the FLSA, in general, and 29 U.S.C. (S)215(a)(1), thereof, in particular.

     H. None of the Borrowers has been accused of being in violation of Title IX, of the Organized Crime Control Act of 1970, entitled "Racketeer Influenced and Corrupt Organizations" (RICO), 18 U.S.C. (S)(S)1961 et.seq.
          -- ---

     10.3 Representations Regarding Accounts.  The Borrowers make the following
          ----------------------------------
representations and warranties which shall be deemed to be incorporated by reference in each Notice of Revolving Credit Advance and shall be deemed repeated and confirmed with respect to each item of Collateral as it is created or otherwise acquired by the Borrowers.

     A. Each Account Debtor named in an Eligible Account or on an invoice, to the best of the Borrowers' knowledge, is Solvent and will continue to be fully able to pay in full when due all Accounts on which the Account Debtor is obligated.

     B. Each Eligible Account shall be a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the satisfied terms of goods sold by the Borrowers, or work, labor and/or services therefor rendered by a Borrower.

     C. No Eligible Account is or shall be subject to any defense, set off, counterclaim, discount or allowances except as may be stated in the copy of the invoice delivered to the Bank.

     D. No note, trade acceptance, draft or other instrument or chattel paper has been or will be received with respect to merchandise giving rise to any Eligible Account unless the same is assigned and delivered to the Bank.

     10.4 Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties by the Borrowers shall survive delivery of the Loan Documents. Any investigation at any time made by or on behalf of the Bank shall not diminish the Bank's right to rely on the representations and warranties made by the Borrowers.

                                  ARTICLE XI
                             DEFAULTS AND REMEDIES
                             ---------------------

     11.1 Events of Default.  The Borrowers shall be in Default hereunder if any
          -----------------
one of the following shall occur:

     A. If any installment of principal or interest on any Note shall not be paid within five (5) days of when due and payable, or if there shall occur a failure to pay, when due, any Obligations owed to the Bank.

     B. If any representation, statement, warranty or certification made by any Loan Party in the Loan Documents, or furnished to the Bank in connection with the Loans, shall prove to have been incorrect in any material respect at the time of making or issuance thereof.

     C. If there shall occur any one of the following events (each an "Event of Default"), and if the event shall continue uncured after ten (10) days from the earlier to occur of, (i) the date such event becomes known to any Financial Officer or Responsible Officer of any of the Borrowers, or (ii) the date the Bank shall have given notice to LRA that such event has occurred; provided, however, the Bank shall not be required to give notice of any such failure or event:

          (1) If any of the Borrowers shall fail to comply with any of the covenants and agreements set forth in Section 8.1 (other than Section 8.1.H); and/or,

          (2) Both the following events shall occur: (i) Either (a) process shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Employee Plan (other than a Multi-Employer Plan as that term is defined in (S)3(37) of ERISA) by the Borrowers, any ERISA Affiliate, any subsidiary, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Employee Plan shall be terminated in any such case under (S)4041 or (S)4042 of ERISA, or (b) a Reportable Event, the occurrence of which would cause the imposition of a lien under (S)4068 of ERISA, shall have occurred with respect to any Employee Plan (other than a Multi-Employer Plan as that term is defined in (S)3(37) of ERISA) and be continuing for a period of sixty (60) days; and, (ii) the sum of the estimated liability to PBGC under (S)4062 of ERISA and the currently payable obligations of the Borrowers or any ERISA Affiliate to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of (S)412 of the Code) under the Employee Plan or Employee Plans subject to such event shall exceed ten
          (10) per cent of tangible net worth at such time; and/or,

          (3) Any or all of the following events shall occur with respect to any Multi-Employer Plan (as that term is defined in (S)3(37) of ERISA) to which the Borrowers or any ERISA Affiliate contributes or contributed on behalf of its employees: (i) the Borrowers or any ERISA Affiliate incurs a withdrawal liability under (S)4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in (S)4241 of ERISA; or, (iii) any such Employee Plan is terminated under (S)4041A of ERISA and the Bank determines in good faith that the aggregate liability likely to be incurred by the Borrowers or any ERISA Affiliate, as a result of all or any of the events specified in subsections (i), (ii) and (iii) above occurring, shall have a Material Adverse Effect.

     D.   If any event shall occur which would constitute a Default under
          Section 8.1.H, Section 8.2, Section 8.3 or Section 8.5.

     E. If there shall occur any change in the condition of any Loan Party which, in the reasonable opinion of the Bank, has a Material Adverse Effect in the aggregate on all of the Borrowers.

     F. If the Borrowers shall not complete an IPO by December 31, 1998, from which the Borrowers derive not less than $35,000,000.00 in gross proceeds available to the Borrowers.

     G. If any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Loan Party executing same in accordance with the respective terms thereof or shall in any manner be terminated or become or be declared ineffective or inoperative or shall in any manner whatsoever cease to give or provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

     H. If there shall occur a failure by any Loan Party in the obser vance or performance of any other provision of the Loan Docu ments. The provisions of this Fourth Restated Agreement shall control in the event that any provision of any other Loan Document is in conflict with the provisions of any other instrument executed pursuant hereto and all of such provisions in such other instruments shall be deemed to be cumulative of the provisions hereof to the extent such provi sions are not inconsistent herewith.

     I. If there shall occur a failure beyond any period of grace, if any, by any Loan Party in the payment, when due, of any Indebtedness owed to any Person in excess of the aggregate amount of $10,000.00.

     J. If, (i) there shall be any change in the ownership of the Voting Shares of any of the Consolidated Subsidiaries from LRA, (ii) any other Change of Control of any of the Consolidated Subsidiaries, or
          (iii) prior to the shares of LRA being registered to be traded on a publicly traded stock exchange or publicly traded through the National Association of Securities Dealers, there shall be any Change of Control of LRA.

     K.   If any Loan Party shall:

          (1) Apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of such Person, or of such Person's property; and/or,

          (2) Admit in writing such Person's inability to pay debts as they mature; and/or,

          (3)  Make a general assignment for the benefit of creditors; and/or,

          (4) Be adjudicated to be bankrupt or insolvent by any court having jurisdiction; and/or,

          (5) File a voluntary petition in bankruptcy or a petition or answer seeking reorganization, composition, readjustment, an arrangement or similar relief with creditors under any present or future Debtor Laws or file an answer admitting the material allegations of a petition filed against such Person in bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken for the purpose of effecting any of the foregoing; and/or,

          (6) Have a receiver or trustee or assignee in bankruptcy or insolvency appointed for such Person or such Person's property without such Person's application or consent.

     L. If an involuntary petition or complaint shall be filed against any Loan Party seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or, if an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Person or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets.

     M. If the Bank is served with, or becomes subject to, a court order, injunction or other process or decree restraining or seeking to restrain the Bank from paying any amount under any Letter of Credit and (i) either (a) a drawing has occurred under the Letter of Credit for which the Borrowers have refused to reimburse the Bank for payment, or (b) the expiration date of the Letter of Credit has occurred but the right of any beneficiary thereunder to draw under the Letter of Credit has been extended past the expiration date in connection with the pendency of the related court action or proceeding, and (ii) the Borrowers have failed to deposit with the Bank cash collateral in an amount equal to the Bank's obligations under the Letter of Credit.

     11.2 Remedies.  Upon the occurrence of an Event of Default, and in any such
          --------
event, the obligation of the Bank to extend credit to the Borrowers pursuant hereto shall immediately terminate. If a Default shall occur, the Bank may, at the Bank's option, without notice to any Loan Party, declare the principal of and interest accrued on the Obligations to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate the maturity of the Obligations, notice of acceleration of the maturity of the Obligations or notice of any kind, all of which are hereby waived, and thereafter, the Bank may exercise all remedies available to the Bank as provided in any of the Loan Documents and at law or in equity. None of the provisions contained in any of the Loan Documents shall, or shall be deemed to, give the Bank the right to exercise control over the assets, including, without limitation, real property, affairs, or management of any Loan Party. The rights of the Bank are limited to the exercise the remedies provided in this Fourth Restated Agreement and the other Loan Documents.

     11.3 Material Notices.  Each Loan Party shall promptly notify the Bank of,
          ----------------
(i) any change in such Person's financial condition or business which would have a Material Adverse Effect, (ii) any default under any agreement, contract or other instrument of which such Person is a party or by which any of such Person's properties are bound, or any acceleration of the maturity of any Indebtedness, any of which would have a Material Adverse Effect, (iii) any claim against or affecting the Loan Party or any of the Loan Party's property which would have a Material Adverse Effect, and (iv) the commencement of, and any determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting the Loan Party which would have a Material Adverse Effect.

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

     12.1 Notices. Any notice required or permitted to be given hereunder shall
          -------
be in writing, shall be addressed to the parties hereto at the respective addresses set out below, which may be changed by the giving of written notice to that effect pursuant hereto, and shall be deemed effectively given if, (i) delivered personally, or (ii) upon being deposited with the U.S. Postal Service, postage prepaid, certified mail, return receipt requested:

     If to any of the Borrowers:   LITIGATION RESOURCES OF AMERICA, INC.
                                   1001 Fannin, Suite 650
                                   Houston, Texas  77002

     If to the Bank:               TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                   712 Main Street
                                   P.O. Box 2558
                                   Houston, Texas  77252-2558

     12.2 Severability. In the event any one or more of the provisions
          ------------
contained in the Loan Documents should be held to be in valid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained in the Loan Documents shall not in any manner be affected thereby and shall be enforceable in accordance with their terms.

     12.3 Captions. The captions, headings, and arrangements used in this
          --------
Fourth Restated Agreement are for convenience only and do not in any manner affect, limit, amplify, or modify the terms and provisions hereof.

     12.4 Successors and Assigns. This Fourth Restated Agreement shall be
          ----------------------
binding upon the Borrowers, any ERISA Affiliate and the Bank and shall inure to the benefit of the Borrowers, any ERISA Affiliate and the Bank and the successors and assigns of the Bank. If the Bank shall assign all or any portion of any of the Notes and the Loan Documents to any Person, the Bank shall give written notice thereof to LRA. None of the Borrowers may, without the prior consent of the Bank, assign any rights, powers, duties or obligations hereunder.

     12.5 Participation.  The Borrowers recognize and agree that the Bank may,
          -------------
from time to time, assign to one or more banks or other entities all or any part of, or may grant a participation to one or more banks or other entities, in or to all or any part of, the Loans, the Notes and the Bank's rights in respect of the Loan Documents. If the Bank shall participate any part of the Obligations, the Bank shall give written notice thereof to LRA. None of the Borrowers shall have any obligation for any costs incurred by the Bank in the participation of the Loans.

     12.6 Non-liability of Bank.  The relationship among the Borrowers and the
          ---------------------
Bank is, and shall at all times remain, solely that of debtors and creditor. The Bank does not undertake or assume any responsibility or duty to any Person to review, inspect, super vise, pass judgment upon, or inform any Person of any matter in connection with any phase of such Person's business, operations, or condition, financial or otherwise. Each Person shall rely entirely upon such Person's own judgment with respect to such matters. Any review, inspection, supervision, exercise of judgment, or information supplied to any Person by the Bank in connection with any such matter is for the protection of the Bank, and no Person is entitled to rely thereon.

     12.7 Financing Statements. Any carbon, photographic or other reproduction
          --------------------
of any Financing Statement signed by any Loan Party is sufficient as a financing statement for all purposes, including, without limitation, filing in any state pursuant to the provisions of the UCC.

     12.8 List of Exhibits and Schedules.  The following Exhibits and Schedules
          ------------------------------
are attached hereto and made a part hereof for all purposes:

     Exhibit 2.1              Notice of Revolving Credit Advance
     Exhibit 2.3              Borrowing Base Certificate
     Exhibit 3.1              Notice of Term Loan Advance
     Exhibit 4.1              Revolving Credit Note
     Exhibit 4.2-a            Term Note A
     Exhibit 4.2-b            Term Note B
     Exhibit 4.2-c            Term Note C
     Exhibit 4.2-d            Term Note D
     Exhibit 4.2-e            Term Note E
     Exhibit 6.1.A            Security Agreement
     Exhibit 6.1.B            Security Agreement-Pledge
     Exhibit 8.2.C            Certificate of Compliance
     Exhibit 9.1.G            Seller Debt Subordination-EDP
     Exhibit 9.1.J            Officers Certificate

     Schedule 10.1.J          Agreements in Default
     Schedule 10.1.P          Shareholders of LRA

     12.9 Modification. All modifications, consents, amendments or waivers of
          ------------
any provision of any Loan Document, or consent to any departure by any of the Borrowers therefrom, shall be effective only if the same shall be in writing and agreed to by the Bank and then shall be effective only in the specific instance and for the purpose for which given.

     12.10  Waiver.  The acceptance by the Bank of any partial payment on the
            ------
Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Bank of any Event of Default shall be deemed to be a waiver of any other then existing or subsequent Event of Default, or Default. No delay or omission by the Bank in exercising any right under the Loan Documents shall impair that right or be construed as a waiver thereof or any acquiescence therein, or shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right under the Loan Documents or otherwise. The rights of the Bank hereunder and under the Loan Documents shall be in addition to all other rights provided by law.

     12.11  Governing Law.  THIS AGREEMENT AND THE LOAN DOCUMENTS HAVE BEEN
            -------------
PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OF THE LOAN DOCUMENTS.

     12.12  Choice of Forum, Service of Process and Jurisdiction. Any suit,
            ----------------------------------------------------
action or proceeding against any of the Borrowers with respect to the Loan Documents, or the enforcement of any judgment entered by any court in respect thereof, shall be brought in the courts of the State of Texas, Harris

County, Texas, or in the U.S. courts located in Southern District of Texas as the Bank, in the Bank's sole discretion, may elect. The Bank and the Borrowers submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.

     A. The Bank and the Borrowers waive, in connection with any such suit, action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     B. The Bank and the Borrowers consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person, as the case may be, at its address set forth in Section 12.1.

     C. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     12.13  Waiver of Jury Trial. Each party hereto hereby waives any right it
            --------------------
may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with or relating to any of the Loan Documents or the Transactions. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto, (i) certifies that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that it has been induced to enter into this Fourth Restated Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

     12.14  Agency. Nothing herein contained shall be construed to constitute
            ------
any Loan Party as the Bank's agent for any purpose whatsoever.

     12.15  No Third Party Beneficiary. The parties do not intend for this
            --------------------------
Fourth Restated Agreement to inure to the benefit of any third party, or for this Fourth Restated Agreement to be construed to make or render the Bank liable to any mechanic, materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by any Loan Party for debts or claims accruing to any such Persons against any Loan Party. The Bank does not, by anything herein or in any of the other Loan Documents, assume any Indebtedness of any Loan Party under any contract or agreement assigned to the Bank, and the Bank shall not be responsible in any manner for the performance by any Loan Party of any of the terms and conditions thereof.

     12.16  Payment of Expenses. The Borrowers shall pay all reasonable
            -------------------
expenses, charges, costs and fees provided for in this Fourth Restated Agreement or relating to the Loans or the Collateral, including fees, charges, and taxes in connection with recording or filing any of the Loan Documents, title insurance premiums and charges, fees of any consultants, fees and expenses of the Bank's counsel (which attorneys may be employees of the Bank), fees and expenses of the Bank's special counsel, which may include fees billed for law clerks, paralegals and other persons not admitted to the Bar but performing services under the supervision of an attorney, printing, photocopying and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of insurance policies and surety bonds and fees for any appraisal, market or feasibility study required by the Bank. All such expenses, charges, costs and fees shall be the Borrowers' obligations regardless of whether or not the Borrowers have requested and met the conditions for the Loans. This obligation on the part of the Borrowers shall survive the execution and delivery of the Loan Documents and the repayment of the Obligations. The Borrowers authorize the Bank, in its discretion, after notice to the Borrowers and the expiration of a reasonable period, to pay such expenses, charges, costs and fees at any time by a disbursement of the Loans.

     12.17  Conflicts.  If there shall exist any conflict among this Fourth
            ---------
Restated Agreement and any of the other Loan Documents, the provisions of this Fourth Restated Agreement shall control.

     12.18  Deceptive Trade Practices Act.  The Borrowers are each a "business
            -----------------------------
consumer" as defined under the Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code, a law that gives consumers special rights and protections. The Borrowers acknowledge that the Deceptive Trade Practices-Consumer Protection Act is not applicable to the Transactions.

     12.19  Entirety.  The Loan Documents embody the entire agreement among the
            --------
parties and, except as expressly set out herein, supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. Except as expressly provided herein or the Loan Documents (other than this Fourth Restated Agreement), nothing in this Fourth Restated Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Fourth Restated Agreement or the other Loan Documents. Notwithstanding the foregoing provisions, this Fourth Restated Agreement amends, modifies, supplements and extends the provisions of the prior Credit Agreement. The Borrowers and the Bank agree that the Loan Documents, as amended pursuant hereto and hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Borrowers agree with the Bank that the extension of the Obligations pursuant to this First Amendment not constitute a novation or discharge of the prior Obligations described in the prior Credit Agreement, and all Liens, security interests, claims, conveyances, rights, and privileges described, granted, or made to or for the benefit of the Bank by the Borrowers, any of them, shall be carried forward and shall continue in full force and effect to secure the payment of all Obligations under the Loan Documents, as amended hereby. Any and all other agreements to pay, secure or guarantee payment of the Obligations by the Borrowers, or any of them, shall remain in full force and effect and shall be carried forward to secure payment of the Obligations, as they have been modified pursuant hereto.

     12.20  Multiple Counterparts. This Fourth Restated Agreement may be
            ---------------------
executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Fourth Restated Agreement by signing any such counterpart.

A CREDIT AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE LOAN PARTIES AND THE BANK SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS. ANY PRIOR ORAL AGREEMENTS AMONG THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THESE WRITINGS. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS (AS SAME MAY, FROM TIME TO TIME, BE AMENDED IN WRITING) EXECUTED BY THE LOAN PARTIES OR THE BANK REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. THIS PARAGRAPH IS INCLUDED IN THIS

AGREEMENT UNDER (S)26.02 oF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

     In witness whereof, the parties have duly executed this Fourth Restated Agreement on the day and year hereinabove first set forth.


LITIGATION RESOURCES                        LOONEY & COMPANY
 OF AMERICA, INC.


BY:/s/ Dave Pfleghar                        BY:/s/ Dave Pfleghar
   ---------------------------                 -------------------------------
DAVE PFLEGHAR                               DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                     CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.              LITIGATION RESOURCES OF
                                             AMERICA-CALIFORNIA, INC.


BY:/s/ Dave Pfleghar                        BY:/s/ Dave Pfleghar
   ---------------------------                 -------------------------------
DAVE PFLEGHAR                               DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                     CHIEF FINANCIAL OFFICER

LITIGATION RESOURCES OF                     LITIGATION RESOURCES OF
 AMERICA-MIDWEST, INC.                        AMERICA-NORTHEAST, INC.


BY:/s/ Dave Pfleghar                        BY:/s/ Dave Pfleghar
   ---------------------------                 -------------------------------
DAVE PFLEGHAR                               DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                     CHIEF FINANCIAL OFFICER



BLOCK COURT REPORTING, INC.                 BLOCK TAPE TRANSCRIPTION
                                             SERVICES, INC.


BY:/s/ Dave Pfleghar                        BY:/s/ Dave Pfleghar
   ---------------------------                 -------------------------------
DAVE PFLEGHAR                               DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                     CHIEF FINANCIAL OFFICER

BURTON HOUSE, INC.                          TEXAS COMMERCE BANK
                                             NATIONAL ASSOCIATION


BY:/s/ Dave Pfleghar                        BY:/s/ Dave Pfleghar
   ---------------------------                 -------------------------------
DAVE PFLEGHAR                               CARLOS VALDEZ, JR., VICE PRESIDENT
CHIEF FINANCIAL OFFICER

                                  Exhibit 2.1
                      Notice of Revolving Credit Advance

                      NOTICE OF REVOLVING CREDIT ADVANCE

                          ____________________, 199_

                                  Section 2.1

Texas Commerce Bank National Association
712 Main Street
P.O. Box 2558
Houston, Texas 77252-2558

RE: Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated September 15, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC. et. al. (the "Borrowers") and Texas Commerce Bank
                         --  --
        National Association (the "Bank")

Gentlemen:

     Pursuant to the terms of the Fourth Restated Agreement, Borrowers give Bank this Notice of Revolving Credit Advance. The amount of the Borrowing requested is $_________________________, and the requested date of the Borrowing is __________________. There is attached to this Notice of Revolving Credit Advance a Borrowing Base Certificate accurately calculating the amount permissible under the Borrowing Base.

     The Interest Rate Option Selected is:

     [_]  Base Rate Loan

     [_]  Adjusted Libor Rate Loan

     The requested Interest Rate Period is:     _______________________________

     The Borrowers have performed or complied with all of the Borrowers' covenants and agreements required under the Fourth Restated Agreement and under the Loan Documents, as defined in the Fourth Restated Agreement. To the best of the undersigned's knowledge, after reasonable investigation, no Default and, no condition or event which, with the giving of notice or lapse of time, or both, would become an Event of Default, has occurred or, if occurred, is continuing, as the terms "Default" and "Event of Default" are defined in the Fourth Restated Agreement. The representations and warranties contained in the Fourth Restated Agreement and the Loan Documents are true and correct in all material respects.

     The undersigned certifies to the foregoing matters to induce Bank to make the requested Advance on the Loans.

                                           Sincerely,

                                           LITIGATION RESOURCES OF AMERICA, INC.


                                           BY:__________________________________
                                           NAME:________________________________
                                           TITLE:_______________________________

                                  Exhibit 2.3
                          Borrowing Base Certificate

                          BORROWING BASE CERTIFICATE
                                  SECTION 2.2

Period beginning:__________________________ and ending ____________________ (the
"Current Period"). Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated September 17, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC., et.al. (collectively, the "Borrowers") and Texas Commerce Bank National Association (the "Bank").

1. Total Accounts as of the end of the Current Period:                                                        $_____________________


2. Less: Ineligible Accounts as of the end of the Current Period

   A.  Accounts more than 120 days from invoice date                       (_______________________)

   B.  Foreign accounts not secured by letter of
       credit issued by a bank satisfactory to the Bank                    (_______________________)

   C.  Government accounts                                                 (_______________________)

   D.  Affiliate accounts                                                  (_______________________)

   E.  Accounts from Account Debtor to the extent the Accounts from that Account Debtor exceeds 15% or more of the
       Eligible Accounts and are not otherwise approved by Bank            (_______________________)

   F.  Accounts subject to dispute or setoff                               (_______________________)

   G.  Accounts subject to other liens                                     (_______________________)

   H.  Other ineligible Accounts                                           (_______________________)


3. Total Ineligible Accounts for Current Period
   (sum of Lines 2.A through and inclusive of Line 2.H)                    (_______________________)

4. Total Eligible Accounts for Current Period
   (Line 1 minus Line 3)

5. Multiplied by Account Advance Factor                                                                                          85%


6. Total Borrowing Base as of the end of Current Period                                                       $_____________________


7. Less:

   A.     Aggregate principal amount outstanding under the
          Revolving Credit Note as of the date hereof                      (_______________________)

8. Equals total outstanding amounts                                                                           $_____________________

9. Amount Available for Borrowing subject to the terms of the Fourth Restated Agreement, if positive
   or amount to be repaid, if negative (Not to exceed $4,000,000.00)                                          $_____________________
   --

     The undersigned hereby certifies that the above information and computations are true and correct as of the date hereof, and are not misleading. No Default or Event of Default, which, with the passage of time or otherwise, would become a Default under the Fourth Restated Agreement, has occurred and is continuing.

LITIGATION RESOURCES OF AMERICA, INC.


By:       ___________________________


Name:     ___________________________


Title:    ___________________________


Date:     ___________________________

                                  Exhibit 3.1
                          Notice of Term Loan Advance

                          NOTICE OF TERM LOAN ADVANCE
                           ___________________, 199_

Texas Commerce Bank National Association
712 Main Street
P.O. Box 2558
Houston, Texas 77252-2558

RE: Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated September 17, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC., et. al., (collectively, the "Borrowers") and Texas Commerce
                    --  --
     Bank National Association (the "Bank")

Gentlemen:

     Pursuant to Section 3.1 of the Fourth Restated Agreement, the Borrowers give the Bank this Notice of Term Loan Advance on Term Note E. The requested Borrowing Date is __________.

The first two below Advances are to be made in accordance with the wire transfer instructions attached and the last mentioned Advance is to be deposited into the Funding Account:

     [_] In the amount of $_________(not to exceed $1,350,000.00) to Gregg M. Ziskind and Susan L. Ziskind to purchase the stock of Burton House pursuant to the Burton House Stock Purchase Agreement.


     [_] In the amount of $________(not to exceed $6,000,000.00) to Elaine P. Dine, Inc. and Elaine P. Dine Temporary Attorneys, L.L.C. to purchase the Assets pursuant to the EDP Asset Purchase Agreement.

     [_] In the amount of $________(not to exceed $100,000.00) to pay the Facility Fee and transaction costs.

     There is attached to this Notice of Term Loan Advance the following:

     1. A true and correct final copy of the [BURTON HOUSE STOCK PURCHASE AGREEMENT OR THE EDP ASSET PURCHASE AGREEMENT, AS APPLICABLE], duly
                    --
          executed by each party thereto, together with true and correct final copies of all documents mentioned or described therein, duly executed by the appropriate party(s) thereto.

     2. Duly executed and filed UCC-1 Financing Statements to perfect the Bank's first priority security interest in the Collateral, and a search of the Office of the Secretary of State of New York and the Office of the Secretary of State of California [AND ANY OTHER APPROPRIATE JURISDICTION, reflecting no other perfected Liens on the Collateral.

     The Interest Rate Option Selected is:

Texas Commerce Bank National Association

______________________
Page 2


     [_]  Base Rate Loan

     [_]  Adjusted Libor Rate Loan

     The requested Interest Rate Period is:            _______________________

     Borrowers have performed or complied with all of the Borrower's covenants and agreements required under the Fourth Restated Agreement and under the Loan Documents, as defined in the Fourth Restated Agreement. To the best of the undersigned's knowledge, after reasonable investigation, no Default and, no condition or event which, with the giving of notice or lapse of time, or both, would become an Event of Default, has occurred or, if occurred, is continuing, as the terms "Default" and "Event of Default" are defined in the Fourth Restated Agreement. The representations and warranties contained in the Fourth Restated Agreement and the Loan Documents are true and correct in all material respects.

     The undersigned certifies to the foregoing matters to induce Bank to make the requested Advance on the Loans.

                                        Sincerely,

                                        LITIGATION RESOURCES OF AMERICA, INC.


                                        BY:___________________________________
                                        NAME:_________________________________
                                        TITLE:________________________________

                                  Exhibit 4.1
                             Revolving Credit Note

                             REVOLVING CREDIT NOTE

$2,000,000.00                                                 September 17, 1997

     This note is the Revolving Credit Note issued pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") of even date herewith by and among Litigation Resources of America, Inc., Looney & Company, Klein, Bury & Associates, Inc., Litigation Resources of America-California, Inc., Litigation Resources of America-Midwest, Inc., Litigation Resources of America-Northeast, Inc., Block Court Reporting, Inc., Block Tape Transcription Services, Inc., and Burton House Inc. (collectively, the "Makers"), and Texas Commerce Bank National Association (the "Payee"). All capitalized terms used herein shall have the meanings ascribed to them in the Fourth Restated Agreement unless the context hereof requires otherwise.

     For value received, after date, in the manner, on the dates and in the amounts herein stipulated, the Makers, jointly and severally, promise to pay to the order of the Payee at 712 Main Street, Houston, Harris County, Texas, or at such other place in Houston, Harris County, Texas, designated in writing by the Payee or other holder hereof:

     1. The lesser of the principal amount outstanding hereon or the sum of Two Million Dollars ($2,000,000.00) in lawful money of the U.S., which shall be due and payable on the Revolving Commitment Termination Date; and,

     2. Interest from the date hereof on the principal amount outstanding hereunder from time to time, at the lesser of (a) the Revolving Credit Contract Rate, or (b) the Maximum Rate; and, interest shall be due and payable monthly as it accrues on the outstanding balance of principal from time to time, with the first installment of accrued interest to be due and payable on September 6, 1997, and like installments of interest shall become due and payable on the same day of each consecutive calendar month thereafter, on Base Rate Loans, or the last day of a month and the last day of an Interest Period during the Commitment Period, on Adjusted Libor Rate Loans, and on the Commitment Termination Date, at which time all accrued but unpaid interest shall be due and payable; and,

     3. Notwithstanding the foregoing, if at any time the Contract Rate shall exceed the Maximum Rate and thereafter, the Contract Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of the Payee, be the Maximum Rate until the cumulative interest received by the Payee or other holder hereof equals the interest which would have been received at the Contract Rate; and,

     4. All past due principal and interest shall bear interest at the Maximum Rate from maturity until paid.


_________________________ _________________________ _________________________
Signed for Identification Signed for Identification Signed for Identification

_________________________ _________________________ _________________________
Signed for Identification Signed for Identification Signed for Identification

_________________________ _________________________ _________________________
Signed for Identification Signed for Identification Signed for Identification

                             REVOLVING CREDIT NOTE

$2,000,000.00                                                 September 17, 1997

     5. This note may be prepaid pursuant to the terms of the Fourth Restated Agreement.

     Pursuant to the terms of the Fourth Restated Agreement, the Payee will, from time to time, make Advances on the note and, from time to time, the Makers will borrower, repay and reborrow hereunder, provided, however, no more than $2,000,000.00 of principal shall ever be outstanding at any one time.

     THIS NOTE SHALL BE PAYABLE IN FULL ON JULY 10, 1998. ON THE COMMITMENT TERMINATION DATE, THE MAKERS MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST ON THIS NOTE THEN DUE AND PAYABLE. THE PAYEE SHALL BE UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. THE MAKERS SHALL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THE MAKERS MAY OWN, OR THE MAKERS SHALL HAVE TO FIND A LENDER WILLING TO LEND THE MAKERS SUCH AMOUNTS AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE.

     It is agreed that if there is a Default under the provisions in Fourth Restated Agreement, then, in any such event, at the option of the holder hereof, at any time thereafter, without notice, the unpaid principal of this note and, all accrued interest, shall at once become due and payable and shall bear interest at the Maximum Rate from the date of such Default or event. Failure to exercise any of the options shall not constitute a waiver on the part of holder hereof of the right to exercise the same at any other time.

     It is agreed that if this note be placed in the hands of an attorney for collection, for the purposes of being sued upon or established in any manner in any court; then in any of such events, the Makers, all endorsers and guarantors hereof, promise to pay the Payee's or other holder's reasonable attorneys' fees and costs of collection, which sums shall become a part of the principal hereof.

     The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Requirements. This note is subject to the provisions set out in the Fourth Restated Agreement relating to the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

     This note and the maximum rate of nonusurious interest applicable to the loan evidenced hereby shall be governed by the laws of the U.S. and the State of Texas in effect on the date of the loan evidenced hereby, and, to the extent allowed by law, as now or as may hereafter be in effect, but in any event Tex.


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                             REVOLVING CREDIT NOTE

$2,000,000.00                                                 September 17, 1997

Rev. Civ. Stat. Ann. Art. 5069 Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced hereby.

     It is further agreed that any funds at any time in the possession of any holder hereof which belong to the Makers, any endorser or guarantor hereof, and any deposits or other sums at any time credited by or due from any holder to any of such parties shall be held and treated as security for the payment of this note, and the holder hereof, at the holder's option may, at any time without notice, and without liability, apply such funds or deposits or any sums credited by or due from the holder against any sums owing, whether due or not, under this note and in any manner and in any order of preference which the holder, in the holder's discretion, chooses.

     The Makers, all endorsers and guarantors hereof, and all other persons who may become liable for all or any part of the obligations represented by this note, shall be considered as principals as to the making of this note and shall have joint and several liability. Except as may be set out in the Fourth Restated Agreement, the Makers, all endorsers and guarantors, severally waive presentment for payment, protest, notice of protest, and of nonpayment, notices of intention to accelerate the maturity and notice of acceleration, as to this note and as to each, every and all installments hereof, and consent to the renewal or extension of the time of payment hereof and to the release of all or any part of the security herefor or any person liable hereon upon the terms deemed by the holder hereof, in the holder's sole discretion, to be adequate. Any renewal or extension or release of any of such security or person, may be made without notice to any of such parties and without affecting their liability.

     THE LOAN DOCUMENTS, INCLUDING THIS NOTE, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, AND THE LOAN DOCUMENTS.

     The payment of this note is secured by the Fourth Restated Agreement and the other Loan Documents described therein. This note shall become due and payable, at the option of the holder hereof, on the occurrence of a Default under the Fourth Restated Agreement or any other Loan Document.

THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                             REVOLVING CREDIT NOTE

$2,000,000.00                                                 September 17, 1997

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LITIGATION RESOURCES                         LOONEY & COMPANY
 OF AMERICA, INC.


BY:______________________________            BY:_____________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.               LITIGATION RESOURCES OF
                                              AMERICA-CALIFORNIA, INC.


BY:______________________________            BY:_____________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

LITIGATION RESOURCES OF                      LITIGATION RESOURCES OF
 AMERICA-MIDWEST, INC.                        AMERICA-NORTHEAST, INC.


BY:______________________________            BY:_____________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

BLOCK COURT REPORTING, INC.                  BLOCK TAPE TRANSCRIPTION
                                              SERVICES, INC.


BY:______________________________            BY:_____________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

BURTON HOUSE, INC.


BY:______________________________
DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER

                                 Exhibit 4.2-a
                                  Term Note A

                                  TERM NOTE A

$1,275,000.00                                                 September 17, 1997

     This note is the Term Note A issued pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated of even date herewith by and among Litigation Resources of America, Inc., Looney & Company, Klein, Bury & Associates, Inc., Litigation Resources of America-California, Inc., Litigation Resources of America-Midwest, Inc., Litigation Resources of America-Northeast, Inc., Block Court Reporting, Inc., Block Tape Transcription Services, Inc., and Burton House Inc. (collectively, the "Makers"), and Texas Commerce Bank National Association (the "Payee"). All capitalized terms used herein shall have the meanings ascribed to them in the Fourth Restated Agreement unless the context hereof requires otherwise.

     For value received, after date, without grace and in the manner, on the dates and in the amounts herein stipulated, the Makers, jointly and severally, promise to pay to the order of the Payee at 712 Main Street, Houston, Harris County, Texas, or at such other place in Houston, Harris County, Texas, designated in writing by the Payee or other holder hereof:

     1. The principal sum of One Million Two Hundred Seventy-five Thousand and No/100 ($1,275,000.00) in lawful money of the U.S., which shall be due and payable monthly in thirty (30) consecutive installments of $21,250.00, commencing on the first Interest Payment Date in November 1997, and continuing on the same day of each month thereafter, and in one final installment on the Term Maturity Date, when the balance of all principal hereon shall be payable in full; and,

     2. Interest from the date hereof on the principal amount outstanding hereunder from time to time, at the lesser of (a) the applicable Term Loan Contract Rate, or, (b) the Maximum Rate; and, interest shall be due and payable monthly as it accrues on the outstanding balance of principal from time to time, with the first installment of accrued interest to be due and payable on the first Interest Payment Date after the date hereof and like installments of interest shall become due and payable on the same day of each consecutive calendar month thereafter until the Term Maturity Date, at which time all accrued but unpaid interest shall be due and payable; and,

     3. Notwithstanding the foregoing, if at any time the Term Loan Contract Rate shall exceed the Maximum Rate and thereafter, the Term Loan Contract Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of the Payee, be the Maximum Rate until the cumulative interest received by the Payee or other holder hereof equals the interest which would have been received at the Term Loan Contract Rate; and,

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE A

$1,275,000.00                                               September 17, 1997

     4. All past due principal and interest shall bear interest at the Maximum Rate from maturity until paid.

     5. This note may be prepaid pursuant to the terms of the Fourth Restated Agreement.

     THIS NOTE SHALL BE PAYABLE IN FULL NOT LATER THAN MAY 14, 2000. ON THE TERM MATURITY DATE, THE MAKERS MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST ON THIS NOTE THEN DUE AND PAYABLE. THE PAYEE SHALL BE UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. THE MAKERS SHALL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THE MAKERS MAY OWN, OR THE MAKERS SHALL HAVE TO FIND A LENDER WILLING TO LEND THE MAKERS SUCH AMOUNTS AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE.

     It is agreed that if there is a Default under the provisions in the Fourth Restated Agreement, then, in any such event, as the option of the holder hereof, at any time thereafter, without notice, the unpaid principal of this note and, all accrued interest, shall at once become due and payable and shall bear interest at the Maximum Rate from the date of such Default or event. Failure to exercise any of the options shall not constitute a waiver on the part of holder hereof of the right to exercise the same at any other time.

     It is agreed that if this note be placed in the hands of an attorney for collection, for the purposes of being sued upon or established in any manner in any court, then in any of such events, the Makers, all endorsers and guarantors hereof, promise to pay the Payee's or other holder's reasonable attorneys' fees and costs of collection, which sums shall become a part of the principal hereof.

     The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Requirements. This note is subject to the provisions set out in the Fourth Restated Agreement relating to the payment of interest at the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

     This note and the maximum rate of nonusurious interest applicable to the loan evidenced hereby shall be governed by the laws of the U.S. and the State of Texas in effect on the date of the loan evidenced hereby, and, to the extent allowed by law, as now or as may hereafter be in effect, but in any event Tex.


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE A

$1,275,000.00                                               September 17, 1997

Rev. Civ. Stat. Ann. Art. 5069 Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced hereby.

     It is further agreed that any funds at any time in the possession of any holder hereof which belong to the Makers, any endorser or guarantor hereof, and any deposits or other sums at any time credited by or due from any holder hereof to any of such parties shall be held and treated as security for the payment of this note, and the holder hereof, at the holder's option may, at any time without notice, and without liability, apply such funds or deposits or any sums credited by or due from the holder against any sums owing, whether due or not, under this note and in any manner and in any order of preference which the holder, in the holder's discretion, chooses.

     The Makers, all endorsers and guarantors hereof, and all other persons who may become liable for all or any part of the obligations represented by this note, shall be considered as principals as to the making of this note and shall have joint and several liability. Except as may be set out in the Fourth Restated Agreement, the Makers, all endorsers and guarantors, severally waive presentment for payment, protest, notice of protest, and of nonpayment, notices of intention to accelerate the maturity and notice of acceleration, as to this note and as to each, every and all installments hereof, and consent to the renewal or extension of the time of payment hereof and to the release of all or any part of the security herefor or any person liable hereon upon the terms deemed by the holder hereof, in the holder's sole discretion, to be adequate. Any renewal or extension or release of any of such security or person, may be made without notice to any of such parties and without affecting their liability.

     THE LOAN DOCUMENTS, INCLUDING THIS NOTE, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, AND THE LOAN DOCUMENTS.

     The payment of this note is secured by the Fourth Restated Agreement and the other Loan Documents described therein. This note shall become due and payable, at the option of the holder hereof, on the occurrence of a Default under the Fourth Restated Agreement or any other Loan Document.

THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE A

$1,275,000.00                                                 September 17, 1997

PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LITIGATION RESOURCES                         LOONEY & COMPANY
  OF AMERICA, INC.


BY: ______________________________           BY: _______________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.               LITIGATION RESOURCES OF
                                               AMERICA-CALIFORNIA, INC.


BY: _______________________________          BY: _______________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

LITIGATION RESOURCES OF                      LITIGATION RESOURCES OF
  AMERICA-MIDWEST, INC.                        AMERICA-NORTHEAST, INC.

BY: _______________________________          BY: _______________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

BLOCK COURT REPORTING, INC.                  BLOCK TAPE TRANSCRIPTION
                                               SERVICES, INC.

BY: _______________________________          BY: _______________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER


BURTON HOUSE, INC.


BY: _______________________________
DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER

                                 Exhibit 4.2-b
                                  Term Note B

                                  TERM NOTE B

$475,000.00                                                   September 17, 1997

     This note is the Term Note B issued pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated of even date herewith by and among Litigation Resources of America, Inc., Looney & Company, Klein, Bury & Associates, Inc., Litigation Resources of America-California, Inc., Litigation Resources of America-Midwest, Inc., Litigation Resources of America-NE, Inc., Block Court Reporting, Inc., Block Tape Transcription Services, Inc. and Burton House Inc. (collectively, the "Makers"), and Texas Commerce Bank National Association (the "Payee"). All capitalized terms used herein shall have the meanings ascribed to them in the Fourth Restated Agreement unless the context hereof requires otherwise.

     For value received, after date, without grace and in the manner, on the dates and in the amounts herein stipulated, the Makers, jointly and severally, promise to pay to the order of the Payee at 712 Main Street, Houston, Harris County, Texas, or at such other place in Houston, Harris County, Texas, designated in writing by the Payee or other holder hereof:

     1. The principal sum of Four hundred Seventy-five Thousand and No/100 ($475,000.00) in lawful money of the U.S., which shall be due and payable monthly in consecutive installments of $7,916.67, commencing on the first Interest Payment Date in December 1997, and continuing on the same day of each month thereafter, and in one final installment on the Term Maturity Date, when the balance of all principal hereon shall be payable in full; and,

     2. Interest from the date hereof on the principal amount outstanding hereunder from time to time, at the lesser of (a) the applicable Term Loan Contract Rate, or, (b) the Maximum Rate; and, interest shall be due and payable monthly as it accrues on the outstanding balance of principal from time to time, with the first installment of accrued interest to be due and payable on the first Interest Payment Date after the date hereof and like installments of interest shall become due and payable on the same day of each consecutive calendar month thereafter until the Term Maturity Date, at which time all accrued but unpaid interest shall be due and payable; and,

     3. Notwithstanding the foregoing, if at any time the Term Loan Contract Rate shall exceed the Maximum Rate and thereafter, the Term Loan Contract Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of the Payee, be the Maximum Rate until the cumulative interest received by the Payee or other holder hereof equals the interest which would have been received at the Term Loan Contract Rate; and,


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE B

$475,000.00                                                 September 17, 1997

     4. All past due principal and interest shall bear interest at the Maximum Rate from maturity until paid.

     5. This note may be prepaid pursuant to the terms of the Fourth Restated Agreement.

     THIS NOTE SHALL BE PAYABLE IN FULL NOT LATER THAN MAY 14, 2000. ON THE TERM MATURITY DATE, THE MAKERS MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST ON THIS NOTE THEN DUE AND PAYABLE. THE PAYEE SHALL BE UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. THE MAKERS SHALL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THE MAKERS MAY OWN, OR THE MAKERS SHALL HAVE TO FIND A LENDER WILLING TO LEND THE MAKERS SUCH AMOUNTS AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE.

     It is agreed that if there is a Default under the provisions in the Fourth Restated Agreement, then, in any such event, at the option of the holder hereof, at any time thereafter, without notice, the unpaid principal of this note and, all accrued interest, shall at once become due and payable and shall bear interest at the Maximum Rate from the date of such Default or event. Failure to exercise any of the options shall not constitute a waiver on the part of holder hereof of the right to exercise the same at any other time.

     It is agreed that if this note be placed in the hands of an attorney for collection, for the purposes of being sued upon or established in any manner in any court, then in any of such events, the Makers, all endorsers and guarantors hereof, promise to pay the Payee's or other holder's reasonable attorneys' fees and costs of collection, which sums shall become a part of the principal hereof.

     The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Requirements. This note is subject to the provisions set out in the Fourth Restated Agreement relating to the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

     This note and the maximum rate of nonusurious interest applicable to the loan evidenced hereby shall be governed by the laws of the U.S. and the State of Texas in effect on the date of the loan evidenced hereby, and, to the extent allowed by law, as now or as may hereafter be in effect, but in any event Tex.


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE B

$475,000.00                                                   September 17, 1997

Rev. Civ. Stat. Ann. Art. 5069 Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced hereby.

     It is further agreed that any funds at any time in the possession of any holder hereof which belong to the Makers, any endorser or guarantor hereof, and any deposits or other sums at any time credited by or due from any holder hereof to any of such parties shall be held and treated as security for the payment of this note, and the holder hereof, at the holder's option may, at any time without notice, and without liability, apply such funds or deposits or any sums credited by or due from the holder against any sums owing, whether due or not, under this note and in any manner and in any order of preference which the holder, in the holder's discretion, chooses.

     The Makers, all endorsers and guarantors hereof, and all other persons who may become liable for all or any part of the obligations represented by this note, shall be considered as principals as to the making of this note and shall have joint and several liability. Except as may be set out in the Fourth Restated Agreement, the Makers, all endorsers and guarantors, severally waive presentment for payment, protest, notice of protest, and of nonpayment, notices of intention to accelerate the maturity and notice of acceleration, as to this note and as to each, every and all installments hereof, and consent to the renewal or extension of the time of payment hereof and to the release of all or any part of the security herefor or any person liable hereon upon the terms deemed by the holder hereof, in the holder's sole discretion, to be adequate. Any renewal or extension or release of any of such security or person, may be made without notice to any of such parties and without affecting their liability.

     THE LOAN DOCUMENTS, INCLUDING THIS NOTE, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, AND THE LOAN DOCUMENTS.

     The payment of this note is secured by the Fourth Restated Agreement and the other Loan Documents described therein. This note shall become due and payable, at the option of the holder hereof, on the occurrence of a Default under the Fourth Restated Agreement or any other Loan Document.

THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE B

$475,000.00                                                   September 17, 1997

PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LITIGATION RESOURCES                         LOONEY & COMPANY
  OF AMERICA, INC.


BY: ______________________________           BY: _______________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.               LITIGATION RESOURCES OF
                                               AMERICA-CALIFORNIA, INC.


BY: _______________________________          BY: _______________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

LITIGATION RESOURCES OF                      LITIGATION RESOURCES OF
  AMERICA-MIDWEST, INC.                        AMERICA-NORTHEAST, INC.


BY: _______________________________          BY: _______________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER


BLOCK COURT REPORTING, INC.                  BLOCK TAPE TRANSCRIPTION
                                               SERVICES, INC.


BY: _______________________________          BY: _______________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

BURTON HOUSE, INC.


BY: _______________________________
DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER

                                 Exhibit 4.2-c
                                  Term Note C

                                  TERM NOTE C

$2,250,000.00                                                September 17, 1997

                                      -1-

     This note is the Term Note C issued pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated of even date herewith by and among Litigation Resources of America, Inc., Looney & Company, Klein, Bury & Associates, Inc., Litigation Resources of America-California, Inc., Litigation Resources of America-Midwest, Inc., Litigation Resources of America-NE, Inc., Block Court Reporting, Inc., Block Tape Transcription Services, Inc. and Burton House, Inc. (collectively, the "Makers"), and Texas Commerce Bank National Association (the "Payee"). All capitalized terms used herein shall have the meanings ascribed to them in the Fourth Restated Agreement unless the context hereof requires otherwise.

     For value received, after date, without grace and in the manner, on the dates and in the amounts herein stipulated, the Makers, jointly and severally, promise to pay to the order of the Payee at 712 Main Street, Houston, Harris County, Texas, or at such other place in Houston, Harris County, Texas, designated in writing by the Payee or other holder hereof:

     1. The principal sum of Two Million Two Hundred Fifty Thousand and No/100 ($2,250,000.00) in lawful money of the U.S., which shall be due and payable monthly in consecutive installments of $37,500.00, commencing on the first Interest Payment Date in March 1998, and continuing on the same day of each month thereafter, and in one final installment on the Term Maturity Date, when the entire unpaid balance of principal of this note shall be payable in full; and,

     2. Interest from the date hereof on the principal amount outstanding hereunder from time to time, at the lesser of (a) the applicable Term Loan Contract Rate, or, (b) the Maximum Rate; and, interest shall be due and payable monthly as it accrues on the outstanding balance of principal from time to time, with the first installment of accrued interest to be due and payable on the first Interest Payment Date after the date hereof and like installments of interest shall become due and payable on the same day of each consecutive calendar month thereafter until the Term Maturity Date, at which time all accrued but unpaid interest shall be due and payable; and,

     3. Notwithstanding the foregoing, if at any time the Term Loan Contract Rate shall exceed the Maximum Rate and thereafter, the Term Loan Contract Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of the Payee, be the Maximum Rate until the cumulative interest received by the Payee or other holder hereof equals the interest which would have been received at the Term Loan Contract Rate; and,


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE C

$2,250,000.00                                               September 17, 1997

                                      -2-

     4. All past due principal and interest shall bear interest at the Maximum Rate from maturity until paid.

     5. This note may be prepaid pursuant to the terms of the Fourth Restated Agreement.

     THIS NOTE SHALL BE PAYABLE IN FULL NOT LATER THAN MAY 14, 2000. ON THE TERM MATURITY DATE, THE MAKERS MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST ON THIS NOTE THEN DUE AND PAYABLE. THE PAYEE SHALL BE UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. THE MAKERS SHALL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THE MAKERS MAY OWN, OR THE MAKERS SHALL HAVE TO FIND A LENDER WILLING TO LEND THE MAKERS SUCH AMOUNTS AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE.

     It is agreed that if there is a Default under the provisions in the Fourth Restated Agreement, then, in any such event, as the option of the holder hereof, at any time thereafter, without notice, the unpaid principal of this note and, all accrued interest, shall at once become due and payable and shall bear interest at the Maximum Rate from the date of such Default or event. Failure to exercise any of the options shall not constitute a waiver on the part of holder hereof of the right to exercise the same at any other time.

     It is agreed that if this note be placed in the hands of an attorney for collection, for the purposes of being sued upon or established in any manner in any court, then in any of such events, the Makers, all endorsers and guarantors hereof, promise to pay the Payee's or other holder's reasonable attorneys' fees and costs of collection, which sums shall become a part of the principal hereof.

     The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Requirements. This note is subject to the provisions set out in the Fourth Restated Agreement relating to the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

     This note and the maximum rate of nonusurious interest applicable to the loan evidenced hereby shall be governed by the laws of the U.S. and the State of Texas in effect on the date of the loan evidenced hereby, and, to the extent allowed by law, as now or as may hereafter be in effect, but in any event Tex.


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE C

$2,250,000.00                                               September 17, 1997
                                      -3-


Rev. Civ. Stat. Ann. Art. 5069 Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced hereby.

     It is further agreed that any funds at any time in the possession of any holder hereof which belong to the Makers, any endorser or guarantor hereof, and any deposits or other sums at any time credited by or due from any holder hereof to any of such parties shall be held and treated as security for the payment of this note, and the holder hereof, at the holder's option may, at any time without notice, and without liability, apply such funds or deposits or any sums credited by or due from the holder against any sums owing, whether due or not, under this note and in any manner and in any order of preference which the holder, in the holder's discretion, chooses.

     The Makers, all endorsers and guarantors hereof, and all other persons who may become liable for all or any part of the obligations represented by this note, shall be considered as principals as to the making of this note and shall have joint and several liability. Except as may be set out in the Fourth Restated Agreement, the Makers, all endorsers and guarantors, severally waive presentment for payment, protest, notice of protest, and of nonpayment, notices of intention to accelerate the maturity and notice of acceleration, as to this note and as to each, every and all installments hereof, and consent to the renewal or extension of the time of payment hereof and to the release of all or any part of the security herefor or any person liable hereon upon the terms deemed by the holder hereof, in the holder's sole discretion, to be adequate. Any renewal or extension or release of any of such security or person, may be made without notice to any of such parties and without affecting their liability.

     THE LOAN DOCUMENTS, INCLUDING THIS NOTE, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, AND THE LOAN DOCUMENTS.

     The payment of this note is secured by the Fourth Restated Agreement and the other Loan Documents described therein. This note shall become due and payable, at the option of the holder hereof, on the occurrence of a Default under the Fourth Restated Agreement or any other Loan Document.

     THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVI-


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE C

$2,250,000.00                                               September 17, 1997

                                      -4-


DENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LITIGATION RESOURCES                    LOONEY & COMPANY
 OF AMERICA, INC.


BY:_____________________________        BY:_____________________________

DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.          LITIGATION RESOURCES OF
                                         AMERICA-CALIFORNIA, INC.

BY:_____________________________        BY:_____________________________

DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

LITIGATION RESOURCES OF                 LITIGATION RESOURCES OF
 AMERICA-MIDWEST, INC.                   AMERICA-NORTHEAST, INC.

BY:_____________________________        BY:_____________________________

DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

BLOCK COURT REPORTING, INC.             BLOCK TAPE TRANSCRIPTION
                                         SERVICES, INC.

BY:_____________________________        BY:_____________________________

DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

BURTON HOUSE, INC.

BY:_____________________________

DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER

                                 Exhibit 4.2-d
                                  Term Note D

                                  TERM NOTE D

$2,550,000.00                                                September 17, 1997

     This note is the Term Note D issued pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated of even date herewith by and among Litigation Resources of America, Inc., Looney & Company, Klein, Bury & Associates, Inc., Litigation Resources of America-California, Inc., Litigation Resources of America-Midwest, Inc., Litigation Resources of America-NE, Inc., Block Court Reporting, Inc., Block Tape Transcription Services, Inc. and Burton House, Inc. (collectively, the "Makers"), and Texas Commerce Bank National Association (the "Payee"). All capitalized terms used herein shall have the meanings ascribed to them in the Fourth Restated Agreement unless the context hereof requires otherwise.

     For value received, after date, without grace and in the manner, on the dates and in the amounts herein stipulated, the Makers, jointly and severally, promise to pay to the order of the Payee at 712 Main Street, Houston, Harris County, Texas, or at such other place in Houston, Harris County, Texas, designated in writing by the Payee or other holder hereof:

     1. The principal sum of Two Million Five Hundred Fifty Thousand and No/100 ($2,550,000.00) in lawful money of the U.S., which shall be due and payable monthly in consecutive installments of $42,500.00, commencing on the first Interest Payment Date in April 1998, and continuing on the same day of each month thereafter, and in one final installment on the Term Maturity Date, when the entire unpaid balance of principal of this note shall be payable in full; and,

     2. Interest from the date hereof on the principal amount outstanding hereunder from time to time, at the lesser of (a) the applicable Term Loan Contract Rate, or, (b) the Maximum Rate; and, interest shall be due and payable monthly as it accrues on the outstanding balance of principal from time to time, with the first installment of accrued interest to be due and payable on the first Interest Payment Date after the date hereof and like installments of interest shall become due and payable on the same day of each consecutive calendar month thereafter until the Term Maturity Date, at which time all accrued but unpaid interest shall be due and payable; and,

     3. Notwithstanding the foregoing, if at any time the Term Loan Contract Rate shall exceed the Maximum Rate and thereafter, the Term Loan Contract Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of the Payee, be the Maximum Rate until the cumulative interest received by the Payee or other holder hereof equals the interest which would have been received at the Term Loan Contract Rate; and,


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE D

$2,550,000.00                                               September 17, 1997

     4. All past due principal and interest shall bear interest at the Maximum Rate from maturity until paid.

     5. This note may be prepaid pursuant to the terms of the Fourth Restated Agreement.

     THIS NOTE SHALL BE PAYABLE IN FULL NOT LATER THAN MAY 14, 2000. ON THE TERM MATURITY DATE, THE MAKERS MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST ON THIS NOTE THEN DUE AND PAYABLE. THE PAYEE SHALL BE UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. THE MAKERS SHALL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THE MAKERS MAY OWN, OR THE MAKERS SHALL HAVE TO FIND A LENDER WILLING TO LEND THE MAKERS SUCH AMOUNTS AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE.

     It is agreed that if there is a Default under the provisions in the Fourth Restated Agreement, then, in any such event, at the option of the holder hereof, at any time thereafter, without notice, the unpaid principal of this note and, all accrued interest, shall at once become due and payable and shall bear interest at the Maximum Rate from the date of such Default or event. Failure to exercise any of the options shall not constitute a waiver on the part of holder hereof of the right to exercise the same at any other time.

     It is agreed that if this note be placed in the hands of an attorney for collection, for the purposes of being sued upon or established in any manner in any court, then in any of such events, the Makers, all endorsers and guarantors hereof, promise to pay the Payee's or other holder's reasonable attorneys' fees and costs of collection, which sums shall become a part of the principal hereof.

     The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Requirements. This note is subject to the provisions set out in the Fourth Restated Agreement relating to the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

     This note and the maximum rate of nonusurious interest applicable to the loan evidenced hereby shall be governed by the laws of the U.S. and the State of Texas in effect on the date of the loan evidenced hereby, and, to the extent allowed by law, as now or as may hereafter be in effect, but in any event Tex.


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE D

$2,550,000.00                                               September 17, 1997

Rev. Civ. Stat. Ann. Art. 5069 Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced hereby.

     It is further agreed that any funds at any time in the possession of any holder hereof which belong to the Makers, any endorser or guarantor hereof, and any deposits or other sums at any time credited by or due from any holder hereof to any of such parties shall be held and treated as security for the payment of this note, and the holder hereof, at the holder's option may, at any time without notice, and without liability, apply such funds or deposits or any sums credited by or due from the holder against any sums owing, whether due or not, under this note and in any manner and in any order of preference which the holder, in the holder's discretion, chooses.

     The Makers, all endorsers and guarantors hereof, and all other persons who may become liable for all or any part of the obligations represented by this note, shall be considered as principals as to the making of this note and shall have joint and several liability. Except as may be set out in the Fourth Restated Agreement, the Makers, all endorsers and guarantors, severally waive presentment for payment, protest, notice of protest, and of nonpayment, notices of intention to accelerate the maturity and notice of acceleration, as to this note and as to each, every and all installments hereof, and consent to the renewal or extension of the time of payment hereof and to the release of all or any part of the security herefor or any person liable hereon upon the terms deemed by the holder hereof, in the holder's sole discretion, to be adequate. Any renewal or extension or release of any of such security or person, may be made without notice to any of such parties and without affecting their liability.

     THE LOAN DOCUMENTS, INCLUDING THIS NOTE, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, AND THE LOAN DOCUMENTS.

     The payment of this note is secured by the Fourth Restated Agreement and the other Loan Documents described therein. This note shall become due and payable, at the option of the holder hereof, on the occurrence of a Default under the Fourth Restated Agreement or any other Loan Document.

     THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVI-

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE D

$2,550,000.00                                               September 17, 1997

DENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LITIGATION RESOURCES                    LOONEY & COMPANY
 OF AMERICA, INC.


BY:_____________________________        BY:_____________________________
DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.          LITIGATION RESOURCES OF
                                         AMERICA-CALIFORNIA, INC.

BY:_____________________________        BY:_____________________________
DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

LITIGATION RESOURCES OF                 LITIGATION RESOURCES OF
 AMERICA-MIDWEST, INC.                   AMERICA-NORTHEAST, INC.

BY:_____________________________        BY:_____________________________
DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

BLOCK COURT REPORTING, INC.             BLOCK TAPE TRANSCRIPTION
                                         SERVICES, INC.

BY:_____________________________        BY:_____________________________
DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

BURTON HOUSE, INC.

BY:_____________________________
DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER

                                 Exhibit 4.2-e
                                  Term Note E

                                  TERM NOTE E

$7,450,000.00                                                 September 17, 1997

     This note is the Term Note E issued pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated of even date herewith by and among Litigation Resources of America, Inc., Looney & Company, Klein, Bury & Associates, Inc., Litigation Resources of America-NE, Inc., Block Court Reporting, Inc., Block Tape Transcription Services, Inc. and Burton House, Inc. (collectively, the "Makers"), and Texas Commerce Bank National Association (the "Payee"). All capitalized terms used herein shall have the meanings ascribed to them in the Fourth Restated Agreement unless the context hereof requires otherwise.

     For value received, after date, without grace and in the manner, on the dates and in the amounts herein stipulated, the Makers, jointly and severally, promise to pay to the order of the Payee at 712 Main Street, Houston, Harris County, Texas, or at such other place in Houston, Harris County, Texas, designated in writing by the Payee or other holder hereof:

     1. The principal sum of Seven Million Four Hundred Fifty Thousand and No/100 ($7,450,000.00) in lawful money of the U.S., which shall be due and payable monthly in consecutive installments of $124,166.67, commencing on the first Interest Payment Date in April 1998, and continuing on the same day of each month thereafter, and in one final installment on the Term Maturity Date, when the entire unpaid balance of principal of this note shall be payable in full; and

     2. Interest from the date hereof on the principal amount outstanding hereunder from time to time, at the lesser of (a) the applicable Term Loan Contract Rate, or, (b) the Maximum Rate; and, interest shall be due and payable monthly as it accrues on the outstanding balance of principal from time to time, with the first installment of accrued interest to be due and payable on the first Interest Payment Date after the date hereof and like installments of interest shall become due and payable on the same day of each consecutive calendar month thereafter until the Term Maturity Date, at which time all accrued but unpaid interest shall be due and payable; and,

     3. Notwithstanding the foregoing, if at any time the Term Loan Contract Rate shall exceed the Maximum Rate and thereafter, the Term Loan Contract Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of the Payee, be the Maximum Rate until the cumulative interest received by the Payee or other holder hereof equals the interest which would have been received at the Term Loan Contract Rate; and,


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE E

$7,450,000.00                                                 September 17, 1997

     4. All past due principal and interest shall bear interest at the Maximum Rate from maturity until paid.

     5. This note may be prepaid pursuant to the terms of the Fourth Restated Agreement.

     THIS NOTE SHALL BE PAYABLE IN FULL NOT LATER THAN MAY 14, 2000. ON THE TERM MATURITY DATE, THE MAKERS MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST ON THIS NOTE THEN DUE AND PAYABLE. THE PAYEE SHALL BE UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. THE MAKERS SHALL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THE MAKERS MAY OWN, OR THE MAKERS SHALL HAVE TO FIND A LENDER WILLING TO LEND THE MAKERS SUCH AMOUNTS AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE.

     It is agreed that if there is a Default under the provisions in Fourth Restated Agreement, then, in any such event, at the option of the holder hereof, at any time thereafter, without notice, the unpaid principal of this note and, all accrued interest, shall at once become due and payable and shall bear interest at the Maximum Rate from the date of such Default or event. Failure to exercise any of the options shall not constitute a waiver on the part of holder of the right to exercise the same at any other time.

     It is agreed that if this note be placed in the hands of an attorney for collection, for the purposes of being sued upon or established in any manner in any court, then in any of such events, the Makers, all endorsers and guarantors hereof, promise to pay the Payee's or other holder's reasonable attorneys' fees and costs of collection, which sums shall become a part of the principal hereof.

     The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Requirements. This note is subject to the provisions set out in the Fourth Restated Agreement relating to the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

     This note and the maximum rate of nonusurious interest applicable to the loan evidenced hereby shall be governed by the laws of the U.S. and the State of Texas in effect on the date of the loan evidenced hereby, and, to the extent allowed by law, as now or as may hereafter be in effect, but in any event Tex.


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE E

$7,450,000.00                                                 September 17, 1997

Rev. Civ. Stat. Ann. Art. 5069 Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced hereby.

     It is further agreed that any funds at any time in the possession of any holder hereof which belong to the Makers, any endorser or guarantor hereof, and any deposits or other sums at any time credited by or due from any holder hereof to any of such parties shall be held and treated as security for the payment of this note, and the holder hereof, at the holder's option may, at any time without notice, and without liability, apply such funds or deposits or any sums credited by or due from the holder against any sums owing, whether due or not, under this note and in any manner and in any order of preference which the holder, in the holder's discretion, chooses.

     The Makers, all endorsers and guarantors hereof, and all other persons who may become liable for all or any part of the obligations represented by this note, shall be considered as principals as to the making of this note and shall have joint and several liability. Except as may be set out in the Fourth Restated Agreement, the Makers, all endorsers and guarantors, severally waive presentment for payment, protest, notice of protest, and of nonpayment, notices of intention to accelerate the maturity and notice of acceleration, as to this note and as to each, every and all installments hereof, and consent to the renewal or extension of the time of payment hereof and to the release of all or any part of the security herefor or any person liable hereon upon the terms deemed by the holder hereof, in the holder's sole discretion, to be adequate. Any renewal or extension or release of any of such security or person, may be made without notice to any of such parties and without affecting their liability.

     THE LOAN DOCUMENTS, INCLUDING THIS NOTE, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, AND THE LOAN DOCUMENTS.

     The payment of this note is secured by the Fourth Restated Agreement and the other Loan Documents described therein. This note shall become due and payable, at the option of the holder hereof, on the occurrence of a Default under the Fourth Restated Agreement or any other Loan Document.

     THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY


_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

_________________________  _________________________  _________________________
Signed for Identification  Signed for Identification  Signed for Identification

                                  TERM NOTE E

$7,450,000.00                                               September 17, 1997

EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO WRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LITIGATION RESOURCES                    LOONEY & COMPANY
  OF AMERICA, INC.


BY:___________________________          BY:____________________________
DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.          LITIGATION RESOURCES OF
                                          AMERICA-CALIFORNIA, INC.


BY:___________________________          BY:___________________________
DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

LITIGATION RESOURCES OF                 LITIGATION RESOURCES OF
  AMERICA-MIDWEST, INC.                   AMERICA-NORTHEAST, INC.


BY:___________________________          BY:___________________________
DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

BLOCK COURT REPORTING, INC.             BLOCK TAPE TRANSCRIPTION
                                          SERVICES, INC.


BY:___________________________          BY:___________________________
DAVE PFLEGHAR                           DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER

BURTON HOUSE, INC.


BY:___________________________
DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER

                                 Exhibit 6.1.A
                              Security Agreement

                              SECURITY AGREEMENT

     This Security Agreement (the "Security Agreement") is executed and delivered effective September 17, 1997, by BURTON HOUSE, INC. (the "Debtor"), whose address is 1001 Fannin, Suite 650, Houston, Harris County, Texas 77002, in favor of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Secured Party") whose address is 712 Main Street, P.O. Box 2558, Houston, Texas 77252-2558, pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement"), dated September 17, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC., LOONEY & COMPANY, KLEIN, BURY & ASSOCIATES, INC., LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., BLOCK COURT REPORTING, INC., BLOCK TAPE TRANSCRIPTION SERVICES, INC. and the Debtor (collectively, the "Borrowers") and the Secured Party. Under and pursuant to the terms of the Third Restated Agreement, the Secured Party has agreed to make Loans to the Borrowers. All capitalized terms used herein shall have the same meanings ascribed to them in the Third Restated Agreement unless otherwise specifically defined in this Security Agreement.

                                  ARTICLE I
                              SECURITY INTERESTS
                              ------------------

     In consideration of the premises, for value received, for other good, fair and valuable considerations, the receipt, adequacy and reasonable equivalency of which are acknowledged, and for other valuable consideration, the Debtor grants to the Secured Party the security interests (the "Security Interests") herein set forth and agrees with the Secured Party as set out herein. The Secured Party has and shall continue to have Security Interests in the following property of the Debtor (collectively, the "Collateral").

     1.1  Accounts.  All presently existing or hereafter acquired or created
          --------
accounts, accounts receivable, contract rights, notes, drafts, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other considerations under present or future contracts (including without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit) or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, whether or not earned by performance and whether or not evidenced by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general intangibles, including all payments under licensing agreements or arrangements, all right, title and interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or, by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any Person with respect to any of the foregoing, including in any event, all accounts, instruments and chattel paper within the meaning of the UCC in effect in any applicable jurisdiction (any and all of the foregoing being the "Accounts").

     1.2  Inventory.  All of Debtor's inventory in all of its forms, wherever
          ---------
located, now or hereafter existing and whether acquired by purchase, merger or otherwise and all raw materials and work in process therefor, all finished goods thereof and all materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing or production thereof, including in any event all inventory within the meaning of the UCC, goods in which the Debtor has an interest in mass or a joint or other interest or right of any kind and goods which are returned to or repossessed by the Debtor, and all accessions thereto and products and proceeds thereof (any and all inventory, accessions and products being the "Inventory"), and the Debtor warrants, covenants and agrees that the Debtor owns, free and clear of any liens or encumbrances, all real property on which Inventory is or be will located, or the Debtor will obtain subordination agreements from the owners of all such real property.

     1.3  Equipment.  All equipment, machinery, chattels, tools, parts, machine
          ---------
tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, all accessions, additions, substitutions and improvements thereto and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing) and all parts and equipment which may be attached to or which are necessary for the operation and use of the personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and in any event, all equipment within the meaning of the UCC.

     1.4  General Intangibles. All general intangibles of every nature, whether
          -------------------
presently existing or hereafter acquired or created, including without limitation all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Debtor, claims (including without limitation all claims for income tax and other refunds), choses in action, judgment, patents, trademarks, licensing agreements, royalty payments, copyrights, service names, service marks, logos, goodwill, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships and in any event, all general intangibles within the meaning of the UCC.

     1.5  Contract Rights.  All rights now owned or hereafter acquired or
          ---------------
created, to payment under contracts not yet earned by performance and not evidenced by an Account.

     1.6  Documents.  All documents, instruments and chattel paper of every
          ---------
nature, whether now existing or hereafter acquired or created, and in any event all documents within the meaning of the UCC.

     1.7  Deposits. Any and all money, property, accounts, securities,
          --------
documents, chattel paper, claims, demands, instruments, items or deposits of the Debtor, now held or hereafter coming within the Secured Party's custody or control, including, by way of example and not of limitation, all certificates of deposit and other depository accounts, whether same have matured or the exercise of the Secured Party's rights results in loss of interest or other penalty on the deposits.

     1.8  Proceeds.  The proceeds, in cash or otherwise, of the Collateral
          --------
described in the foregoing clauses, including, without limitation, the proceeds of any sale or other disposition of the Collateral and all insurance proceeds of any kind (whether or not the Secured Party is the loss payee under the applicable insurance policy) paid at any time in connection with the Collateral, all liens (whether possessory, contractual, statutory or otherwise) with respect to the Collateral, and all rights, remedies and claims (whether in the nature of indemnities, warranties, guaranties or otherwise), of the Debtor with respect to the Collateral, in any case whether now existing or hereafter at any time or from time to time arising.

     1.9  Indebtedness Secured.  The Security Interests are granted to secure
          --------------------
the Obligations defined in the Third Restated Agreement and the following:

     A. All funds hereafter advanced by the Secured Party to or for the benefit of any of the Borrowers or to or for the benefit of the Debtor as contemplated by any covenant or provision contained in this Security Agreement, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; and,

     B. All reasonable costs incurred by the Secured Party, including, but expressly not limited to, attorneys' fees, court costs and other similar costs, to obtain, preserve, perfect and enforce the Security Interests, and costs incurred to maintain, preserve, collect and sell the Collateral, or any part thereof, including but not limited to, taxes, assessments, insurance premiums, repairs, rent, storage charges, advertising costs, brokerage fees and expenses of sale; and,

     C. All renewals, extensions and modifications of the Obligations, or any part thereof; and,

     D. Any judgment entered by a court of competent jurisdiction enforcing or requiring payment any of the items described above.


                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     2.1  Owner of Collateral.  Except for the Security Interests, the Debtor
          -------------------
is, and as to the Collateral acquired after the date hereof which is included within the Security Interests, the Debtor will be, the owner of the Collateral free from all adverse claims, security interests and encumbrances except for Permitted Liens.

     2.2  Other Liens.  There is no financing statement now on file in any
          -----------
public office covering any part of the Collateral, and so long as any amount remains unpaid on the Obligations, the Debtor will not execute and there will not be on file in any public office, any financing statement or statements except the Financing Statements filed or to be filed in respect to the Security Interests.

     2.3  Accuracy of Statements.  Subject to any limitation stated therein or
          ----------------------
in connection therewith, all information furnished to the Secured Party concerning the Collateral and proceeds thereof, or otherwise for the purpose of obtaining credit or an extension of credit, is or will be at the time the same is furnished, accurate and correct in all material respects.

     2.4  Use of Collateral. The Collateral will be used by the Debtor for
          -----------------
business use.

     2.5  Place of Business. The address of the Debtor designated at the
          -----------------
beginning of this Security Agreement is Debtor's principal place of business and chief executive office.

                                  ARTICLE III
                         PROVISIONS REGARDING ACCOUNTS
                         -----------------------------

     The following provisions shall apply to all Accounts included within the
Collateral:

     3.1  Receipt of Accounts.  Upon the occurrence of an Event of Default, the
          -------------------
Secured Party shall have the right in the Secured Party's name or in the name of the Debtor to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the Accounts and to endorse the name of the Debtor on all instruments given in payment or part payment thereof. The Secured Party may, in the Secured Party's reasonable business judgment, file any claim or take any other action or proceeding which the Secured Party deems necessary or appropriate to protect, preserve and realize upon the Security Interests. In order to assure collection of the Accounts, the Secured Party may notify the post office authorities to change the address for delivery of mail addressed to the Debtor to the address as the Secured Party may designate, and to open and dispose of the mail and receive the collections of the Accounts included in the Security Interests.

     3.2  Further Assurances.  The Debtor will, from time to time, execute
          ------------------
further instruments and do such further acts as the Secured Party may reasonably require by way of further assurance to the Secured Party including, but not limited to, an assignment or other form of identification in forms required by the Secured Party of all Accounts, together with other evidence of the existence and identity of the Accounts. The Debtor will mark Debtor's books and records to reflect the assignment of the Accounts which are included within the Security Interests.

                                  ARTICLE IV
                                   COVENANTS
                                   ---------

     4.1  Location of Collateral.  All tangible Collateral will be located at
          ----------------------
Debtor's principal place of business. Except as herein provided, the Debtor will not remove the Collateral from above location without the written consent of the Secured Party. The Debtor agrees to notify the Secured Party promptly of any change in Debtor's principal place of business and chief executive office.

     4.2  Landlord's Lien.  The Debtor covenants and agrees that the Debtor
          ---------------
owns, free and clear of any liens or encumbrances, all real property on which any tangible Collateral is or be will located or, to the extent the tangible Collateral is or will be located on real property owned by others, the Debtor will furnish to the Secured Party a landlord's lien waiver of all liens with respect to any Collateral covered by this Security Agreement, the landlord's lien waiver to be in the form acceptable to the Secured Party.

     4.3  Financing Statements. The Debtor agrees to execute and deliver all
          --------------------
Financing Statements, or amendments thereof or supplements thereto, or other instruments as the Secured Party may from time to time require in order to comply with the UCC (or other applicable state law of the jurisdiction where any of the Collateral is located) and to preserve and protect the Security Interests. The Debtor authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, a

Financing Statement signed only by the Secured Party covering the Collateral. It is further stipulated in this regard that the Secured Party may also at any time or times sign any counterpart of this Security Agreement signed by the Debtor and file same as a Financing Statement if the Secured Party shall elect to do so.

     4.4  Expenses.  The Debtor will pay to the Secured Party, on demand, all
          --------
reasonable expenses and expenditures, including reasonable attorney's fees and legal expenses, incurred or paid by the Secured Party in exercising or protecting the Security Interests, and the Secured Party's rights and remedies under this Security Agreement. The Debtor agrees to pay interest on such amounts at the Maximum Rate.

     4.5  Curing of Default.  Upon the occurrence of an Event of Default, the
          -----------------
Secured Party may, at the Secured Party's option, but without obligation to the Debtor, discharge taxes, liens or security interests or other encumbrances at any time levied or placed upon the Collateral, and may place and pay for insurance thereon, or pay for the repair, improvement, maintenance and preservation of the Collateral and pay any filing or recording fees necessary to preserve and protect the Security Interests. The Debtor agrees to reimburse the Secured Party on demand for any payment made or any reasonable expense incurred by the Secured Party pursuant to the foregoing authorization, and the amount shall constitute additional Obligations which shall be secured by and entitled to the benefits of this Security Agreement. The Debtor agrees to pay interest on the amounts at the Maximum Rate from the date same are incurred by the Secured Party until paid by the Debtor.

                                   ARTICLE V
                             DEFAULT AND REMEDIES
                             --------------------

     5.1  Default.  The Debtor shall be in default under this Security Agreement
          -------
upon the occurrence of any of the events or conditions defined as a Default in the Third Restated Agreement. The Debtor shall also be in default under this Security Agreement if the Debtor shall fail to perform any of Debtor's covenants or agreements set out in this Security Agreement or if there shall occur a breach of any representation or warranty contained herein.

     5.2  Remedies.  Upon the occurrence of a Default, and at any time
          --------
thereafter, the Secured Party, may, at the Secured Party's option, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever to the Debtor, declare the Obligations immediately due and payable. The Secured Party shall thereupon have the rights and remedies of a secured party under the UCC, as otherwise granted herein and/or in any other agreement executed by the Debtor, all of which rights and remedies shall be cumulative, including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral and to apply the proceeds thereof toward payment of any reasonable costs and expenses and attorney's fees and legal expenses thereby incurred by the Secured Party and toward payment of the Obligations in the order or manner as the Secured Party may elect. The Secured Party shall have the right to take immediate possession of the Collateral, with or without process of law, and for that purpose the Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Secured Party may require the Debtor to assemble the Collateral and make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will send the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending a reasonable notice shall be met if the notice is mailed, postage prepaid, to the Debtor at the address designated at the beginning of this Security Agreement at least ten (10) days before the time of the sale or disposition. Costs of legal expenses, plus interest thereon at the Maximum Rate, shall constitute a part of the Obligations which shall be due on demand and which shall be secured by and entitled to the benefits of this Security Agreement. If the proceeds of any sale or other lawful disposition by the Secured Party of the Collateral following the retaking are insufficient to pay expenses of retaking, repairing, holding, preparing the Collateral for sale, selling the Collateral and the like, to satisfy the Obligations, then the Debtor agrees to pay any deficiency. The Debtor shall be entitled to any surplus if one results after lawful application of the proceeds.

     5.3  Waiver of Default.  The Secured Party may remedy any Default and may
          -----------------
waive any Default without waiving the Default remedied or without waiving any other prior or subsequent Event of Default or Default.

     5.4  Cumulative Remedies.  The remedies of the Secured Party hereunder are
          -------------------
cumulative, and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of the Secured Party.

                                  ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

     6.1  Financing Statement.  Any carbon, photographic or other reproduction
          -------------------
of any Financing Statement signed by the Debtor is sufficient as a Financing Statement for all purposes, including, without limitation, filing in any state as may be permitted by the provisions of the UCC.

     6.2  Dealing with the Collateral.  The Secured Party may, at the Secured
          ---------------------------
Party's option, after any Default, demand, sue for, collect or make any compromise or settlement the Secured Party deems necessary with reference to the Collateral. The Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral against prior parties, all which shall solely be the responsibility of the Debtor.

     6.3  Waiver.  No delay or omission on the part of the Secured Party in
          ------
exercising any rights hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     6.4  Compliance With Usury Law.  The Loan Documents are intended to be
          -------------------------
performed in accordance with, and only to the extent permitted by, all applicable Requirements. This Security Agreement is subject to the provisions set out in the Third Restated Agreement relating to the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

     6.5  Binding Effect. All rights of the Secured Party hereunder shall inure
          --------------
to the benefit of the Secured Party and the Secured Party's successors and assigns. All obligations of the Debtor shall bind Debtor's heirs, executors, administrators, successors and/or assigns.

     6.6  Termination.  The Security Interests and all the terms and provisions
          -----------
hereof shall be deemed a continuing security agreement and shall continue in full force and effect, and all the terms and provisions hereof shall remain effective as between the parties, until the full and final payment of all Obligations without the right of any Person to set aside or contest the payment pursuant to any Debtor Laws.

     6.7  Prior Agreements.  This Security Agreement and the Security Interests
          ----------------
are in addition to, and not in substitution, novation or discharge of, any and all prior or contemporaneous security agreements and security interests in favor of the Secured Party or assigned to the Secured Party by others. All rights, powers and remedies of the Secured Party in all such security agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of this Security Agreement shall govern and control.

     6.8  Severability.  In the event any one or more of the provisions
          ------------
contained in the Loan Documents, including this Security Agreement, should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained in the Loan Documents shall not in any manner be affected thereby and shall be enforceable in accordance with their terms.

     6.9  Applicable Law.  THE LOAN DOCUMENTS, INCLUDING THIS SECURITY
          --------------
AGREEMENT, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS SECURITY AGREEMENT AND THE LOAN DOCUMENTS.

     6.10 Choice of Forum, Service of Process and Jurisdiction. Any suit, action
          ----------------------------------------------------
or proceeding against the Debtor with respect to the Loan Documents, or any judgement entered by any court in respect thereof, shall be brought in the courts of the State of Texas, County of Harris, or in the U.S. courts located in the State of Texas as the Secured Party, in the Secured Party's sole discretion, may elect and the Debtor submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Debtor irrevocably consents to the service of process in any suit, action or proceeding in the court by the mailing thereof by the Secured Party by registered or certified mail, postage prepaid, to the Debtor at the address herein.

     6.11 Captions.  The captions, headings, and arrangements used in this
          --------
Security Agreement are for convenience only and do not in any manner affect, limit, amplify, or modify the terms and provisions hereof.

     6.12 Modification.  All modifications, consents, amendments or waivers of
          ------------
any provison of this Security Agreement, or consent to any departure by the Debtor herefrom, shall be effective only if the same shall be in writing and agreed to by the Secured Party and then shall be effective only in the specific instance and for the purpose for which given.

     6.13 Agency.  Nothing herein contained shall be construed to constitute the
          ------
Debtor as the Secured Party's agent for any purpose whatsoever. The Secured Party shall not be responsible or liable for any damage, loss or destruction of any part of the property encumbered by the Collateral Documents wherever the same may be located and regardless of the cause thereof.

     6.14 Non-liability of Secured Party.  The relationship among the Debtor and
          ------------------------------
the Secured Party is, and shall at all times remain, solely that of debtor and creditor. The Secured Party does not undertake or assume any responsibility or duty to the Debtor to review, inspect, supervise, pass judgment upon, or inform any Person of any matter in connection with any phase of such Person's business, operations, or condition, financial or otherwise. Each Person shall rely entirely upon such Person's own judgment with respect to such matters. Any review, inspection, supervision, exercise of judgment, or information supplied to any Person by the Secured Party in connection with any such matter is for the protection of the Secured Party, and neither the Debtor nor any other Person is entitled to rely thereon.

     6.15 Entirety. The Loan Documents embody the entire agreement between the
          --------
parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS INSTRUMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Executed effective the day and year first above written.

                                        BURTON HOUSE, INC.


                                        BY:________________________________
                                        DAVE PFLEGHAR
                                        CHIEF FINANCIAL OFFICER

                                        "DEBTOR"

                                 Exhibit 6.1.B
                           Security Agreement-Pledge

                           SECURITY AGREEMENT-PLEDGE

     This Security Agreement-Pledge (the "Security Agreement") is executed and delivered effective September 15, 1997, by LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC. (the "Debtor"), whose address is 1001 Fannin, Suite 650, Houston, Texas 77002-2731, in favor of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Secured Party") whose address is 712 Main Street, P.O. Box 2558, Houston, Texas 77252-2558, pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Credit Agreement"), dated September 15, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC., LOONEY & COMPANY, KLEIN, BURY & ASSOCIATES, INC., LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., BLOCK COURT REPORTING, INC., BLOCK TAPE TRANSCRIPTION SERVICES, INC, and BURTION HOUSE, INC. (collectively, the "Borrowers") and the Secured Party. Under and pursuant to the terms of the Credit Agreement, the Secured Party has agreed to make Loans to the Borrowers. All capitalized terms used herein shall have the same meanings ascribed to them in the Credit Agreement unless otherwise specifically defined in this Security Agreement.

                                   ARTICLE I
                              SECURITY INTERESTS
                              ------------------

     In consideration of the premises, for value received, for other good, fair and valuable considerations, the receipt, adequacy and reasonable equivalency of which are acknowledged, and for other valuable consideration, the Debtor grants to the Secured Party the security interests (the "Security Interests") herein set forth and agrees with the Secured Party as set out herein. The Secured Party has and shall continue to have Security Interests in the following property of the Debtor (collectively, the "Collateral").

     1.1  Stock. _________ shares of BURTON HOUSE, INC. (the "Stock"), together
          -----
with all monies, income, proceeds and benefits attributable or accruing to the Stock, including, but not limited to, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, security entitlements, investment properties, new security and other properties or benefits to which the Debtor is or may hereafter become entitled to receive on account of the Stock. In the event that the Debtor shall receive any of the foregoing, the Debtor shall hold same in trust for the Secured Party and will immediately deliver same to the Secured Party to be held hereunder in the same manner as the Stock is held hereunder. The Debtor agrees to execute such stock powers, endorse such instruments, Financing Statements and/or execute such additional pledge agreements or other documents as may be required by the Secured Party in order to effectively grant to or perfect in the Secured Party the Security Interests in the Collateral.

     1.2  Deposits. Any and all money, property, accounts, securities,
          --------
documents, chattel paper, claims, demands, instruments, items or deposits of the Debtor, now held or hereafter coming within the Secured Party's custody or control, including, by way of example and not of limitation, all certificates of deposit and other depository accounts, whether same have matured or the exercise of the Secured Party's rights results in loss of interest or other penalty on the deposits.

     1.3  Other Collateral. Any and all securities and other properties
          ----------------
heretofore, now or hereafter delivered to the Secured Party, or in the Secured Party's possession, shall also secure all Obligations and shall be held and construed to be a part of the Collateral hereunder to the same extent as fully described herein.

     1.4  Proceeds. The proceeds, in cash or otherwise, of the Collateral
          --------
described in the foregoing clauses, including, without limitation, the proceeds of any sale or other disposition of the Collateral and all insurance proceeds of any kind (whether or not the Secured Party is the loss payee under the applicable insurance policy) paid at any time in connection with the Collateral, all liens (whether possessory, contractual, statutory or otherwise) with respect to the Collateral, and all rights, remedies and claims (whether in the nature of indemnities, warranties, guaranties or otherwise), of the Debtor with respect to the Collateral, in any case whether now existing or hereafter at any time or from time to time arising.

     1.5  Indebtedness Secured. The Security Interests are granted to secure the
          --------------------
Obligations defined in the Credit Agreement and the following:

     A. All funds hereafter advanced by the Secured Party to or for the benefit of the Debtor as contemplated by any covenant or provision contained in this Security Agreement, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; and,

     B. All costs incurred by the Secured Party, including, but expressly not limited to, attorneys' fees, court costs and other similar costs, to obtain, preserve, perfect and enforce the Security Interests, and costs incurred to maintain, preserve, collect and sell the Collateral, or any part thereof, including but not limited to, taxes, assessments, advertising costs, brokerage fees and expenses of sale; and,

     C. All renewals, extensions and modifications of the Obligations, or any part thereof; and,

     D. Any judgment entered by a court of competent jurisdiction enforcing or requiring payment any of the items described above.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     2.1  Ownership. Except for the Security Interests, the Debtor is and as to
          ---------
the Collateral acquired after the date hereof which is included within the Security Interests, the Debtor will be, the owner of the Collateral free from all adverse claims, security interests and encumbrances.

     2.2  Other Liens. There is no financing statement now on file in any public
          -----------
office covering any part of the Collateral, and so long as any amount remains unpaid on the Obligations, the Debtor will not execute and there will not be on file in any public office, any financing statement or statements except the Financing Statements filed or to be filed in respect to the Security Interests.

     2.3  Accuracy of Statements. Subject to any limitation stated therein or in
          ----------------------
connection therewith, all information furnished to Secured Party concerning the Collateral and proceeds thereof, or otherwise for the purpose of obtaining credit or an extension of credit, is or will be at the time the same is furnished, accurate and correct in all material respects.

     2.4  Place of Business. The address of the Debtor designated at the
          -----------------
beginning of this Security Agreement is Debtor's principal place of business and chief executive office.

                                  ARTICLE III
                                   COVENANTS
                                   ---------

     3.1  Financing Statements. The Debtor agrees to execute and deliver all
          --------------------
Financing Statements, or amendments thereof or supplements thereto, or other instruments as the Secured Party may from time to time require in order to comply with the UCC (or other applicable state law of the jurisdiction where any of the Collaterial is located) and to preserve and protect the Security Interests. The Debtor authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, a Financing Statement signed only by the Secured Party covering the Collateral. It is further stipulated in this regard that the Secured Party may also at any time or times sign any counterpart of this Security Agreement signed by the Debtor and file same as a Financing Statement if the Secured Party shall elect to do so.

     3.2  Expenses. The Debtor will pay to the Secured Party, on demand, all
          --------
expenses and expenditures, including reasonable attorney's fees and legal expenses, incurred or paid by the Secured Party in exercising or protecting the Security Interests, and the Secured Party's rights and remedies under this Security Agreement. The Debtor agrees to pay interest on such amounts at the Maximum Rate.

     3.3  Curing of Default. The Secured Party may, at the Secured Party's
          -----------------
option, whether before or after Default, but without obligation to the Debtor, discharge taxes, liens or security interests or other encumbrances at any time levied or placed upon the Collateral, and pay any filing or recording fees necessary to preserve and protect the Security Interests. The Debtor agrees to reimburse the Secured Party on demand for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authorization, and the amount shall constitute additional Obligations which shall be secured by and entitled to the benefits of this Security Agreement. The Debtor agrees to pay interest on the amounts at the Maximum Rate from the date same are incurred by the Secured Party until paid by the Debtor.

     3.4  Endorsement. The Secured Party shall have the power to endorse, and is
          -----------
hereby appointed the Debtor's agent for the purpose of endorsing in the name of the Debtor, any instrument or document constituting Collateral or which may be received in payment of or on account of the Collateral.

                                  ARTICLE IV
                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------

     4.1  Events of Default. The Debtor shall be in default under this Security
          -----------------
Agreement upon the occurrence of any of the following events or conditions:

     A. The occurrence of any of the events or conditions defined as a Default in the Credit Agreement; and/or,

     B. If the Debtor shall fail to perform any of the Debtor's covenants or agreements set out in this Security Agreement or if there shall occur a breach of any representation or warranty contained herein; and/or,

     C. There shall occur any deterioration or impairment of the Collateral or any part thereof, or any decline or depreciation in the market price thereof (whether actual or reasonably anticipated) which, in the judgment of the Secured Party, causes the Collateral to become or be unsatisfactory as to value or character; and/or,

     D. There shall occur a levy of any attachment, execution, garnishment or other process against the Debtor or any of the Collateral in connection with any tax lien, debt, judgment, garnishment, assessment or obligation of the Debtor.

     4.2  Remedies. Upon the occurrence of an Event of Default, and at any time
          --------
thereafter, the Secured Party, may, at the Secured Party's option, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever to the Debtor, declare the Obligations immediately due and payable. The Secured Party shall thereupon have the rights and remedies of a secured party under the UCC, as otherwise granted herein and/or in any other agreement executed by the Debtor, all of which rights and remedies shall be cumulative, including, without limitation, the right to sell at public or private sale or sales, or otherwise dispose of or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under this Security Agreement or under the UCC. The Secured Party shall be authorized to apply the proceeds thereof toward payment of costs, expenses and attorney's fees and legal expenses thereby incurred by the Secured Party and toward payment of the Obligations in the order or manner as the Secured Party may elect. The Debtor waives any notice of sale or other disposition of the Collateral and any other rights or remedies of the Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or the exercise of any other right or remedy of the Secured Party existing after Default. To the extent any such notice is required and cannot be waived, the Debtor agrees that if such notice is given in the manner set out in the Credit Agreement at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of notice. Costs of legal expenses, plus interest thereon at the Maximum Rate, shall constitute a part of the Obligations which shall be due on demand and which shall be secured by and entitled to the benefits of this Security Agreement. If the proceeds of any sale or other lawful disposition by the Secured Party of the Collateral following the retaking are insufficient to pay expenses of retaking, repairing, holding, preparing the Collateral for sale, selling the Collateral and the like, to satisfy the Obligations, then the Debtor agrees to pay any deficiency. The Debtor shall be entitled to any surplus if one results after lawful application of the proceeds. The Secured Party is granted the right, at the Secured Party's option, either before or after Default, to transfer the Collateral at any time to the Secured Party or the Secured Party's nominee.

     4.3  Waiver of Default. The Secured Party may remedy any Default and may
          -----------------
waive any Default without waiving the Default remedied or without waiving any other prior or subsequent Event of Default or Default.

     4.4  Cumulative Remedies.  The rights and remedies of the Secured Party
          -------------------
hereunder are cumulative, and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of the Secured Party.

                                   ARTICLE V
                                 MISCELLANEOUS
                                 -------------

     5.1  Financing Statement.  Any carbon, photographic or other reproduction
          -------------------
of any Financing Statement signed by the Debtor is sufficient as a Financing Statement for all purposes, including, without limitation, filing in any state as may be permitted by the provisions of the UCC.

     5.2  Dealing with the Collateral.  The Secured Party may, at the Secured
          ---------------------------
Party's option, whether or not the Obligations are due, demand, sue for, collect or make any compromise or settlement the Secured Party deems necessary with reference to the Collateral. The Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral against prior parties, all which shall be the responsibility of the Debtor.

     5.3  Waiver.  No delay or omission on the part of the Secured Party in
          ------
exercising any rights hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. The Security Interests shall in no manner be affected by any indulgence, extension or change in the form, evidence, maturity, rate of interest or otherwise of any of the Obligations. The Security Interests shall in no manner be affected by failure of presentment, notice, protest, suit or indulgence on any of the Obligations. Neither the failure to perfect the Security Interests or lien in any Collateral, nor any release of any Person liable for the payment of any of the Obligations shall affect or impair this pledge, and the Security Interests shall continue in full force and effect in accordance with the terms hereof until all of the Obligations have been fully paid.

     5.4  Compliance With Usury Law.  The Loan Documents are intended to be
          -------------------------
performed in accordance with, and only to the extent permitted by, all applicable Requirements. This Security Agreement is subject to the provisions set out in the Credit Agreement relating to the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

     5.5  Binding Effect.  All rights of the Secured Party hereunder shall
          --------------
inure to the benefit of the Secured Party and the Secured Party's successors and assigns. All obligations of the Debtor shall bind Debtor's heirs, executors, administrators, successors and/or assigns.

     5.6  Termination.  The Security Interests and all the terms and provisions
          -----------
hereof shall be deemed a continuing security agreement and shall continue in full force and effect, and all the terms and provisions hereof shall remain effective as between the parties, until the full and final payment of all Obligations without any the right of any Person to set aside or contest the payment pursuant to any Debtor Laws.

     5.7  Prior Agreements.  This Security Agreement and the Security Interests
          ----------------
are in addition to, and not in substitution, novation or discharge of, any and all prior or contemporaneous security agreements and security interests in favor of the Secured Party or assigned to the Secured Party by others.

All rights, powers and remedies of the Secured Party in all such security agreements are cumulative, but in the event of conflict in terms and conditions, the terms and conditions of this Security Agreement shall govern and control.

     5.8   Severability. In the event any one or more of the provisions
           ------------
contained in the Loan Documents, including this Security Agreement, should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained in the Loan Documents or this Security Agreement shall not in any way be affected thereby and shall be enforceable in accordance with their terms.

     5.9   Applicable Law. THE LOAN DOCUMENTS, INCLUDING THIS SECURITY
           --------------
AGREEMENT, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS SECURITY AGREEMENT AND THE LOAN DOCUMENTS.

     5.10  Choice of Forum. Service of Process and Jurisdiction. Any suit,
           ----------------------------------------------------
action or proceeding against the Debtor with respect to the Loan Documents, or any judgment entered by any court in respect thereof, shall be brought in the courts of the State of Texas, County of Harris, or in the United States courts located in the State of Texas as the Secured Party, in the Secured Party's sole discretion, may elect and the Debtor submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Debtor irrevocably consents to the service of process in any suit, action or proceeding in the court by the mailing thereof by the Secured Party by registered or certified mail, postage prepaid, to the Debtor at the address herein.

     5.11  Captions. The captions, headings, and arrangements used in this
           --------
Security Agreement are for convenience only and do not in any manner affect, limit, amplify, or modify the terms and provisions hereof.

     5.12  Modification. All modifications, consents, amendments or waivers of
           ------------
any provision of this Security Agreement, or consent to any departure by the Debtor herefrom, shall be effective only if the same shall be in writing and agreed to by the Secured Party and then shall be effective only in the specific instance and for the purpose for which given.

     5.13  Agency. Nothing herein contained shall be construed to constitute the
           ------
Debtor as the Secured Party's agent for any purpose whatsoever. The Secured Party shall not be responsible or liable for any damage, loss or destruction of any part of the property encumbered by the Collateral Documents wherever the same may be located and regardless of the cause thereof.

     5.14  Non-liability of Secured Party. The relationship among the Debtor and
           ------------------------------
the Secured Party is, and shall at all times remain, solely that of debtor and creditor. The Secured Party does not undertake or assume any responsibility or duty to the Debtor to review, inspect, supervise, pass judgment upon, or inform any Person of any matter in connection with any phase of such Person's business, operations, or condition, financial or otherwise. Each Person shall rely entirely upon such Person's own judgment with respect to such matters. Any review, inspection, supervision, exercise of judgment, or information supplied to any Person by the Secured Party in connection with any such matter is for the protection of the Secured Party, and neither the Debtor or any other Person is entitled to rely thereon.

     5.15  Entirety. The Loan Documents embody the entire agreement between the
           --------
parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS INSTRUMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Executed effective the day and year first above written.

                                        LITIGATION RESOURCES OF AMERICA
                                         -CALIFORNIA, INC.


                                        BY:_______________________________
                                        DAVE PFLEGHAR
                                        CHIEF FINANCIAL OFFICER

                                        "DEBTOR"

                                 Exhibit 8.2.C
                           Certificate of Compliance

                              ____________, 199_

                           Certificate of Compliance

Texas Commerce Bank National Association
712 Main Street
P.O. Box 2558
Houston, Texas 77252-2558

Gentlemen:

     This certificate is delivered pursuant to a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement") dated September 17, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC., et.al. (collectively, the
                                                 -- --
"Borrowers") and Texas Commerce Bank National Association (the "Bank"). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

     In connection with this Certificate the undersigned certifies that:

     1. The attached consolidated Financial Statements of the Borrowers were prepared in conformity with GAAP and fairly present the financial position of Borrowers as of the dates thereof and the results of Borrowers' operations for the period covered thereby.

     2. As of the end of the period covered by the Financial Statements, Borrowers' consolidated:

                                                                 Requirement
                                                                 -----------

     A.   Funded Debt is:          $ _________________
     B.   Cash Flow is:            $ _________________
     C.   Ratio of A to B is:             :1.00                  ______ :1.00
                                     -----------------
          (Section 7.2.A)
     D.   Fixed Charges are:       $ _________________
     E.   Fixed Charge Coverage
          Ratio is:                       :1.00                  ______ :1.00
                                     -----------------
          (Section 7.2.B)
     F.   Capital Expenditures
          to date are:             $ _________________      No more than
                                                                $300,000.00

     3. A review of the activities of each Loan Party during the period covered by the attached Financial Statements has been made under my supervision and with a view to determining whether,

Texas Commerce Bank National Association
___________________, 199_
Page 2

during such period, each Loan Party has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement.

     4.   Check either A or B below, as applicable:
                ------

[_]   A.  To the best of the undersigned's knowledge, each Loan Party has kept, observed, performed and fulfilled each and every material obligation under the Credit Agreement during the period covered by the attached Financial Statements.

[_]   B.  To the best of the undersigned's knowledge, each Loan Party has kept, observed, performed, and fulfilled each and every one of its obligations under the Credit Agreement during the period covered by the attached Financial Statements except for the following matters:

          [DESCRIBE ALL SUCH DEFAULTS, SPECIFYING THE NATURE, DURATION AND STATUS THEREOF AND WHAT ACTION BORROWERS HAVE TAKEN OR PROPOSE TO TAKE WITH RESPECT THERETO].

     5. There is a Borrowing Base report attached to this Certificate accurately calculating the amounts permissible under the Borrowing Base.

LITIGATION RESOURCES OF AMERICA, INC.


BY:____________________________________

PRINTED NAME:__________________________

TITLE:_________________________________

                                 Exhibit 9.1.G
                    Seller Debt Subordination Agreement-EDP

                      SELLER DEBT SUBORDINATION AGREEMENT

     This Seller Debt Subordination Agreement (the "Agreement") is made and entered into September 17, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC., LOONEY & COMPANY, KLEIN, BURY & ASSOCIATES, INC., LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC. ("LRA-NE"), BLOCK COURT REPORTING, INC., BLOCK TAPE TRANSCRIPTION SERVICES, INC., BURTON HOUSE, INC. (sometimes herein collectively called the "Borrowers," and singly called a "Borrower"), and ELAINE P. DINE, INC. ("EPD, INC."), a New York corporation, and ELAINE P. DINE TEMPORARY ATTORNEYS, L.L.C. ("EPD, LLC"), a New York limited liability company, (collectively, the "Subordinate Creditors"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Senior Creditor").

                                   RECITALS
                                   --------

     The Borrowers are indebted to the Senior Creditor pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Credit Agreement") dated September 17, 1997, among the Borrowers and the Senior Creditor, and may become further indebted to the Senior Creditor. All Indebtedness, liabilities and obligations of any of the Borrowers under the Credit Agreement or any other document or instrument evidencing, securing, guaranteeing or in any manner pertaining to the Loans (collectively, the "Loan Documents"), and all other Indebtedness owing by any of the Borrowers to the Senior Creditor howsoever evidenced (such documents evidencing, securing, guaranteeing, or pertaining to such other Indebtedness are also included within the definition of the "Loan Documents"), whether now or hereafter existing for principal or interest (including without limitation interest accruing after the commencement of any proceeding referred to in Section 3), or for fees, expenses or otherwise, are herein called the "Senior Debt". All terms used in this Agreement shall, unless otherwise herein specifically given another meaning, have the meanings ascribed to them in the Credit Agreement.

     LRA, LRA-NE, the Subordinate Creditors, Elaine P. Seigel and Laurie Becker have entered into an Agreement of Purchase and Sale of Assets (the "EDP Asset Purchase Agreement") dated as of September 17, 1997, for the sale by the Subordinate Creditors and the purchase by LRA-NE of substantially all of the assets (the "Assets") which are owned by the Subordinate Creditors. Pursuant to the terms of the EDP Asset Purchase Agreement, LRA-NE will become indebted to EPD, INC. as evidenced by a 6.375% subordinated promissory note in the original principal sum of $1,340,740.00, to be executed by LRA-NE payable to the order of EPD, INC. and LRA-NE will become indebted to EPD, LLC as evidenced by a 6.375% subordinated promissory note in the original principal sum of $659,260.00, to be executed by LRA-NE payable to the order of EPD, LLC (collectively, the foregoing notes being the "Notes"). One or more of the Borrowers may, from time to time, become further indebted to the Subordinate Creditors for other or further Indebtedness, liabilities or obligations. All such Indebtedness now owing, and all other Indebtedness, liabilities or obligations any of the Borrowers to either of the Subordinate Creditors hereafter existing, are herein called the "Subordinated Debt." The foregoing term includes, but is not limited to, all obligations of any of the Borrowers owing to either of the Subordinate Creditors whether, (i) created directly or acquired by assignment or otherwise, (ii) evidenced by a note, open account, application for letter of credit, or otherwise, (iii) absolute or contingent, (iv) joint, several or independent, (v) arising by operation of law, or (vi) otherwise.

     LRA-NE has requested that the Senior Creditor consent to the sale and purchase transaction with the Subordinate Creditors to be evidenced by the EDP Asset Purchase Agreement. Conditioned on the Subordinate Creditors and the Borrowers executing and delivering this Agreement to the Senior Creditor and the acquisition of all of the Assets, the Senior Creditor is willing to consent to the EDP Asset Purchase Agreement, the sale and purchase transaction to occur pursuant thereto and to the continuation of the Loans to the Borrowers pursuant to the Credit Agreement. It is expressly understood and agreed by the parties that this Agreement relates to and includes all Indebtedness of any of the Borrowers to either of the Subordinate Creditors, whether presently existing or to exist in the future.

                                   AGREEMENT
                                   ---------

     In consideration of the premises, for other good, fair and valuable considerations, the receipt, adequacy and reasonable equivalency of which are acknowledged, and as an inducement to the Senior Creditor to consent to the EDP Asset Purchase Agreement and the sale and purchase transaction to occur pursuant thereto, and to continue financial accommodations to the Borrowers, it is agreed among the parties as follows:

     1.   Subordination. The Borrowers and the Subordinate Creditors agree that
          -------------
the payment of or in respect of the Subordinated Debt owing or to become owing in the future is and shall be expressly subordinated to the prior payment in full of all Senior Debt to the extent and in the manner hereinafter set forth.

     2.   Payments on the Subordinated Debt. Except as herein provided, no
          ---------------------------------
payments shall be made on the Subordinated Debt.

     A. (1) Except as permitted in Section 2.B, Section 2.C or Section 3.A.(5), or unless and until all Senior Debt has been paid in full and no commitment is in existence to advance or create the Senior Debt, no payment shall be made by any of the Borrowers, directly or indirectly, in respect of or on the Subordinated Debt, and (2) neither of the Subordinate Creditors shall ask, demand, sue for, take any action to enforce, take or receive, directly or indirectly, in cash or other property, by sale, setoff for in any other manner whatsoever, any amounts owing in respect of the Subordinated Debt. In the event that notwithstanding the provisions of the preceding sentence of this Section, any of the Borrowers shall make any payment on account of or in respect of the Subordinated Debt in violation of this Agreement, such payment shall be segregated from other funds and property of the Subordinate Creditors and held by the Subordinate Creditors in trust for the benefit of, and shall be promptly paid over and delivered to the Senior Creditor, with any necessary endorsement, for the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt or held as collateral in the case of non-cash property for the payment of the Senior Debt.

     B. Notwithstanding anything to the contrary contained in Section 2.A, so long as there shall not exist a Proceeding, as below defined, LRA-NE may make, and the Subordinate Creditors may receive and retain for the Subordinate Creditor's respective account, scheduled accrued interest payments, at the interest rate stated above, as and when such interest payments accrue on the Notes. If there shall occur a Proceeding, the provisions of Section 3 shall apply and override the provisions of this Section 2.B and the Subordinate Creditors shall be entitled to receive and retain accrued interest payments only as set out in Section 3.

     C. Notwithstanding anything to the contrary contained in Section 2.A, so long as, (a) there shall exist no Event of Default of which the Subordinate Creditors shall have been given notice (or if notice of an Event of Default shall have been given to the Subordinate Creditors and the Borrowers shall have cured the Event of Default without the Senior Creditor accelerating the Senior Debt), (b) there shall not have occurred any default under the terms hereof, (c) the Borrowers are in compliance with the Borrowers' covenants set out in the Credit Agreement, and (d) any such payment shall not cause a Default, LRA-NE may make, and the Subordinate Creditors may receive and retain for the Subordinate Creditor's respective account, the principal instalment payments, as and when such principal payments are due on the Notes and pay the entire balance of the Subordinated Debt from the proceeds from one or more equity offerings, or offerings of Subordinated Debt.

     D. The monthly installments to be paid on the Notes shall not exceed $10,625.00 in the aggregate of accrued interest thereon, without the Senior Creditor's prior written consent.

     E. LRA-NE and the Subordinate Creditors shall maintain records with respect to such payments and upon the occurrence of a Default or of an Event of Default of which the Subordinate Creditors shall have been given notice and, during the continuance of any uncured Event of Default, no Borrower or any guarantor of the Senior Debt shall have the right to make, and the Subordinate Creditors shall cease to have the right to receive and retain, any payments on the Subordinated Debt and all such payments received by the Subordinate Creditors thereafter shall be held in trust for the benefit of the Senior Creditor pursuant to this Agreement.

     3.   Distributions Pending a Proceeding.
          ----------------------------------

     A. Upon any distribution of all or any of the assets of any of the Borrowers, (whether in {i} connection with the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any of the Borrowers or the Indebtedness of any of the Borrowers, {ii} any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings of any of the Borrowers {collectively, the foregoing being "Proceedings," or individually, a "Proceeding"}) the following provisions shall apply:

          (1) The Senior Creditor shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest, including post-petition interest due on the Senior Debt, before the Subordinate Creditors are entitled to receive any payment on account of or in respect of the Subordinated Debt.

          (2) Any payment, Dividend or distribution of assets of any of the Borrowers of any kind or character, whether in cash, property or securities to which the Subordinate Creditors would be entitled except for the provisions of this Agreement, shall be paid by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Senior Creditor to the extent necessary to make payment in full of all Senior Debt remaining unpaid.

     (3) In any Proceeding, the Senior Creditor is irrevocably authorized and empowered (in the names of the Subordinate Creditors or otherwise), but shall not have the obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 3.A.(1) and Section 3.A.(2) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other Lien securing payment of the Subordinated Debt) as the Senior Creditor may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Creditor hereunder.

     (4) In any Proceeding, the Subordinate Creditors shall duly and promptly take such action to the extent, and only to the extent, as the Senior Creditor may expressly request, (a) to collect the Subordinated Debt for the account of the Senior Creditor and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (b) to execute and deliver to the Senior Creditor such powers of attorney, assignments, or other instruments as the Senior Creditor may request in order to enable the Senior Creditor to enforce any and all claims with respect to, and any security interests and Liens securing payment of, the Subordinated Debt, and (c) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

     (5) If, and to the extent, the Senior Creditor shall not elect or shall fail to take the actions authorized in Section 3.A.(3), the Subordinate Creditors may demand, sue for, collect and, after the Senior Debt is paid in full, including, if necessary, the payment over by the Subordinate Creditors to the Senior Creditor of amounts due on the Senior Debt, receive every payment or distribution referred to in Section 3.A.(1) and Section 3.A.(2) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other Lien securing payment of the Subordinated Debt) as the Subordinate Creditors may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Subordinate Creditors.

B. To the fullest extent permitted by law, the Subordinate Creditors irrevocably agree that neither of the Subordinate Creditors will exercise and each of the Subordinate Creditors waives, any right of setoff, including, without limitation, any right of setoff under (S) 553 of the Bankruptcy Code. If the foregoing waiver is adjudicated unenforceable by a court, then the Subordinate Creditors agree that, in the event that either of the Subordinate Creditors exercises any right of setoff in any Proceeding, the Subordinate Creditors will pay directly to the Senior Creditor an amount equal to the amount of the Subordinated Debt which was so setoff for application to the Senior Debt until all Senior Debt shall have been paid in full.

C. In the event that, notwithstanding the foregoing provisions of this Section 3, any payment or distribution of assets of any of the Borrowers of any kind or character, whether in cash, property or securities, shall be received by the Subordinate Creditors in violation of this Agreement on account of the Subordinated Debt before all Senior Debt is paid in full, or effective provision shall have been made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the Senior Creditor for application to the payment of the Senior Debt until all Senior Debt shall have been paid in full.

     D. The Senior Creditor is authorized to demand specific performance of this Agreement, whether or not the Borrowers shall have complied with any of the provisions hereof applicable to any of the Borrowers at any time when either of the Subordinate Creditors shall have failed to comply with any of the provisions of this Agreement applicable to the Subordinate Creditors. The Subordinate Creditors irrevocably waive any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such relief of specific performance.

     4.   Subordination of Liens. The Subordinate Creditors agree that neither
          ----------------------
of the Subordinate Creditors will hold any Lien or security interest in any real or personal property as security for any of the Subordinated Debt unless the Senior Creditor has given the Senior Creditor's prior written consent to the creation thereof. All such Liens and security interest (including if either of the Subordinate Creditors shall acquire any Lien or security interest in the future as security for the Subordinated Debt regardless of whether such Lien or security interest is permitted or prohibited by this Agreement or the Loan Documents) will be held by the Subordinate Creditors in accordance with the terms of this Agreement for the benefit of the Senior Creditor and shall enforce such Lien or security interest in accordance with the written instructions of the Senior Creditor. Any cash or other property received in violation of this Agreement on account of any Lien or security interest securing the Subordinated Debt shall be delivered to the Senior Creditor and, in the case of cash, applied to, or, in the case of other property, held as collateral for, the Senior Debt. To the extent that any Subordinated Debt is now or hereafter secured by a Lien or security interest (a "Subordinate Lien") against any real or personal property that is also subject to a Lien or security interest securing the Senior Debt (a "Senior Lien"), the Subordinate Creditors agree that such Subordinate Lien shall be second, junior and subordinate to such Senior Lien and such Senior Lien shall be first and prior to such Subordinate Lien. It is agreed that the priorities specified in the preceding sentence are applicable irrespective of the time or order of attachment or perfection of Liens and security interests, or the time or order of filing of Liens and security interests, or the time or order of filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.

     5.   Commencement of Proceedings. The Subordinate Creditors agree that, so
          ---------------------------
long as any of the Senior Debt shall remain unpaid, neither of the Subordinate Creditors will commence nor join with any creditor other than the Senior Creditor in commencing any Proceeding referred to in Section 3.A.

     6.   Subrogation. The Subordinate Creditors agree that until indefeasible
          -----------
payment in full of the Senior Debt shall have occurred without the right of any Person to set aside or contest the payment thereof and no commitment is in existence to advance or create Senior Debt, no payment or distribution to the Senior Creditor pursuant to the provisions of this Agreement shall entitle either of the Subordinate Creditors to exercise any right of subrogation in respect thereof and neither of the Subordinate Creditors shall be subrogated to the rights of the Senior Creditor to receive payments or distributions of assets of the any of the Borrowers made on the Senior Debt. As among the Borrowers and all other creditors (other than the Senior Creditor and the Subordinate Creditors), all payments or distributions made to the Senior Creditor to which either of the Subordinate Creditors would otherwise be entitled except for the terms of this Agreement shall be deemed to be a payment by the Borrowers to or on account of Subordinated Debt and not payment with respect to the Senior Debt. It is expressly understood that this Agreement is intended solely to be for the purposes of defining the rights among the Senior Creditor and the Subordinate Creditors and shall not affect the rights of the Subordinate Creditors against any other Person.

     7.   Subordination Legend: Further Assurances.
          ----------------------------------------

     A. LRA-NE and the Subordinate Creditors will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:


          "The indebtedness evidenced by this instrument is subordinated to the Senior Debt (as defined in the Subordination Agreement below referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated effective as of September 17, 1997, by the maker hereof and payee named herein in favor of Texas Commerce Bank National Association referred to in such Subordination Agreement."

     B. The Borrowers and the Subordinate Creditors each will further mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Senior Creditor's reasonable request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. The Borrowers and the Subordinate Creditors each will, at their respective expense and at any time and, from time to time, promptly execute and deliver all further instruments and documents, and take all further actions that may be necessary or desirable, or that the Senior Creditor may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Creditor to exercise and enforce the Senior Creditor's rights and remedies hereunder.

     8.   Changes or Dispositions of Subordinated Debt. The Subordinate
          --------------------------------------------
Creditors shall not, (a) cancel or otherwise discharge any of the Subordinated Debt or subordinate any of the Subordinated Debt to any Indebtedness of any of the Borrowers other than the Senior Debt, (b) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt (and any attempted action in violation of this Section shall be void), or (c) permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of the Senior Creditor.

     9.   Agreement by the Borrowers. The Borrowers agree that none of the
          --------------------------
Borrowers will make any payment of any of the Subordinated Debt, or take any other action in contravention of the provisions of this Agreement.

     10.  Senior Debt Not Affected. All rights and interests of the Senior
          ------------------------
Creditor hereunder, and all agreements and obligations of the Borrowers and the Subordinate Creditors under this Agreement, shall remain in full force and effect irrespective of, (a) any lack of validity or enforceability of all or any portion of this Agreement, (b) any change in the amount of interest rate accruing on, time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any amendment or waiver of any consent to departure from any of the Loan Documents, including, without limitation, changes in the terms of disbursement of the Loan proceeds or repayment thereof, modifications, extensions or renewals of payment dates, changes in interest rate or the advancement of additional funds by the Senior Creditor in the Senior Creditor's discretion, (c) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Senior Debt, (d) lack of the reservation of any rights against the Subordinate Creditors or any other Person (all of which are waived by the Subordinate Creditors), or (e) any other circumstance in respect of this Agreement which might otherwise constitute a defense available to, or a discharge of, any of the Borrowers of or in respect of the Senior Debt or the Subordinate Creditors.

     11.  Reinstatement. This Agreement shall continue to be effective or be
          -------------
reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Creditor upon the insolvency, the bankruptcy or reorganization of any of the Borrowers or otherwise, all as though such payment had not been made.

     12.  Waivers. Except as specifically set out herein, each of the
          -------
Subordinate Creditors waives promptness, diligence, notice of acceptance, notice of intention to accelerate, notice of acceleration and any other notice with respect to any of the Senior Debt and this Agreement and any requirement that the Senior Creditor protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any of the Borrowers or any other Person or any Collateral. Except as specifically set out herein, each of the Subordinate Creditors waives any right or benefit of any notice of any action, event or circumstance relating to the Senior Debt, including, but not limited to, the incurring, modification, default, exercise of remedies, compromise or release of or with respect to the Senior Debt.

     13.  Representations and Warranties.
          ------------------------------

     A. LRA-NE and the Subordinate Creditors represent and warrant that the Subordinated Debt represented by the Notes, (1) bears interest, and at all times prior to the payment in full of the Senior Debt, will bear interest at six and three hundred seventy-five thousandths (6.375) per cent per annum, (2) the principal of the respective Notes is due and payable on September 15, 2005, and (3) the interest on the Notes is due and payable monthly as it accrues commencing on October 17, 1997, and continuing on the fifteen (15) day of each month thereafter.

     B. Each of the Borrowers respectively represents and warrants that, (1) the Subordinated Debt now outstanding, true and complete copies of any instruments evidencing which have been furnished to the Senior Creditor, has not been amended or otherwise modified and constitutes the legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, and (2) there exists no default in respect of any such Subordinated Debt.

     C. Each of the Subordinate Creditors represents and warrants that, (1) the Subordinate Creditors own the Subordinated Debt now outstanding free and clear of any Lien, security interest, charge or encumbrance or any rights of others, (2) the execution, delivery and performance by the Subordinate Creditors of this Agreement do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting either of the Subordinate Creditors or either of the Subordinate Creditors' properties, and do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to either of the Subordinate Creditors' properties, (3) this Agreement is a legal, valid and binding obligation of each of the Subordinate Creditors, enforceable against the Subordinate Creditor in accordance with its terms, and (4) to the knowledge of the Subordinate Creditors, there exists no default in respect of any Subordinated Debt.

     14.  Amendments. No amendment or waiver of any provision of this Agreement
          ----------
nor consent to any departure by either of the Subordinate Creditors or any of the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Senior Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.  Expenses. The Borrowers and the Subordinate Creditors jointly and
          --------
severally agree to pay, upon demand, to the Senior Creditor the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Senior Creditor's counsel, which the Senior Creditor may incur in connection with the exercise or enforcement of any of the rights or interests of the holders of the Senior Debt hereunder.

     16.  Notices. Any notice required or permitted to be given hereunder shall
          -------
be in writing, shall be addressed to the parties hereto at the respective addresses set out below, which may be changed by the giving of written notice to that effect pursuant hereto, and shall be deemed effectively given if (i) delivered personally, or (ii) upon being deposited with the U.S. Postal Service, postage prepaid, certified mail, return receipt requested;

If to any of the Borrowers:           LITIGATION RESOURCES OF AMERICA, INC.
                                      1001 Fannin, Suite 650
                                      Houston, Texas 77002

If to the Subordinate Creditors:      ELAINE P. DINE, INC.
                                      115 East 57th Street
                                      New York, New York 10022

                                      ELAINE P. DINE TEMPORARY ATTORNEYS, L.L.C.
                                      115 East 57th Street
                                      New York, New York 10022

IF to the Senior Creditor:            TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                      712 Main Street
                                      P.O. Box 2558
                                      Houston, Texas 77252-2558

     17.  No Waiver, Remedies. No failure on the part of the Senior Creditor to
          -------------------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, or shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     18.  Continuing Agreement; Transfer of Notes. All representations,
          ---------------------------------------
warranties and covenants made by either of the Subordinate Creditors or any of the Borrowers or on behalf of any of the Borrowers shall be considered to have been relied upon by the Senior Creditor and shall survive execution and delivery of the Loan Documents regardless of any investigation by or on behalf of the Senior Creditor or any discovery of any thereof. This Agreement is a continuing agreement and shall, (a) remain in full force and effect until the Senior Debt shall have been paid in full, (b) be binding upon the Subordinate Creditors, the Borrowers and their respective successors and assigns and any subsequent holder of Subordinated Debt, and (c) inure to the benefit of and be enforced by the Senior Creditor and the Senior Creditor's successors, transferees and assigns of the Senior Debt. Without limiting the generality of the foregoing, the Senior Creditor may assign or otherwise transfer the evidence of any Senior Debt held by the Senior Creditor to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Senior Creditor herein or otherwise.

     19.  Governing Law. THIS AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND
          -------------
DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT.

     20.  Venue. Any suit, action or proceeding with respect to the
          -----
interpretation or enforcement of this Agreement, or the enforcement of any judgment entered by any court in respect thereof, shall be brought in the courts of the State of Texas, Harris County, Texas, or in the U.S. courts located in Southern District of Texas as the Senior Creditor, in the Senior Creditor's sole discretion, may elect. The parties submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.

     A. Each of the parties waives, in connection with any such suit, action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     B. Each of the parties consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person, as the case may be, at its address set forth in
          Section 16.

     C. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     21.  Jury Trial. Each party waives any right it may have to a trial by jury
          ----------
in respect of any legal proceeding directly or indirectly arising out of, under or in connection with or relating to this Agreement. Except as prohibited by law, each party hereto waives any right it may have to claim or recover in any litigation referred to in this Section any special, indirect, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages, whether such claim is based on contract, tort, duty imposed or implied by law or otherwise. Each party hereto, (a) certifies that no representative, agent or attorney of the Senior Creditor has represented, expressly or otherwise, that the Senior Creditor would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges and agrees that it has been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certificates herein.

     22.  Separate Agreements. The parties acknowledge and agree that this
          -------------------
Agreement is independent and distinct from the Loan Documents, including the Credit Agreement. The Subordinate Creditors acknowledge that neither of the Subordinate Creditors is a party to the Credit Agreement and does not and shall not have any rights or benefits thereunder. The Subordinate Creditors respectively agree that the terms and provisions hereof shall apply to each of them and to their individually held Subordinate Debt separately, The Subordinate Creditors acknowledge that the Subordinate Creditors have been provided copies of the Loan Documents, that the Subordinate Creditors have had the opportunity to review the Loan Documents with legal counsel and that this Agreement to be construed and interpreted as if jointly prepared by the parties.

     23.  Counterparts. This Agreement may be separately executed in any number
          ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     24.  Section Headings. Headings are for convenience only and shall be
          ----------------
given no substantive meaning or significance in construing this Agreement.

     25.  Entire Agreement. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND
          ----------------
UNDERSTANDING BY AND AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     Executed effective as of the date first above written.

LITIGATION RESOURCES OF                       LOONEY & COMPANY
 AMERICA, INC.


BY:_____________________________              BY:____________________________
DAVE PFLEGHAR                                 DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                       CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.                LITIGATION RESOURCES OF
                                               AMERICA-CALIFORNIA, INC.


BY:_____________________________              BY:____________________________
DAVE PFLEGHAR                                 DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                       CHIEF FINANCIAL OFFICER
              (SIGNATURES TO SELLER DEBT SUBORDINATION AGREEMENT
                            CONTINUE ON NEXT PAGE)

        (CONTINUED SIGNATURES TO SELLER DEBT SUBORDINATION AGREEMENT)

LITIGATION RESOURCES OF                      LITIGATION RESOURCES OF
  AMERICA-MIDWEST, INC.                        AMERICA-NORTHEAST, INC.


BY:_____________________________             BY:_____________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

BLOCK COURT REPORTING, INC.                  BLOCK TAPE TRANSCRIPTION
                                               SERVICES, INC.


BY:_____________________________             BY:_____________________________
DAVE PFLEGHAR                                DAVE PFLEGHAR
CHIEF FINANCIAL OFFICER                      CHIEF FINANCIAL OFFICER

BURTON HOUSE, INC.                           ELAINE P. DINE, INC.


BY:_____________________________             BY:_____________________________
DAVE PFLEGHAR                                NAME:___________________________
CHIEF FINANCIAL OFFICER                      TITLE:__________________________

ELAINE P. DINE                               TEXAS-COMMERCE BANK
  TEMPORARY ATTORNEYS, L.L.C.                  NATIONAL ASSOCIATION


________________________________             BY:_____________________________
NAME:___________________________             CARLOS VALDEZ, JR.
TITLE:__________________________             VICE PRESIDENT

                                 Exhibit 9.1.J
                             Officers Certificate

                             OFFICERS CERTIFICATE


     Before me, the undersigned authority, on this day personally appeared DAVE PFLEGHAR who, after being be me duly sworn, upon oath, stated:

     "I am the duly elected and serving Chief Financial Officer of LITIGATION RESOURCES OF AMERICA, INC. ("LRA"), the duly elected and serving Chief Financial Officer of LOONEY & COMPANY ("Looney"), the duly elected and serving Chief Financial Officer of Klein, Bury & Associates, Inc. ("KBA"), the duly elected and serving Chief Financial Officer of LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC. ("LRA-Cal"), the duly elected and serving Chief Financial Officer of LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., ("LRA-Midwest"), the duly elected and serving Chief Financial Officer of LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC. ("LRA-NE"), the duly elected and serving Chief Financial Officer of BLOCK COURT REPORTING, INC. ("Block"), and the duly elected and serving Chief Financial Officer of and BLOCK TAPE TRANSCRIPTION SERVICES, INC. ("Transcription"), the duly elected and serving Chief Financial Officer of BURTON HOUSE, INC. ("Burton") and have personal knowledge of all facts sworn to in this certificate.

     "LRA is a corporation duly organized and existing in good standing under the laws of the State of Texas, and LRA is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by LRA or the nature of the business transacted by LRA makes licensing or qualification necessary by foreign corporations.

     "Looney is a corporation duly organized and existing in good standing under the laws of the State of Texas, and Looney is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by Looney or the nature of the business transacted by Looney makes licensing or qualification necessary by foreign corporations.

     "KBA is a corporation duly organized and existing in good standing under the laws of the State of Florida, and KBA is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by KBA or the nature of the business transacted by KBA makes licensing or qualification necessary by foreign corporations.

     "LRA-Cal is a corporation duly organized and existing in good standing under the laws of the State of California, and LRA-Cal is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by LRA-Cal or the nature of the business transacted by LRA-Cal makes licensing or qualification necessary by foreign corporations.

     "LRA-Midwest is a corporation duly organized and existing in good standing under the laws of the State of Illinois, and LRA-Midwest is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by LRA-Midwest or the nature of the business transacted by LRA-Midwest makes licensing or qualification necessary by foreign corporations.

     "LRA-NE is a corporation duly organized and existing in good standing under the laws of the State of New York, and LRA-NE is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by LRA-NE or the nature of the business transacted by LRA-NE makes licensing or qualification necessary by foreign corporations.

     "Block is a corporation duly organized and existing in good standing under the laws of the District of Columbia, and Block is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by Block or the nature of the business transacted by Block makes licensing or qualification necessary by foreign corporations.

     "Transcription is a corporation duly organized and existing in good standing under the laws of the District of Columbia, and Transcription is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by Transcription or the nature of the business transacted by Transcription makes licensing or qualification necessary by foreign corporations.

     "Burton is a corporation duly organized and existing in good standing under the laws of the State of California, and Burton is duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by Burton or the nature of the business transacted by Burton makes licensing or qualification necessary by foreign corporations.

     "The Articles of Incorporation of LRA are in full force and effect and no proceeding is pending, planned or threatened for LRA's dissolution or annulment. All license fees, and franchise and income taxes due and payable by LRA have been paid in full.

     "The Articles of Incorporation of Looney are in full force and effect and no proceeding is pending, planned or threatened for Looney's dissolution or annulment. All license fees, and franchise and income taxes due and payable by Looney have been paid in full.

     "The Articles of Incorporation of KBA are in full force and effect and no proceeding is pending, planned or threatened for KBA's dissolution or annulment. All license fees, and franchise and income taxes due and payable by KBA have been paid in full.

     "The Articles of Incorporation of LRA-Cal are in full force and effect and no proceeding is pending, planned or threatened for LRA-Cal's dissolution or annulment. All license fees, and franchise and income taxes due and payable by LRA-Cal have been paid in full.

     "The Articles of Incorporation of LRA-Midwest are in full force and effect and no proceeding is pending, planned or threatened for LRA-Midwest's dissolution or annulment. All license fees, and franchise and income taxes due and payable by LRA-Midwest have been paid in full.

     "The Articles of Incorporation of LRA-NE are in full force and effect and no proceeding is pending, planned or threatened for LRA-NE's dissolution or annulment. All license fees, and franchise and income taxes due and payable by LRA-NE have been paid in full.

     "The Articles of Incorporation of Block are in full force and effect and no proceeding is pending, planned or threatened for Block's dissolution or annulment. All license fees, and franchise and income taxes due and payable by Block have been paid in full.

     "The Articles of Incorporation of Transcription are in full force and effect and no proceeding is pending, planned or threatened for Transcription's dissolution or annulment. All license fees, and franchise and income taxes due and payable by Transcription have been paid in full.

     "The Articles of Incorporation of Burton are in full force and effect and no proceeding is pending, planned or threatened for Burton's dissolution or annulment. All license fees, and franchise and income taxes due and payable by Burton have been paid in full.

     "All of the funds to be derived by LRA, Looney, KBA, LRA-Cal, LRA-Midwest, LRA-NE, Block, Transcription and Burton (collectively, the "Borrowers") from loans (the "Loans") in the amount of $15,975,000.00 made pursuant to the terms of a Fourth Amended and Restated Credit Agreement (the "Fourth Restated Agreement"), dated September 15, 1997, by and among the Borrowers and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Bank"), are to be used solely for the purposes set out in the Fourth Restated Agreement and for no other purposes.

     "Each of the Borrowers has performed or complied with its covenants and agreements required under the Fourth Restated Agreement and under the Loan Documents, as defined in the Fourth Restated Agreement.

     "The copies of the EPD Asset Purchase Agreement and the Burton House Stock Purchase Agreement (collectively, the "Purchase Agreements") provided to the Bank as of the execution date hereof fully state and are the final agreements among parties thereto and there are no unwritten or other agreements among the parties. Each of the parties to the Purchase Agreements have performed their respective obligations thereunder.

     "To the knowledge of the undersigned, the borrowing under and pursuant to the terms of the Fourth Restated Agreement will not contravene any provision of law or regulation applicable to the Borrowers.

     "To the best knowledge and belief of the undersigned, after reasonable and due investigation and review of the matters pertinent to the subject hereof, (i) all of the representations and warranties contained herein and the other Loan Documents are true and correct in all material respects, and (ii) no Event of Default and no condition or event which, with the giving of notice or lapse of time, or both, would become an Event of Default, has occurred or, if occurred, is continuing, as the term "Events of Default" is defined in the Fourth Restated Agreement.

     "There is not pending or threatened (i) any litigation in which any of the Borrowers is involved which would, in the event of an adverse determination, have a Material Adverse Effect, or (ii) any investigation or proceeding before any Governmental Authority against any of the Borrowers or a Consolidated Subsidiary of LRA, or any officer, director or Affiliate of any such parties with respect to the Loan Documents or any of the transactions contemplated thereby which could have a Material Adverse Effect.

     "Each of the Borrowers is solvent with saleable assets of a value that exceeds the amount of its liabilities, each is currently able, and it is anticipated that each will continue to be able at all times subsequent, to meet all debts as they mature, and each has adequate capital to conduct its business in which it is engaged.

     "This certificate is made to induce the Bank to make the Loans to the Borrowers and to induce any participant lender to participate in the Loans."

                                   _______________________________________
                                   DAVE PFLEGHAR

STATE OF TEXAS

COUNTY OF HARRIS

     Before me, an officer duly authorized in the State of Texas to take acknowledgements, on September _____, 1997, personally appeared DAVE PFLEGHAR, known to me to be the person whose name is subscribed to the foregoing instrument, and who swore to me that the statements contained therein are true and correct and who acknowledged to me that the instrument was executed for the purposes and considerations therein expressed.

     Given under my hand and seal of office on September _________, 1997.


                                   _________________________________________
                                   Notary Public in and for
                                   the State of Texas

My commission expires:

                                   _________________________________________
                                   Printed Name of Notary Public
____________________

                                Schedule 10.1.J
                             Agreements in Default


NONE

                                Schedule 10.1.P
                              Shareholders of LRA

                               Schedule 10.1(P)

                                CAPITALIZATION

LITIGATION RESOURCES OF AMERICA
ANALYSIS OF OUTSTANDING SECURITIES
AS OF SEPTEMBER 17, 1997

COMMON STOCK
------------

                                                      NUMBER
SHAREHOLDER                                         OF SHARES(A)
-----------                                         ------------
Richard O. Looney                                      843,840
GulfStar Group                                         150,000
Michael Klein                                          170,600
Cindi Rogers                                             5,000
Rick Posner                                             15,304
Jay Harbidge                                            15,304
Seaquestor Trust                                        82,982(B)
Glory Johnson                                           59,494
Jan Coldren                                              2,941
Amicus One Legal Support Services, Inc.                116,471
Gregg M. and Susan L. Ziskind                          158,824
Elaine P. Dine, Inc.                                    51,264
Elaine P. Dine Temp, L.L.C.                             25,207
                                                     ---------
                                                     1,697,231
                                                     =========

(A)  Excludes 25,000 shares to be purchased by DWP @ $0.1 per share

(B) Includes 60,866 shares held in escrow, the number of shares to be released from escrow will depend on the level of MedText earnings for the 12 months following closing.

NOMINAL COST EMPLOYEE STOCK OPTIONS
-----------------------------------

                                       NUMBER                 OPTION
OPTIONEE                             OF SHARES (A)            PRICE
----------------                     -------------            ------
Larry Long                              24,960                $0.01
Scott Rice                              18,720                $0.01
Tony Maddocks                            6,240                $0.01
Alan Simon                               6,240                $0.01
Richard L. Matsumoto                     7,000                $0.01
Richard Bury                            17,500                $0.10
Gary Reif                               12,500                $0.10
Richard Applebaum                        5,000                $0.10
Nancy Hirsh                              5,000                $0.10
Karin L. Greene                         11,764                $0.01
Rosemary Moukad                          8,824                $0.01
Susan Kurz Snyder                        8,824                $0.01
Alisa F. Levin                           8,824                $0.01
Zahava Wigdor                            2,940                $0.01
                                       -------
                                       144,336
                                       =======


OTHER EMPLOYEE STOCK OPTIONS
----------------------------

                                       NUMBER                 OPTION
OPTIONEE                             OF SHARES (B)            PRICE
----------------                     -------------            ------
Mike Saltman                            15,000                 $6.41
Cindi Rogers                             2,500                 $7.05
Richard Bury                            12,500                 $7.05
Gary Reif                                7,500                 $7.05
Richard Applebaum                        5,000                 $7.05
Nancy Hirsh                              5,000                 $7.05
Matthew Bowers                           3,300                 $7.56
Sandra Rocca                            14,444                 $8.50
                                        ------
                                        65,244
                                        ======

(B) Does not include (i) Options for 25,351 to be issued to Looney & Company Employees @ $6.41 per share, (ii) Options for 50,000 shares to be issued to DWP (25,000 Shares @ $6.41 and 25,000 shares @ the IPO Price), (iii) Options for 10,000 shares to be issued to the Corp. Controller @ $________ per share, (iv) Options for 40,000 shares to be issued to Legal Enterprise Employees @ $10.20 per share, (v) Options for 14,000 shares to be issued to various "local managers" @ the IPO Price, (vi) additional options to be issued to certain officers and directors at various prices, nor (vii) options for 20,000 shares to be issued to Elaine P. Dine Employees at the IPO price.

LITIGATION RESOURCE OF AMERICA, INC.
SCHEDULE OF PREFERRED STOCK

Issue                                       Dividend
Date          Description                     Amount          Rate      Payment/Conversion Terms
----          -----------                     ------          ----      ------------------------
Convertible Preferred Stock
---------------------------

1/17/97  Series A Convertible Preferred Stock   1,000,000     (A)        Convertible into 1,560,000
                                                                         shares of common stock
                                                                         ($0.64 per share), redeemable
                                                                         at "Market Price" in the
                                                                         event of a change in control,
                                                                         or redeemable in three annual
                                                                         installments at "Market Price"
                                                                         if no liquid market has devel-
                                                                         oped for the common stock
                                                                         by 1/17/2003.

Redeemable Preferred Stock
--------------------------

1/17/97  Series B Convertible Preferred Stock   2,046,667      0%        Convertible @93% of IPO
                                                                         price or redeemable in con-
                                                                         nection with a "Qualified
                                                                         Public Offering" or redeem-
                                                                         able over 20 quarter after
                                                                         a "Qualified Public Offering"

5/14/97  Series C Convertible Preferred Stock   231,250        6%        Quarterly dividend payments
                                                                         beginning 30 days after
                                                                         6/30/97, convertible into
                                                                         Common Stock at IPO price or
                                                                         redeemable in connection with
                                                                         a "Qualified Public Offering
                                                                         at holder's option, or
                                                                         redeemable over 16 quarters
                                                                         beginning 6/30/98. Dividend
                                                                         payments subject to SFRS
                                                                         achieving adequate aggregate
                                                                         net income

(A) participates in dividends on an equal basis with the Common Stock.